Exhibit 10.19
CONFIDENTIAL — NOT FOR CIRCULATION
CONTRACT BETWEEN
THE GEORGIA DEPARTMENT OF COMMUNITY HEALTH
AND
WELLCARE
FOR
PROVISION OF SERVICES TO
GEORGIA HEALTHY FAMILIES
Contract No.: 0654

TABLE OF CONTENTS

1.0 SCOPE OF SERVICE	1
1.1 BACKGROUND	1
1.2 ELIGIBILITY FOR GEORGIA CARES	2
1.2.1 Medicaid	2
1.2.2 PeachCare for Kids	3
1.2.3 Exclusions	3
1.3 SERVICE REGIONS	4
1.4 DEFINITIONS	4
1.5 ACRONYMS	17

2.0 DCH RESPONSIBILITIES	19
2.1 GENERAL PROVISIONS	19
2.2 LEGAL COMPLIANCE	19
2.3 ELIGIBILITY AND ENROLLMENT	19
2.4 DISENROLLMENT	22
2.5 MEMBER SERVICES AND MARKETING	22
2.6 COVERED SERVICES & SPECIAL COVERAGE PROVISIONS	23
2.7 NETWORK	23
2.8 QUALITY MONITORING	23
2.9 COORDINATION WITH CONTRACTOR’S KEY STAFF	24
2.10 FORMAT STANDARDS	24
2.11 FINANCIAL MANAGEMENT	24
2.12 INFORMATION SYSTEMS	25
2.13 READINESS REVIEW	25

3.0 GENERAL CONTRACTOR RESPONSIBILITIES	26

4.0 SPECIFIC CONTRACTOR RESPONSIBILITIES	27
4.1 ENROLLMENT	27
4.1.1 Enrollment Procedures	27
4.1.2 Selection of a Primary Care Provider (PCP)	27
4.1.3 Newborn Enrollment	28
4.1.4 Reporting Requirements	29
4.2 DISENROLLMENT	29
4.2.1 Disenrollment Initiated by the Member	29
4.2.2 Disenrollment Initiated by the Contractor	30
4.2.3 Acceptable Reasons for Disenrollment Requests by Contractor	30
4.2.4 Unacceptable Reasons for Disenrollment Requests by Contractor	31
4.3 MEMBER SERVICES	32
4.3.1 General Provisions	32
4.3.2 Requirements for Written Materials	32
4.3.3 Member Handbook Requirements	33
4.3.4 Member Rights	36
4.3.5 Provider Directory	37
4.3.6 Member Identification (ID) Card	37
4.3.7 Toll-free Telephone Hotline	38
4.3.8 Internet Presence/Web Site	39
4.3.9 Cultural Competency	40
4.3.10 Translation Services	40
4.3.11 Reporting Requirements	40
4.4 MARKETING	40
4.4.1 Prohibited Activities	40
4.4.2 Allowable Activities	41
4.4.3 State Approval of Materials	42

4.4.4 Provider Marketing Materials	42
4.5 COVERED BENEFITS AND SERVICES	42
4.5.1 Included Services	42
4.5.2 Enhanced Services
4.5.3 Individuals with Disabilities Education Act (IDEA) Services
4.5.4 Medical Necessity	46
4.5.5 Experimental, Investigational or Cosmetic Procedures	46
4.5.6 Moral or Religious Objections	46
4.6 SPECIAL COVERAGE PROVISIONS	47
4.6.1 Emergency Services	47
4.6.2 Post-Stabilization Services	49
4.6.3 Urgent Care Services	50
4.6.4 Family Planning Services	50
4.6.5 Sterilizations, Hysterectomies and Abortions	51
4.6.6 Pharmacy	52
4.6.7 Immunizations	53
4.6.8 Transportation	53
4.6.9 Perinatal Services	54
4.6.10 Parenting Education	55
4.6.11 Mental Health and Substance Abuse	55
4.6.12 Advance Directives	55
4.6.13 Foster Care Forensic Exam	56
4.6.14 Laboratory Services	56
4.6.15 Member Cost-Sharing	56
4.7 EARLY AND PERIODIC SCREENING, DIAGNOSTIC AND TREATMENT (EPSDT) PROGRAM: HEALTH CHECK	57
4.7.1 General Provisions	57
4.7.2 Outreach and Informing	57

4.7.3 Screening	58
4.7.4 Tracking	60
4.7.5 Diagnostic and Treatment Services	60
4.7.6 Reporting Requirements	61
4.8 PROVIDER NETWORK	61
4.8.1 General Provisions	61
4.8.2 Primary Care Providers (PCPs)	63
4.8.3 Women’s Health Specialists	65
4.8.4 Significant Traditional Providers (STPs)	65
4.8.5 Pharmacies	66
4.8.6 Hospitals	66
4.8.7 Laboratories	66
4.8.8 Mental Health/Substance Abuse	66
4.8.9 Federally Qualified Health Centers (FQHCs) and Rural Health Clinics (RHCs)	67
4.8.10 Family Planning Clinics	67
4.8.11 Nurse Practitioners Certified (NP-Cs) and Certified Nurse Midwives (CNMs)	67
4.8.12 Geographic Access Requirements	67
4.8.13 Waiting Maximums and Appointment Requirements	68
4.8.14 Credentialing	69
4.8.15 Mainstreaming	69
4.8.16 Coordination Requirements	69
4.8.17 Network Changes	70
4.8.18 Out-of-Network Providers	71
4.8.19 Reporting Requirements	72
4.9 PROVIDER SERVICES	72
4.9.1 General Provisions	72
4.9.2 Provider Handbooks	72
4.9.3 Education and Training	74

4.9.4 Provider Relations	74
4.9.5 Toll-free Telephone Hotline	74
4.9.6 Internet Presence/Web Site	75
4.9.7 Provider Complaint System	76
4.9.8 Reporting Requirements	77
4.10 PROVIDER CONTRACTS AND PAYMENTS	78
4.10.1 Provider Contracts	78
4.10.2 Provider Termination	81
4.10.3 Provider Insurance	82
4.10.4 Provider Payment	82
4.10.5 Reporting Requirements	83
4.11 UTILIZATION MANAGEMENT AND CARE COORDINATION RESPONSIBILITIES	83
4.11.1 Utilization Management	84
4.11.2 Prior Authorization and Pre-Certification	85
4.11.3 Referral Requirements	86
4.11.4 Transition of Members	87
4.11.5 Court-Ordered Evaluations and Services	87
4.11.6 Second Opinions	87
4.11.7 Care Coordination and Case Management	87
4.11.8 Disease Management	89
4.11.9 Discharge Planning	89
4.11.10 Reporting Requirements	90
4.12 QUALITY IMPROVEMENT	90
4.12.1 General Provisions	90
4.12.2 Quality Assessment Performance Improvement (QAPI) Program	90
4.12.3 Performance Improvement Projects	91
4.12.4 Practice Guidelines	93

4.12.5 Focused Studies	94
4.12.6 Patient Safety Plan	94
4.12.7 Performance Incentives	94
4.12.8 External Quality Review	95
4.12.9 Reporting Requirements	95
4.13 FRAUD AND ABUSE	95
4.13.1 Program Integrity	95
4.13.2 Compliance Plan	96
4.13.3 Coordination with DCH and Other Agencies	97
4.13.4 Reporting Requirements	98
4.14 INTERNAL GRIEVANCE SYSTEM	98
4.14.1 General Requirements	98
4.14.2 Grievance Process	99
4.14.3 Proposed Action	100
4.14.4 Appeal Process	102
4.14.5 Notice of Adverse Action	103
4.14.6 Administrative Law Hearing	104
4.14.7 Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are pending	105
4.14.8 Reporting Requirements	106
4.15 ADMINISTRATION AND MANAGEMENT	106
4.15.1 General Provisions	106
4.15.2 Place of Business and Hours of Operation	106
4.15.3 Training	107
4.15.4 Data Certification	107
4.15.5 Implementation Plan	108
4.16 CLAIMS MANAGEMENT	108
4.16.1 General Provisions	108

4.16.2 Other Considerations	110
4.16.3 Reporting Requirements	110
4.17 INFORMATION MANAGEMENT AND SYSTEMS	110
4.17.1 General Provisions	110
4.17.2 Global System Architecture and Design Requirements	111
4.17.3 Data and Document Management Requirements by Major Information Type	114
4.17.4 System and Data Integration Requirements	114
4.17.5 System Access Management and Information Accessibility Requirements	114
4.17.6 Systems Availability and Performance Requirements	115
4.17.7 System User and Technical Support Requirements	118
4.17.8 System Change Management Requirements	120
4.17.9 System Security and Information Confidentiality and Privacy Requirements	120
4.17.10 Information Management Process and Information Systems Documentation Requirements	121
4.17.11 Reporting Requirements	122
4.18 REPORTING REQUIREMENTS	122
4.18.1 General Procedures	122
4.18.2 Weekly Reporting	123
4.18.3 Monthly Reporting	124
4.18.4 Quarterly Reporting	126
4.18.5 Annual Reports	130
4.18.6 Ad Hoc Reports	132

5.0 DELIVERABLES	134
5.1 CONFIDENTIALITY	134
5.2 NOTICE OF DISAPPROVAL	134
5.3 RESUBMISSION WITH CORRECTIONS	134
5.4 NOTICE OF APPROVAL/DISAPPROVAL OF RESUBMISSION	135
5.5 DCH FAILS TO RESPOND	135

5.6 REPRESENTATIONS	135
5.7 CONTRACT DELIVERABLES	135
5.8 CONTRACT REPORTS	137

6.0 TERM OF CONTRACT	138

7.0 PAYMENT FOR SERVICES	139

8.0 FINANCIAL MANAGEMENT	141
8.1 GENERAL PROVISIONS	141
8.2 SOLVENCY AND RESERVES STANDARDS	141
8.3 REINSURANCE	142
8.4 THIRD PARTY LIABILITY AND COORDINATION OF BENEFITS	142
8.4.2 Cost Avoidance	142
8.4.3 Compliance	143
8.5 PHYSICIAN INCENTIVE PLAN	143
8.6 REPORTING REQUIREMENTS	144

9.0 PAYMENT OF TAXES	147

10.0 RELATIONSHIP OF PARTIES	147

11.0 INSPECTION OF WORK	148

12.0 STATE PROPERTY	148

13.0 OWNERSHIP AND USE OF DATA/ UPGRADES	148
13.1 OWNERSHIP AND USE OF DATA	148
13.2 SOFTWARE AND OTHER UPGRADES	149

14.0 CONTRACTOR STAFFING	149
14.1 STAFFING ASSIGNMENTS AND CREDENTIALS	149
14.2 STAFFING CHANGES	151

14.3 CONTRACTOR’S FAILURE TO COMPLY	152

15.0 CRIMINAL BACKGROUND CHECKS	152

16.0 SUBCONTRACTS	152
16.1 USE OF SUBCONTRACTORS	152
16.2 COST OR PRICING BY SUBCONTRACTORS	153

17.0 LICENSE, CERTIFICATE, PERMIT REQUIREMENT	153

18.0 RISK OR LOSS AND REPRESENTATIONS	154

19.0 PROHIBITION OF GRATUITIES AND LOBBYIST DISCLOSURES	154

20.0 RECORDS REQUIREMENTS	154
20.1 GENERAL PROVISIONS	154
20.2 RECORDS RETENTION REQUIREMENTS	155
20.3 ACCESS TO RECORDS	155
20.4 MEDICAL RECORD REQUESTS	155

21.0 CONFIDENTIALITY REQUIREMENTS	156
21.1 GENERAL CONFIDENTIALITY REQUIREMENTS	156
21.2 HIPAA COMPLIANCE	156

22.0 TERMINATION OF CONTRACT	156
22.1 GENERAL PROCEDURES	156
22.2 TERMINATION BY DEFAULT	157
22.3 TERMINATION FOR CONVENIENCE	157
22.4 TERMINATION FOR INSOLVENCY OR BANKRUPTCY	157
22.5 TERMINATION FOR INSUFFICIENT FUNDING	158
22.6 TERMINATION PROCEDURES	158
22.7 TERMINATION CLAIMS	160

23.0 LIQUIDATED DAMAGES	161
23.1 GENERAL PROVISIONS	161
23.2 CATEGORY 1	161
23.3 CATEGORY 2	161
23.4 CATEGORY 3	162
23.5 CATEGORY 4	163
23.6 OTHER SANCTIONS	165
23.7 NOTICE OF SANCTIONS	166

24.0 INDEMNIFICATION	166

25.0 INSURANCE	167
25.1 INSURANCE OF CONTRACTOR	167

26.0 PAYMENT BOND & IRREVOCABLE LETTER OF CREDIT	168

27.0 COMPLIANCE WITH ALL LAWS	169
27.1 NON-DISCRIMINATION	169
27.2 DELIVERY OF SERVICE AND OTHER FEDERAL LAWS	169
27.3 COST OF COMPLIANCE WITH APPLICABLE LAWS	170
27.4 GENERAL COMPLIANCE	170

28.0 CONFLICT RESOLUTION	170

29.0 CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE	171

30.0 NOTICE	171

31.0 MISCELLANEOUS	172
31.1 CHOICE OF LAW OR VENUE	172
31.2 ATTORNEY’S FEES	173
31.3 SURVIVABILITY	173
31.4 DRUG-FREE WORKPLACE	173

31.5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT AND OTHER MATTERS	174
31.6 WAIVER	174
31.7 FORCE MAJEURE	174
31.8 BINDING	174
31.9 TIME IS OF THE ESSENCE	174
31.10 AUTHORITY	174
31.11 ETHICS IN PUBLIC CONTRACTING	174
31.12 CONTRACT LANGUAGE INTERPRETATION	174
31.13 ASSESSMENT OF FEES	174
31.14 COOPERATION WITH OTHER CONTRACTORS	175
31.15 SECTION TITLES NOT CONTROLLING	175
31.16 LIMITATION OF LIABILITY/EXCEPTIONS	175
31.17 COOPERATION WITH AUDITS	175
31.18 HOMELAND SECURITY CONSIDERATIONS	176
31.19 PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED	176
31.20 OWNERSHIP AND FINANCIAL DISCLOSURE	176

32.0 AMENDMENT IN WRITING	177

33.0 CONTRACT ASSIGNMENT	177

34.0 SEVERABILITY	177

35.0 COMPLIANCE WITH AUDITING AND REPORTING REQUIREMENTS FOR NONPROFIT ORGANIZATIONS (O.C.G.A. § 50-20-1 ET SEQ.)	177

36.0 ENTIRE AGREEMENT	178

ATTACHMENT A	181

DRUG FREE WORKPLACE CERTIFICATE	181

ATTACHMENT B	183

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS	183

ATTACHMENT C	185
NONPROFIT ORGANIZATION DISCLOSURE FORM	185

ATTACHMENT D	186
CONFIDENTIALITY STATEMENT	186

ATTACHMENT E	187
BUSINESS ASSOCIATE AGREEMENT	187

ATTACHMENT F	192
VENDOR LOBBYLIST DISCLOSURE AND REGISTRATION CERTIFICATION FORM	192

ATTACHMENT G	194
PAYMENT BOND AND	194
IRREVOCABLE LETTER OF CREDIT	194

ATTACHMENT H	196
RESERVED	196

ATTACHMENT I	198
NOTICE OF YOUR RIGHT TO A HEARING	198

ATTACHMENT J	199
MAP OF SERVICE REGIONS/LIST OF COUNTIES BY SERVICE REGIONS	199

ATTACHMENT K	200
APPLICABLE CO-PAYMENTS	200

ATTACHMENT L	201
INFORMATION MANAGEMENT AND SYSTEMS	201

     THIS CONTRACT, with an effective date of July 18, 2005 (hereinafter referred to as the “Effective Date”), is made and entered into by and between the Georgia Department of Community Health (hereinafter referred to as “DCH” or the “Department”) and WellCare (hereinafter referred to as the “Contractor”).
     WHEREAS, DCH is responsible for Health Care policy, purchasing, planning and regulation pursuant to the Official Code of Georgia Annotated (O.C.G.A.) § 31-5A-4 et. seq.;
     WHEREAS, DCH is the single State agency designated to administer medical assistance in Georgia under Title XIX of the Social Security Act of 1935, as amended, and O.C.G.A. §§ 49-4-140 et seq.(the “Medicaid Program”), and is charged with ensuring the appropriate delivery of Health Care services to Medicaid recipients and PeachCare for Kids Members;
     WHEREAS, DCH has caused Request for Proposals Number 41900-001-0000000027 (hereinafter the “RFP”) to be issued through Department of Administrative Service(s) (DOAS), which is expressly incorporated as if completely restated herein;
     WHEREAS, DCH has received from Contractor a proposal in response to the RFP, “Contractor’s Proposal,” which is expressly incorporated as if completely restated herein; and,
     WHEREAS, DCH accepts Contractor’s Proposal to provide various services for the Department.
     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Department and the Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:
1.0	SCOPE OF SERVICE

1.0.1	The State of Georgia is implementing reforms to the Medicaid and PeachCare for Kids programs. These reforms will focus on system-wide improvements in performance and quality, will consolidate fragmented systems of care, and will control the currently unsustainable trend rate in Medicaid and PeachCare for Kids expenditures. The reforms will be implemented through a management of care approach to achieve the greatest value for the most efficient use of resources.

1.0.2	The Contractor shall assist the State of Georgia in this endeavor through the following tasks, obligations, and responsibilities.

1.1	BACKGROUND

1.1.1	Effective January 1, 2006 the Georgia Department of Community Health (DCH) will begin implementing Georgia Cares Program (GHF). Scheduled for implementation over the course of the year, GHF will become a statewide, full-risk care management system for certain Medicaid adults and children and PeachCare for Kids children (pending legislative approval).

1.1.2	The GHF program is designed to:
1.1.2.1	Improve the Health Care status of the Member population;

1.1.2.2	Establish a “Provider Home” for Members through its use of assigned Primary Care Providers (PCPs);

1.1.2.3	Establish a climate of contractual accountability among the state, the care management organizations and the health care providers;

1.1.2.4	Slow the rate of expenditure growth in the Medicaid program; and

1.1.2.5	Expand and strengthen a sense of Member responsibility that leads to more appropriate utilization of the health care system.
1.2	ELIGIBILITY FOR GEORGIA CARES

1.2.1	Medicaid
1.1.2.1	The following Medicaid eligibility categories will be required to enroll in GHF.
1.2.1.1.1	Low Income Families – Adults and children who meet the standards of the old AFDC (Aid to Families with Dependent Children) program.

1.2.1.1.2	Transitional Medicaid – Former Low-Income Medicaid (LIM) families who are no longer eligible for LIM because their earned income exceeds the income limit.

1.2.1.1.3	Pregnant Women (Presumptive) – Pregnant women with family income at or below two hundred percent (200%) of the federal poverty level who receive temporary Medicaid under the Medicaid Presumptive Eligibility Program.

1.2.1.1.4	Pregnant Women (Right from the Start Medicaid — RSM) – Pregnant women with family income at or below two hundred percent (200%) of the federal poverty level who receive Medicaid through the RSM program.

1.2.1.1.5	Children (Right from the Start Medicaid — RSM) – Children less than nineteen (19) years of age whose family income is at or below the appropriate percentage of the federal poverty level for their age and family.

1.2.1.1.6	Children (newborn) – A child born to a woman who is eligible for Medicaid on the day the child is born.

1.2.1.1.7	Women Eligible Due to Breast and Cervical Cancer – Women less than sixty-five (65) years of age who have been screened through Title XV Center for Disease Control (CDC) screening and have been diagnosed with breast or cervical cancer.

1.2.1.1.8	Refugees – Those individuals who have the required INS documentation showing they meet a status in one of these groups: refugees, asylees, Cuban parolees/Haitian entrants, Amerasians or human trafficking victims.
1.2.2	PeachCare for Kids
1.2.2.1	PeachCare for Kids – The State Children’s Health Insurance Program in Georgia. Children less than nineteen (19) years of age who have family income that is less than two hundred thirty-five percent (235%) of the federal poverty level, who are not eligible for Medicaid or any other health insurance program, and who cannot be covered by the State Health Benefit Plan.
1.2.3	Exclusions
1.2.3.1	The following recipients will be excluded from Enrollment in GHF, even if the recipient is otherwise eligible for GHF per section 1.2.1 and section 1.2.2.
1.2.3.1.1	Recipients eligible for Medicare;

1.2.3.1.2	Recipients that are Members of a Federally Recognized Indian Tribe;

1.2.3.1.3	Recipients that are eligible for Supplemental Security Income;

1.2.3.1.4	Children less than nineteen (19) years of age who are in foster care or other out-of-home placement;

1.2.3.1.5	Children less than nineteen (19) years of age who are receiving foster care or other adoption assistance under Title IV-E of the Social Security Act;

1.2.3.1.6	Children enrolled in the Children’s Medical Services program administered by the Georgia Division of Public Health;

1.2.3.1.7	Children enrolled in the Georgia Pediatric Program (GAPP);

1.2.3.1.8	Children with severe emotional disturbance whose care is coordinated under the Multi-Agency Team for Children (MATCH) program; and

1.2.3.1.9	Recipients enrolled under group health plans for whom DCH provides payment for premiums, deductibles, coinsurance and other cost sharing, pursuant to Section 1906 of the Social Security Act.
1.3	SERVICE REGIONS

1.3.1	For the purposes of coordination and planning, DCH has divided the State, by county, into six (6) Service Regions. See Attachment J for a listing of the counties in each Service Region.

1.3.2	Members will choose or be assigned to a Care Management Organization (CMO) plan that is operating in the Service Region in which they reside.

1.4	DEFINITIONS
Whenever capitalized in this Contract, the following terms have the respective meaning set forth below, unless the context clearly requires otherwise.
Abandoned Call: A call in which the caller elects an option and is either not permitted access to that option or disconnects from the system.
Abuse: Provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for Health Care. It also includes Member practices that result in unnecessary cost to the Medicaid program.
Administrative Law Hearing: The appeal process administered by the State in accordance with O.C.G.A. Title 50, Chapter 13 and as required by federal law, 42 CFR 200 et al, available to Members and Providers after they exhaust the Contractor’s Grievance System and Complaint Process.
Administrative Service(s): The Contractual obligations of the Contractor that include but may not be limited to Utilization Management, Credentialing Providers, network management, Quality improvement, marketing, Enrollment, Member services, Claims payment, management information Systems, financial management, and reporting.
Action: The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part of payment for a service; the failure to provide services in a timely manner; or the failure of the CMO to act within the time frames provided in 42 CFR 438.408(b).

Advance Directives: A written instruction, such as a living will or durable power of attorney for Health Care, recognized under State law (whether statutory or as recognized by the courts of the State), relating to the provision of Health Care when the individual is incapacitated.
After-Hours: Provider office/visitation hours that extend beyond the normal business hours of Monday-Friday 9-5:30 and also extend to Saturday hours.
Agent: An entity that contracts with the State of Georgia to perform administrative functions, including but not limited to: fiscal agent activities; outreach, eligibility, and Enrollment activities; Systems and technical support; etc.
Appeal: A Member request for a review by the Contractor of a Proposed Action through the Contractor’s Internal Grievance System.
At Risk: Any service for which the Provider agrees to accept responsibility to provide, or arrange for, in exchange for the Capitation payment.
Authoritative Host: A system that contains the master or “authoritative” data for a particular data type, e.g. Member, Provider, CMO, etc. The Authoritative Host may feed data from its master data files to other systems in real time or in batch mode. Data in an Authoritative Host is expected to be up-to-date and reliable.
Authorized Representative: A person authorized by the Member in writing to make health-related decisions on behalf of a Member, including, but not limited to, Enrollment and Disenrollment decisions, filing Appeals and Grievances with the Contractor, and choice of a PCP.
Automatic Assignment (or Auto-Assignment): The Enrollment of an eligible person, for whom Enrollment is mandatory, in a CMO plan chosen by DCH or its Agent. Also the assignment of a new Member to a PCP chosen by the CMO Plan, pursuant to the provisions of this Contract.
Benefits: The Health Care services set forth in this Contract, for which the Contractor has agreed to provide, arrange, and be held fiscally responsible.
Blocked Call: A call that can not be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up behind a defined threshold.
Business Days: Traditional workdays, including Monday, Tuesday, Wednesday, Thursday, and Friday. State Holidays are excluded.
Calendar Days: All seven days of the week.
Capitation: A Contractual agreement through which a Contractor agrees to provide specified Health Care services to Members for a fixed amount per month.

Capitation Payment: A payment, fixed in advance, that DCH makes to a Contractor for each Member covered under a Contract for the provision of medical services. This payment is made regardless of whether the Member receives Covered Services or Benefits during the period covered by the payment.
Capitation Rate: The fixed monthly amount that the Contractor is prepaid by DCH for each Member to ensure that Covered Services and Benefits under this Contract are provided.
Capitated Service: Any Covered Service for which the Contractor receives an actuarially sound Capitation Payment.
Care Coordination: A set of Member-centered, goal-oriented, culturally relevant, and logical steps to assure that a Member receives needed services in a supportive, effective, efficient, timely, and cost-effective manner. Care Coordination is also referred to as care management.
Care Management Organization (CMO): An entity, that is organized for the purpose of providing Health Care and has a Health Maintenance Organization Certificate of Authority granted by the State of Georgia, which contracts with Providers and furnishes Health Care services on a prepaid, capitated basis to Members in a designated Service Region.
Centers for Medicare & Medicaid Services (CMS): The Agency within the U.S. Department of Health and Human Services with responsibility for the Medicare, Medicaid and the State Children’s Health Insurance Program.
Certified Nurse Midwife (CNM): A registered professional nurse who is legally authorized under State law to practice as a nurse-midwife, and has completed a program of study and clinical experience for nurse-midwives or equivalent.
Chronic Condition: Any ongoing physical, behavioral, or cognitive disorder, including chronic illnesses, impairments and disabilities. There is an expected duration of at least twelve (12) months with resulting functional limitations, reliance on compensatory mechanisms (medications, special diet, assistive device, etc) and service use or need beyond that which is normally considered routine.
Claim: A bill for services, a line item of services, or all services for one recipient within a bill.
Claims Administrator: The entity engaged by DCH to provide Administrative Service(s) to the CMO Plans in connection with processing and adjudicating risk-based payment, and recording health benefit encounter Claims for Members.
Clean Claim: A claim received by the CMO for adjudication, in a nationally accepted format in compliance with standard coding guidelines and which requires no further information, adjustment, or alteration by the Provider of the services in order to be processed and paid by the CMO. The following exceptions apply to this definition: i. A Claim for payment of expenses incurred during a period of time for which premiums are delinquent; ii. A Claim for which Fraud is suspected; and iii. A Claim for which a Third Party Resource should be responsible.

Cold-Call Marketing: Any unsolicited personal contact by the CMO Plan, with a potential Member, for the purposes of marketing.
Condition: A disease, illness, injury, disorder, of biological, cognitive, or psychological basis for which evaluation, monitoring and/or treatment are indicated.
Contract Execution: The date upon which both parties have signed the Contract.
Consecutive Enrollment Period: The consecutive twelve (12) month period beginning on the first day of Enrollment or the date the notice is sent, whichever is later. For Members that use their option to change CMO plans without cause during the first ninety (90) Calendar Days of Enrollment, the twelve-month consecutive Enrollment period will commence when the Member enrolls in the new CMO plan. This is not to be construed as a guarantee of eligibility during the consecutive Enrollment period.
Contested Claim: A Claim that is denied because the Claim is an ineligible Claim, the Claim submission is incomplete, the coding or other required information to be submitted is incorrect, the amount Claimed is in dispute, or the Claim requires special treatment.
Contract: The written agreement between the State and the Contractor; comprised of the Contract, any addenda, appendices, attachments, or amendments thereto.
Contract Award: The date upon which DCH issues the Apparent Successful Contractor Letters.
Contractor: The Care Management Organization with a valid Certificate of Authority in Georgia that contracts hereunder with the State for the provision of comprehensive Health Care services to Members on a prepaid, capitated basis.
Contractor’s Representative: The individual legally empowered to bind the Contractor, using his/her signature block, including his/her title. This individual will be considered the Contractor’s Representative during the life of any Contract entered into with the State unless amended in writing.
Co-payment: The part of the cost-sharing requirement for Members in which a fixed monetary amount is paid for certain services/items received from the Contractor’s Providers.
Corrective Action Plan: The detailed written plan required by DCH to correct or resolve a deficiency or event causing the assessment of a liquidated damage or sanction against the CMO.
Cost Avoidance: A method of paying Claims in which the Provider is not reimbursed until the Provider has demonstrated that all available health insurance has been exhausted.
Covered Services: Those Medically Necessary Health Care services provided to Members, the payment or indemnification of which is covered under this Contract.
Credentialing: The Contractor’s determination as to the qualifications and ascribed privileges of a specific Provider to render specific Health Care services.

Critical Access Hospital (CAH): The facility located in the Primary Service Area that has been designated or is eligible for designation as a Critical Access Hospital by the State under the criteria for such hospitals as specifically set forth in 42 U.S.C.§ 1395i-4.
Cultural Competency: A set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance, and respect for cultural differences and similarities within, among and between groups and the sensitivity to know how these differences influence relationships with Members. This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse Member needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.
Deliverable: A document, manual or report submitted to DCH by the Contractor to fulfill requirements of this Contract.
Department of Community Health (DCH): The Agency in the State of Georgia responsible for oversight and administration of the Medicaid program, the PeachCare for Kids program, and the State Health Benefits Plan (SHBP).
Department of Insurance (DOI): The Agency in the State of Georgia responsible for licensing, overseeing, regulating, and certifying insuring entities.
Diagnostic Services: Any medical procedures or supplies recommended by a physician or other licensed medical practitioner, within the scope of his or her practice under State law, to enable him or her to identify the existence, nature or extent of illness, injury, or other health deviation in a Member.
Disenrollment: The removal of a Member from participation in the Contractor’s plan, but not necessarily from the Medicaid or PeachCare for Kids program.
Documented Attempt: A bona fide, or good faith, attempt to contract with a Provider. Such attempts may include written correspondence that outlines contracted negotiations between the parties, including rate and contract terms disclosure, as well as documented verbal conversations, to include date and time and parties involved.
Durable Medical Equipment (DME): Equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a qualified practitioner to address an illness, injury or disability; and d) is appropriate for use in the home, work place, or school.
Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) Program: A Title XIX mandated program that covers screening and Diagnostic Services to determine physical and mental deficiencies in Members less than 21 years of age, and Health Care, treatment, and other measures to correct or ameliorate any deficiencies and Chronic Conditions discovered.

Emergency Medical Condition: A medical Condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairments of bodily functions, or serious dysfunction of any bodily organ or part. An Emergency Medical Condition shall not be defined on the basis of lists of diagnoses or symptoms.
Emergency Services: Covered inpatient and outpatient services furnished by a qualified Provider that are needed to evaluate or stabilize an Emergency Medical Condition that is found to exist using the prudent layperson standard.
Encounter: For the purposes of this Contract, a Health Care encounter is defined as a distinct set of services provided to a Medicaid or PeachCare for Kids Member enrolled with a Contractor on the dates that the services were delivered.
Encounter Data: Health Care Encounter Data include: (i) All data captured during the course of a single Health Care encounter that specify the diagnoses, co morbidities, procedures (therapeutic, rehabilitative, maintenance, or palliative), pharmaceuticals, medical devices and equipment associated with the Member receiving services during the Encounter; (ii) The identification of the Member receiving and the Provider(s) delivering the Health Care services during the single Encounter; and, (iii) A unique, i.e. unduplicated, identifier for the single Encounter.
Enrollee: See Member.
Enrollment: The process by which an individual eligible for Medicaid or PeachCare for Kids applies (whether voluntary or mandatory) to utilize the Contractor’s plan in lieu of fee for service and such application is approved by DCH or its Agent.
Enrollment Broker: The entity engaged by DCH to assist in outreach, education and Enrollment activities associated with the GHF program.
Enrollment Period: The twelve (12) month period commencing on the effective date of Enrollment.
External Quality Review (EQR): The analysis and evaluation by an external quality review organization of aggregated information on quality, timeliness, and access to the Health Care services that a CMO or its Subcontractors furnish to Members and to DCH.
External Quality Review Organization (EQRO): An organization that meets the competence and independence requirements set forth in 42 CFR 438.354 and performs external quality review, and other related activities.
Federal Financial Participation (FFP): The funding contribution that the federal government makes to the Georgia Medicaid and PeachCare for Kids programs.

Federally Qualified Health Center (FQHC): An entity that provides outpatient health programs pursuant to Section 1905(l)(2)(B) of the Social Security Act.
Fee-for-Service (FFS): A method of reimbursement based on payment for specific services rendered to a Member.
Financial Relationship: A direct or indirect ownership or investment interest (including and option or nonvested interest) in any entity. This direct or indirect interest may be in the form of equity, debt, or other means and includes any indirect ownership or investment interest no matter how many levels removed from a direct interest, or a compensation arrangement with an entity.
Fraud: An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit or financial gain to him/herself or some other person. It includes any act that constitutes Fraud under applicable federal or State law.
Grievance: An expression of dissatisfaction about any matter other than a Proposed Adverse Action.
Grievance System: The overall system that includes Grievances and Appeals at the Contractor level and access to the State Fair Hearing process (the State’s Administrative Law Review).
Health Care: Health Care means care, services, or supplies related to the health of an individual. Health Care includes, but is not limited to, the following: (i) Preventive, diagnostic, therapeutic, rehabilitative, maintenance, or palliative care, and counseling, service, assessment, or procedure with respect to the physical or mental Condition, or functional status, of an individual or that affects the structure or function of the body; and (ii) Sale or dispensing of a drug, device, equipment, or other item in accordance with a prescription.
Health Care Professional: A physician or other Health Care Professional, including but not limited to podiatrists, optometrists, chiropractors, psychologists, dentists, physician’s assistants, physical or occupational therapists and therapists assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialist, certified registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians licensed in the State of Georgia.
Health Check: The State of Georgia’s Early and Periodic Screening, Diagnostic, and Treatment program pursuant to Title XIX of the Social Security Act.
Health Insurance Portability and Accountability Act (HIPAA): A law enacted in 1996 by the Congress of the United States. When referenced in this Contract it includes all related rules, regulations and procedures.
Health Maintenance Organization: As used in Section 8.6 a Health Maintenance Organization is an entity that is organized for the purpose of providing Health Care and has a Health Maintenance Organization Certificate of Authority granted by the State of Georgia, which contracts with

Providers and furnishes Health Care services on a prepaid, capitated basis to Members in a designated Service Region.
Historical Provider Relationship: A Provider who has been the main source of Medicaid or PeachCare for Kids services for the Member during the previous year.
Immediately: Within twenty-four (24) hours.
In-Network Provider: A Provider that has entered into a Provider Contract with the Contractor to provide services.
Incentive Arrangement: Any mechanism under which a Contractor may receive additional funds over and above the Capitation rates, for exceeding targets specified in the Contract.
Incurred-But-Not-Reported (IBNR): Estimate of unpaid Claims liability, includes received but unpaid Claims.
Information: i. Structured Data: Data that adhere to specific properties and Validation criteria that are stored as fields in database records. Structured queries can be created and run against structured data, where specific data can be used as criteria for querying a larger data set; ii. Document: Information that does not meet the definition of structured data includes text, files, spreadsheets, electronic messages and images of forms and pictures.
Information System/Systems: A combination of computing hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.
Insolvent: Unable to meet or discharge financial liabilities.
Limited-English-Proficient Population: Individuals with a primary language other than English who must communicate in that language if the individual is to have an equal opportunity to participate effectively in, and benefit from, any aid, service or benefit provided by the health Provider.
Mandatory Enrollment: The process whereby an individual eligible for Medicaid or PeachCare for Kids is required to enroll in a Contractor’s plan, unless otherwise exempted or excluded, to receive covered Medicaid or PeachCare for Kids            services.
Marketing: Any communication from a CMO plan to any Medicaid or PeachCare for Kids eligible individual that can reasonably be interpreted as intended to influence the individual to enroll in that particular CMO plan, or not enroll in or disenroll from another CMO plan.

Marketing Materials: Materials that are produced in any medium, by or on behalf of a CMO, and can reasonably be interpreted as intended to market to any Medicaid or PeachCare for Kids eligible individual.
Medicaid: The joint federal/state program of medical assistance established by Title XIX of the Social Security Act, which in Georgia is administered by DCH.
Medicaid Eligible: An individual eligible to receive services under the Medicaid Program but not necessarily enrolled in the Medicaid Program.
Medicaid Management Information System (MMIS): Computerized system used for the processing, collecting, analysis and reporting of Information needed to support Medicaid and SCHIP functions. The MMIS consists of all required subsystems as specified in the State Medicaid Manual.
Medical Director: The licensed physician designated by the Contractor to exercise general supervision over the provision of health service Benefits by the Contractor.
Medical Records: The complete, comprehensive records of a Member including, but not limited to, x-rays, laboratory tests, results, examinations and notes, accessible at the site of the Member’s participating Primary Care physician or Provider, that document all medical services received by the Member, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DCH rules and regulations, and signed by the medical professional rendering the services.
Medical Screening: An examination: i. provided on hospital property, and provided for that patient for whom it is requested or required, ii. performed within the capabilities of the hospital’s emergency room (ER) (including ancillary services routinely available to its ER) iii. the purpose of which is to determine if the patient has an Emergency Medical Condition, and iv. performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.
Medically Necessary Services: Those services that meet the definition found in Section 4.5.
Member: A Medicaid or PeachCare for Kids recipient who is currently enrolled in a CMO plan.
National Committee for Quality Assurance (NCQA): An organization that sets standards, and evaluates and accredits health plans and other managed care organizations.
Non-Emergency Transportation (NET): A ride, or reimbursement for a ride, provided so that a Member with no other transportation resources can receive services from a medical provider. NET does not include transportation provided on an emergency basis, such as trips to the emergency room in life threatening situations.
Non-Institutional Claims: Claims submitted by a medical Provider other than a hospital, nursing facility, or intermediate care facility/mentally retarded (ICF/MR).

Nurse Practitioner Certified (NP-C): A registered professional nurse who is licensed by the State of Georgia and meets the advanced educational and clinical practice requirements beyond the two or four years of basic nursing education required of all registered nurses.
Out-of-Network Provider: A Provider of services that does not have a Provider contract with the Contractor.
PeachCare for Kids: The State of Georgia’s State Children’s Health Insurance Program established pursuant to Title XXI of the Social Security Act.
Pharmacy Benefit Manager (PBM): An entity responsible for the provision and administration of pharmacy services.
Physician Incentive Plan: Any compensation arrangement between a Contractor and a physician or physician group that may directly have the effect of reducing or limiting services furnished to Members.
Post-Stabilization Services: Covered Services, related to an Emergency Medical Condition, that are provided after a Member is stabilized, in order to maintain the stabilized Condition, or to improve or resolve the Member’s Condition.
Potential Enrollee: See Potential Member.
Potential Member: A Medicaid or SCHIP recipient who is subject to mandatory Enrollment in a care management program but is not yet the Member of a specific CMO plan.
Pre-Certification: Review conducted prior to a Member’s admission, stay or other service or course of treatment in a hospital or other facility.
Prevalent Non-English Language: A language other than English, spoken by a significant number or percentage of potential Members and Members in the State.
Preventive Services: Services provided by a physician or other licensed health practitioner within the scope of his or her practice under State law to: prevent disease, disability, and other health Conditions or their progression; treat potential secondary Conditions before they happen or at an early remediable stage; prolong life; and promote physical and mental health and efficiency.
Primary Care: All Health Care services and laboratory services, including periodic examinations, preventive Health Care and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of Referrals to specialty Providers described in this Contract, and for maintaining continuity of patient care. These services are customarily furnished by or through a general practitioner, family physician, internal medicine physician, obstetrician/gynecologist, or pediatrician, and may be furnished by a nurse practitioner to the extent the furnishing of those services is legally authorized in the State in which the practitioner furnishes them.

Primary Care Provider (PCP): A licensed medical doctor (MD) or doctor of osteopathy (DO) or certain other licensed medical practitioner who, within the scope of practice and in accordance with State certification/licensure requirements, standards, and practices, is responsible for providing all required Primary Care services to Members. A PCP shall include general/family practitioners, pediatricians, internists, physician’s assistants, CNMs or NP-Cs, provided that the practitioner is able and willing to carry out all PCP responsibilities in accordance with these Contract provisions and licensure requirements.
Prior Authorization: (also known as “pre-authorization” or “prior approval”). Authorization granted in advance of the rendering of a service after appropriate medical review.
Proposed Action: The proposal of an action for the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part of payment for a service; the failure to provide services in a timely manner; or the failure of the CMO to act within the time frames provided in 42 CFR 438.408(b).
Provider: Any physician, hospital, facility, or other Health Care Professional who is licensed or otherwise authorized to provide Health Care services in the State or jurisdiction in which they are furnished.
Provider Complaint: A written expression by a Provider which indicates dissatisfaction or dispute with the Contractor’s policies, procedures, or any aspect of a Contractor’s administrative functions, including a Proposed Action.
Provider Contract: Any written contract between the Contractor and a Provider that requires the Provider to perform specific parts of the Contractor’s obligations for the provision of Health Care services under this Contract.
Quality: The degree to which a CMO increases the likelihood of desired health outcomes of its Members through its structural and operational characteristics, and through the provision of health services that are consistent with current professional knowledge.
Referral: A request by a PCP for a Member to be evaluated and/or treated by a different physician, usually a specialist.
Referral Services: Those Health Care services provided by a health professional other than the Primary Care Provider and which are ordered and approved by the Primary Care Provider or the Contractor.
Reinsurance: An agreement whereby the Contractor transfers risk or liability for losses, in whole or in part, sustained under this Contract. A reinsurance agreement may also exist the Provider level.
(Claims) Reprocessing: Upon determination of the need to correct the outcome of one or more claims processing transactions, the subsequent attempt to process a single claim or batch of claims.

Remedy: The State’s means to enforce the terms of the Contract through performance guarantees and other actions.
Risk Contract: A Contract under which the Contractor assumes financial risk for the cost of the services covered under the Contract, and may incur a loss if the cost of providing services exceeds the payments made by DCH to the Contractor for services covered under the Contract.
Routine Care: Treatment of a Condition that would have no adverse effects if not treated within twenty-four (24) hours or could be treated in a less acute setting (e.g, physicians office) or by the patient.
Scope of Services: Those specific Health Care services for which a Provider has been credentialed, by the plan, to provide to Members.
Service Authorization: A Member’s request for the provision of a service.
Service Region: A geographic area comprised of those counties where the Contractor is responsible for providing adequate access to services and Providers.
Short Term: A period of thirty (30) Calendar Days or less.
Significant Traditional Providers: Those Providers that provided the top eighty percent (80%) of Medicaid encounters for the GMC-eligible population in the base year of 2004.
Span of Control: Information systems and telecommunications capabilities that the CMO itself operates or for which it is otherwise legally responsible according to the terms and Conditions of this Contract. The CMO span of control also includes Systems and telecommunications capabilities outsourced by the CMO.
State: The State of Georgia.
State Children’s Health Insurance Program (SCHIP): A joint federal-state Health Care program for targeted, low-income children, established pursuant to Title XXI of the Social Security Act. Georgia’s SCHIP program is called PeachCare for Kids.
State Fair Hearing: See Administrative Law Hearing
Subcontract: Any written contract between the Contractor and a third party, including a Provider, to perform a specified part of the Contractor’s obligations under this Contract.
Subcontractor: Any third party who has a written Contract with the Contractor to perform a specified part of the Contractor’s obligations under this Contract.
Subcontractor Payments: Any amounts the Contractor pays a Provider or Subcontractor for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of Referral Services (such as Withhold amounts, bonuses based on

Referral levels, and any other compensation to the physician or physician group to influence the use for Referral Services). Bonuses and other compensation that are not based on Referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of Physician Incentive Plans.
System Access Device: A device used to access System functions; can be any one of the following devices if it and the System are so configured: i. Workstation (stationary or mobile computing device) ii. Network computer/”winterm” device, iii. “Point of Sale” device, iv. Phone, v. Multi-function communication and computing device, e.g. PDA.
System Unavailability: As measured within the Contractor’s information systems Span of Control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “Enter” or other function key.
System Function Response Time: Based on the specific sub function being performed,
Record Search Time-the time elapsed after the search command is entered until the list of matching records begins to appear on the monitor.
Record Retrieval Time-the time elapsed after the retrieve command is entered until the record data begin to appear on the monitor.
Screen Edit Time-the time elapsed after the last field is filled on the screen with an enter command until all field entries are edited with the errors highlighted.
New Screen Page Time-the time elapsed from the time a new screen is requested until the data from that screen start to appear on the monitor.
Print Initiation Time- the elapsed time from the command to print a screen or report until it appears in the appropriate queue.
Confirmation of CMO Enrollment System Response Time – the elapsed time from the receipt of the transaction by the Contractor from the Provider and/or switch vendor until the Contractor hands-off a response to the Provider and/or switch vendor.
On-line Claims Adjudication Response Time- the elapsed time from the receipt of the transaction by the Contractor from the Provider and/or switch vendor until the Contractor hands-off a response to the Provider and/or switch vendor.
Systems: See Information Systems.
Telecommunication Device for the Deaf (TDD): Special telephony devices with keyboard attachments for use by individuals with hearing impairments who are unable to use conventional phones.
Third Party Resource: Any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in Contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an applicant for or recipient of medical assistance.
Urgent Care: Medically Necessary treatment for an injury, illness, or another type of Condition (usually not life threatening) which should be treated within twenty-four (24) hours.

Utilization: The rate patterns of service usage or types of service occurring within a specified time.
Utilization Management (UM): A service performed by the Contractor which seeks to assure that Covered Services provided to Members are in accordance with, and appropriate under, the standards and requirements established by the Contractor, or a similar program developed, established or administered by DCH.
Utilization Review (UR): Evaluation of the clinical necessity, appropriateness, efficacy, or efficiency of Health Care services, procedures or settings, and ambulatory review, prospective review, concurrent review, second opinions, care management, discharge planning, or retrospective review.
Validation: The review of information, data, and procedures to determine the extent to which they are accurate, reliable, free from bias and in accord with standards for data collection and analysis.
Week: The traditional seven-day week, Sunday through Saturday.
Withhold: A percentage of payments or set dollar amounts that a Contractor deducts from a practitioner’s service fee, Capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors.
Work Week: The traditional work week, Monday through Friday.
1.5 ACRONYMS
AFDC – Aid to Families with Dependent Children
AICPA – American Institute of Certified Public Accountants
CAH – Critical Access Hospital
CDC – Centers for Disease Control
CFR – Code of Federal Regulations
CMO – Care Management Organization
CMS – Centers for Medicare & Medicaid Services
CNM – Certified Nurse Midwives
CSB – Community Service Boards
DME – Durable Medical Equipment
DOI – Department of Insurance

EB – Enrollment Broker
EPSDT – Early and Periodic Screening, Diagnostic, and Treatment
EQR – External Quality Review
EQRO – External Quality Review Organization
FFS – Fee-for-Service
FQHC – Federally Qualified Health Center
GHF – Georgia Cares
HHS – US Department of Health and Human Services
HIPAA – Health Insurance Portability and Accountability Act
HMO – Health Management Organization
IBNR – Incurred-But-Not-Reported
INS – U.S. Immigration and Naturalization Services
LIM – Low-Income Medicaid
MMIS – Medicaid Management Information System
NAIC – National Association of Insurance Commissioners
NCQA – National Committee for Quality Assurance
NET – Non-Emergency Transportation
NP-C – Certified Nurse Practitioners
NPI – National Provider Identifier
PBM – Pharmacy Benefit Manager
PCP – Primary Care Provider
QAPI – Quality Assessment Performance Improvement
RHC – Rural Health Clinic

RSM – Right from the Start Medicaid
SCHIP – State Children’s Health Insurance Program
SSA – Social Security Act
TANF – Temporary Assistance for Needy Families
TDD – Telecommunication Device for the Deaf
UM – Utilization Management
UPIN – Unique Physician Identifier Number
UR – Utilization Review
2.0	DCH RESPONSIBILITIES

2.1	GENERAL PROVISIONS

2.1.1	DCH will be responsible for administering the GHF program. The agency will administer Contracts, monitor Contractor performance, and provide oversight in all aspects of the Contractor’ operations. Specifically, DCH will perform the following activities:

2.2	LEGAL COMPLIANCE

2.2.1	DCH will comply with, and will monitor the Contractor’s compliance with, all applicable State and federal laws and regulations.

2.3	ELIGIBILITY AND ENROLLMENT

2.3.1	The State of Georgia has the sole authority for determining eligibility for the Medicaid program and whether Medicaid beneficiaries are eligible for Enrollment in GHF. DCH or its Agent will determine eligibility for PeachCare for Kids and will collect applicable premiums. DCH or its agent will continue responsibility for the electronic eligibility verification system (EVS).

2.3.2	DCH or its Agent will review the Medicaid Management Information System (MMIS) file daily and send written notification and information within two (2) Business Days to all Members who are determined eligible for GHF. A Member shall have thirty (30) Calendar Days to select a CMO plan and a PCP. DCH or its Agent will issue a monthly notice of all Enrollments to the CMO plan.

2.3.3	At the time of CMO plan selection the Member will also sign an acknowledgement of receipt of the Member Roles and Responsibilities document.
2.3.4	If the Member does not choose a CMO plan within thirty (30) Calendar Days of being deemed eligible for GHF, DCH or its Agent will Auto-Assign the individual to a CMO plan using the following algorithm:
2.3.4.1	If an immediate family member(s) of the Member is already enrolled in one CMO plan, the Member will be Auto-Assigned to that plan;

2.3.4.2	If there are no immediate family members already enrolled and the Member has a Historical Provider Relationship with a Provider, the Member will be Auto-Assigned to the CMO plan where the Provider is contracted;

2.3.4.3	If the Member does not have a Historical Provider Relationship with a Provider in either CMO plan, or the Provider contracts with both plans, the Member will be Auto-Assigned to the CMO plan that has the lowest capitated rates in the Service Region.
2.3.5	Enrollment, whether chosen or Auto-Assigned, will be effective at 12:01 a.m. on the first (1st) Calendar Day of the month following the Member selection or Auto-Assignment, for those Members assigned on or between the first (1st) and twenty-fourth (24th) Calendar Day of the month. For those Members assigned on or between the twenty-fifth (25th) and thirty-first (31st) Calendar Day of the month, Enrollment will be effective at 12:01 a.m. on the first (1st) Calendar Day of the second (2nd) month after assignment.
2.3.6	In the future, at a date to be determined by DCH, DCH or its Agent may include quality measures in the Auto-Assignment algorithm. Members will be Auto-Assigned to those plans that have higher scores on quality measures to be defined by DCH. This factor will be applied after determining that there are no Historical Provider Relationships, but prior to utilizing the lowest Capitation rates criteria.
2.3.7	In the Atlanta Service Region, DCH will limit enrollment in a single plan to no more than forty percent (40%) of total GHF eligible lives in the Service Region. Members will not be Auto-Assigned to that CMO plan unless a family member is enrolled in the CMO plan or a Historical Provider Relationship exists with a Provider that does not participate in any other CMO plan in the Atlanta Service Region. DCH may, at its sole discretion, elect to modify this threshold for reasons it deems necessary and proper.
2.3.8	In the five (5) Service Regions other than Atlanta DCH will limit Enrollment in a single plan to no more than sixty-five percent (65%) of total GHF eligible lives in the Service Region. Members will not be Auto-Assigned to that CMO plan unless a family member is enrolled in the CMO plan or a Historical Provider Relationship exists with a Provider that does not participate in any other CMO plan in the Service

Region. Enrollment limits will be figured once per quarter at the beginning of each quarter.

2.3.9	DCH or its Agent will have five (5) Business Days to notify Members and the CMO plan of the Auto-Assignment. Notice to the Member will be made in writing and sent via surface mail. Notice to the CMO plan will be made via file transfer.
2.3.10	DCH or its Agent will be responsible for the consecutive Enrollment period and re-Enrollment functions.
2.3.11	Conditioned on continued eligibility, all Members will be enrolled in a CMO plan for a period of twelve (12) consecutive months. This consecutive Enrollment period will commence on the first (1st) day of Enrollment or upon the date the notice is sent, whichever is later. If a Member disenrolls from one CMO plan and enrolls in a different CMO plan, consecutive Enrollment period will begin on the effective date of Enrollment in the second (2nd) CMO plan.
2.3.12	DCH or its Agent will automatically enroll a Member into the CMO plan in which he or she was most recently enrolled if the Member has a temporary loss of eligibility, defined as less than sixty (60) Calendar Days. In this circumstance the consecutive Enrollment period will continue as though there has been no break in eligibility, keeping the original twelve (12) month period.
2.3.13	DCH or its Agent will notify Members at least once every twelve (12) months, and at least sixty (60) Calendar Days prior to the date upon which the consecutive Enrollment period ends (the annual Enrollment opportunity), that they have the opportunity to switch CMO plans. Members who do not make a choice will be deemed to have chosen to remain with their current CMO plan.
2.3.14	In the event a temporary loss of eligibility has caused the Member to miss the annual Enrollment opportunity, DCH or its Agent will enroll the Member in the CMO plan in which he or she was enrolled prior to the loss of eligibility. The Member will have ninety (90) Calendar Days to disenroll without cause as described in Section 4.2.1.
2.3.15	In accordance with current operations, the State will issue a Medicaid number to a newborn upon notification from the Contractor, the hospital, or other authorized Medicaid provider.
2.3.16	Upon notification from a CMO plan that a Member is an expectant mother, DCH or its Agent shall mail a newborn enrollment packet to the expectant mother. This packet shall include information that the newborn will be Auto-Assigned to the mother’s CMO plan and that she may, if she wants, select a PCP for her newborn prior to the birth by contacting her CMO plan. The mother shall have ninety (90) Calendar Days from the day a Medicaid number was assigned to her newborn to choose a different CMO plan.

2.4	DISENROLLMENT
2.4.1	DCH or its Agent will process all CMO plan Disenrollments. This includes Disenrollments due to non-payment of the PeachCare for Kids premiums, loss of eligibility for GHF due to other reasons, and all Disenrollment requests Members or CMO plans submit via telephone, surface mail, internet, facsimile, and in person.
2.4.2	DCH or its Agent will make final determinations about granting Disenrollment requests and will notify the CMO plan via file transfer and the Member via surface mail of any Disenrollment decision within five (5) Calendar Days of making the final determination
2.4.3	Whether requested by the Member or the Contractor the following are the Disenrollment timeframes:
2.4.3.1	If the Disenrollment request was date stamped received by DCH on or between the first (1st) and fifteenth (15th) Calendar Day of the month, the Disenrollment will be effective at midnight the first (1st) day of the month following the month in which the request was filed; and

2.4.3.2	If the Disenrollment request was date stamped received by DCH on or between the sixteenth (16th) and thirty-first (31st) Calendar Day of the month, the Disenrollment will be effective at midnight the first (1st) day of the second (2nd) month following the month in which the request was filed.
2.4.4	If DCH or its Agent fails to make a determination, the date of Disenrollment will be deemed effective on the first (1st) day of the second (2nd) month.
2.4.5	When Disenrollment is necessary due to a change in eligibility category, or eligibility for GHF, the Member will be disenrolled according to the timeframes identified in Section 2.4.3.
2.4.6	When disenrollment is necessary because a Member loses Medicaid or PeachCare for Kids eligibility (for example, he or she has died, been incarcerated, or moved out-of-state) disenrollment shall be immediate.

2.5	MEMBER SERVICES AND MARKETING
2.5.1	DCH will provide to the Contractor its methodology for identifying the prevalent non-English languages spoken. For the purposes of this Section, prevalent means a non-English language spoken by a significant number or percentage of Medicaid and PeachCare for Kids eligible individuals in the State.
2.5.2	DCH will review and prior approve all marketing materials.

2.6	COVERED SERVICES & SPECIAL COVERAGE PROVISIONS
2.6.1	DCH will use submitted Encounter Data, and other data sources, to determine Contractor compliance with federal requirements that eligible Members under the age of twenty-one (21) receive periodic screens and preventive/well child visits in accordance with the specified periodicity schedule. DCH will use the participant ratio as calculated using the CMS 416 methodology for measuring the Contractor’s performance.

2.7	NETWORK
2.7.1	DCH will provide to the Contractor up-to-date changes to the State’s list of excluded Providers, as well as any additional information that will affect the Contractor’s Provider network.
2.7.2	DCH will consider all Contractor’s requests to waive network geographic access requirements in rural areas. All such requests shall be submitted in writing.
2.7.3	DCH will provide the State’s Provider Credentialing policies to the Contractor upon award of this Contract.

2.8	QUALITY MONITORING
2.8.1	DCH will have a written strategy for assessing and improving the quality of services provided by the Contractor. In accordance with 42 CFR 438.204 this strategy will, at a minimum, monitor:
2.8.1.1	The availability of services;

2.8.1.2	The adequacy of the Contractor’s capacity and services;

2.8.1.3	The Contractor’s coordination and continuity of care for Members;

2.8.1.4	The coverage and authorization of services;

2.8.1.5	The Contractor’s policies and procedures for selection and retention of Providers;

2.8.1.6	The Contractor’s compliance with Member information requirements in accordance with 42 CFR 438.10;

2.8.1.7	The Contractor’s compliance with State and federal privacy laws and regulations relative to Member’s confidentiality;

2.8.1.8	The Contractor’s compliance with Member Enrollment and Disenrollment requirements and limitations;

2.8.1.9	The Contractor’s Grievance System;

2.8.1.10	The Contractor’s oversight of all Subcontractor relationships and delegations;

2.8.1.11	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and Providers’ application of them;

2.8.1.12	The Contractor’s quality assessment and performance improvement program; and

2.8.1.13	The Contractor’s health information systems.
2.9	COORDINATION WITH CONTRACTOR’S KEY STAFF

2.9.1	DCH will make diligent good faith efforts to facilitate effective and continuous communication and coordination with the Contractor in all areas of GHF operations.
2.9.2	Specifically, DCH will designate individuals within the department who will serve as a liaison to the corresponding individual on the Contractor’s staff, including:
2.9.2.1	A program integrity staff Member;

2.9.2.2	A quality oversight staff Member;

2.9.2.3	A Grievance System staff Member who will also ensure that the State Administrative Law Hearing process is consistent with the Rules of the Office of the State Administrative Hearings Chapter 616-1-2 and with any other applicable rule, regulation, or procedure whether State or federal;

2.9.2.4	An information systems coordinator; and

2.9.2.5	A vendor management staff Member.
2.10	FORMAT STANDARDS

2.10.1	DCH will provide to the Contractor its standards for formatting all Reports requested of the Contractor. DCH will require that all Reports be submitted electronically.

2.11	FINANCIAL MANAGEMENT

2.11.1	In order to facilitate the Contractor’s efforts in using Cost Avoidance processes to ensure that primary payments from the liable third party are identified and collected to offset medical expenses, DCH will include information about known Third Party Resources on the electronic Enrollment data given to the Contractor.

2.11.2	DCH will monitor Contractor compliance with federal and State physician incentive plan rules and regulations.

2.12	INFORMATION SYSTEMS

2.12.1	DCH will supply the following information to the Contractor:
2.12.1.1	Application and database design and development requirements (standards) that are specific to the State of Georgia.

2.12.1.2	Networking and data communications requirements (standards) that are specific to the State of Georgia.

2.12.1.3	Specific information for integrity controls and audit trail requirements.

2.12.1.4	State web portal (Georgia.gov) integration standards and design guidelines.

2.12.1.5	Specifications for data files to be transmitted by the Contractor to DCH and/or its agents.

2.12.1.6	Specifications for point-to-point, uni-directional or bi-directional interfaces between Contractor and DCH systems.
2.13	READINESS REVIEW

2.13.1	DCH will conduct a readiness review of each CMO plan that will include, at a minimum, one (1) on-site review. This review shall be conducted ninety (90) to one hundred twenty (120) days prior to Enrollment of Medicaid/PeachCare for Kids recipients in the CMO plan, and at other times during the Contract period at the discretion of DCH. DCH will conduct the readiness review to provide assurances that the Contractor is able and prepared to perform all administrative functions and to provide high-quality services to Members.

2.13.2	Specifically, DCH’s review will document the status of the Contractor with respect to meeting program standards set forth in this Contract, as well as any goals established by the Contractor. A multidisciplinary team appointed by DCH will conduct the readiness review. The scope of the readiness review will include, but not be limited to, review and/or verification of:
2.13.2.1	Network Provider composition and access;

2.13.2.2	Staff;

2.13.2.3	Marketing materials;

2.13.2.4	Content of Provider agreements;

2.13.2.5	EPSDT plan;

2.13.2.6	Member services capability;

2.13.2.7	Comprehensiveness of quality and Utilization Management strategies;

2.13.2.8	Policies and procedures for the Grievance System and Complaint System;

2.13.2.9	Financial solvency;

2.13.2.10	Contractor litigation history, current litigation, audits and other government investigations both in Georgia and in other states; and

2.13.2.11	Information systems’ Claims payment system performance and interfacing capabilities.
2.13.3	The readiness review may assess the Contractor’s ability to meet any requirements set forth in this Contract and the documents referenced herein.
2.13.4	Members may not be enrolled in a CMO plan until DCH has determined that the Contractor is capable of meeting these standards. A Contractor’s failure to pass the readiness review within one hundred twenty (120) Calendar Days of Contract Award may result in immediate Contract termination.
2.13.5	DCH will provide the Contractor with a summary of the findings as well as areas requiring remedial action.
3.0	GENERAL CONTRACTOR RESPONSIBILITIES

3.1	The Contractor shall immediately notify DCH of any of the following:

3.1.1	Change in business address, telephone number, facsimile number, and e-mail address;

3.1.2	Change in corporate status or nature;

3.1.3	Change in business location;

3.1.4	Change in solvency;

3.1.5	Change in corporate officers, executive employees, or corporate structure;

3.1.6	Change in ownership, including but not limited to the new owner’s legal name, business address, telephone number, facsimile number, and e-mail address;

3.1.7	Change in incorporation status; or

3.1.8	Change in federal employee identification number or federal tax identification number.

3.2	The Contractor shall not make any changes to any of the requirements herein, without explicit written approval from Commissioner of DCH, or his or her designee.

4.0	SPECIFIC CONTRACTOR RESPONSIBILITIES

The Contractor shall complete the following actions, tasks, obligations, and responsibilities:

4.1	ENROLLMENT

4.1.1	Enrollment Procedures
4.1.1.1	DCH or its Agent is responsible for Enrollment, including auto-assignment of a CMO plan; Disenrollment; education; and outreach activities. The Contractor shall coordinate with DCH and its Agent as necessary for all Enrollment and Disenrollment functions.

4.1.1.2	DCH or its Agent will make every effort to ensure that recipients ineligible for Enrollment in GHF are not be enrolled in GHF. However, to ensure that such recipients are not enrolled in GHF, the Contractor shall assist DCH or its Agent in the identification of recipients that are ineligible for Enrollment in GHF, as discussed in Section 1.2.3, should such recipients inadvertently become enrolled in GHF. The Contractor shall assist DCH or its Agent in the identification of recipients that become ineligible for Medicaid (for example, those who have died, been incarcerated, or moved out-of-state).

4.1.1.3	The Contractor shall accept all individuals without restrictions. The Contractor shall not discriminate against individuals on the basis of religion, gender, race, color, or national origin, and will not use any policy or practice that has the effect of discriminating on the basis of religion, gender, race, color, or national origin or on the basis of health, health status, pre-existing Condition, or need for Health Care services.
4.1.2	Selection of a Primary Care Provider (PCP)
4.1.2.1	At the time of plan selection, Members, with counseling and assistance from DCH or its Agent, will choose an In-Network PCP. If a Member fails to select a PCP, or if the Member has been Auto-Assigned to the CMO plan, the Contractor shall Auto-Assign Members to a PCP based on the following algorithm:
4.1.2.1.1	Assignment shall be made to a Provider with whom, based on FFS Claims history, the Member has a Historical Provider Relationship, provided that the geographic access requirements in 4.8.12 are met;

4.1.2.1.2	If there is no Historical Provider Relationship the Member shall be Auto-Assigned to a Provider who is the assigned PCP for an immediate family member enrolled in the CMO plan, if the Provider is an appropriate Provider based on the age and gender of the Member;

4.1.2.1.3	If other immediate family members do not have an assigned PCP, Auto-Assignment shall be made to a Provider with whom a family member has a Historical Provider Relationship; if the Provider is an appropriate Provider based on the age and gender of the Member; and

4.1.2.1.4	If there is no Member or immediate family member historical usage Members shall be Auto-Assigned to a PCP, using an algorithm developed by the Contractor, based on the age and sex of the Member, and geographic proximity.
4.1.2.2	PCP assignment shall be effective immediately. The Contractor shall notify the Member via surface mail of their Auto-Assigned PCP within ten (10) Calendar Days of Auto-Assignment.

4.1.2.3	The Contractor shall submit its PCP Auto-Assignment Policies and Procedures to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.1.3	Newborn Enrollment
4.1.3.1	All newborns shall be Auto-Assigned by DCH or its Agent to the mother’s CMO plan.

4.1.3.2	The Contractor shall be responsible for notifying DCH or its Agent of any Members who are expectant mothers at least sixty (60) Calendar Days prior to the expected date of delivery. In the event a woman does not enroll in the CMO plan until she is already within sixty (60) Calendar Days of her expectant due date the Contractor shall notify DCH or its agent immediately.

4.1.3.3	During this sixty (60) Calendar Day period prior to the birth, the Contractor shall provide assistance to any expectant mother who contacts them wishing to make a PCP selection for her newborn and record that selection.

4.1.3.4	Within twenty-four (24) hours of the birth, the Contractor shall ensure the submission of a newborn notification form to DCH or its agent. If the mother has made a PCP selection, this information shall be included in the newborn notification form. If the mother has not made a PCP selection, the Contractor shall Auto-Assign the newborn to a PCP within two (2) Business Days of the birth. Auto-Assignment shall be made using the algorithm described in Section 4.1.2.1. Notice of the PCP Auto-Assignment shall be mailed to the mother within twenty-four (24) hours.
4.1.4	Reporting Requirements
4.1.4.1	The Contractor shall submit to DCH weekly Member Information Reports as described in Section 4.18.2.1.

4.1.4.2	The Contractor shall submit to DCH monthly Eligibility and Enrollment Reconciliation Reports as described in Section 4.18.3.1.
4.2	DISENROLLMENT

4.2.1	Disenrollment Initiated by the Member
4.2.1.1	A Member may request Disenrollment from a CMO plan without cause during the ninety (90) Calendar Days following the date of the Member’s initial Enrollment with the CMO plan or the date DCH or its Agent sends the Member notice of the Enrollment, whichever is later. A Member may request Disenrollment without cause every twelve (12) months thereafter.

4.2.1.2	A Member may request Disenrollment from a CMO plan for cause at any time. The following constitute cause for Disenrollment by the Member:
4.2.1.2.1	The Member moves out of the CMO plan’s Service Region;

4.2.1.2.2	The CMO plan does not, because of moral or religious objections, provide the Covered Service the Member seeks;

4.2.1.2.3	The Member needs related services to be performed at the same time and not all related services are available within the network. The Member’s Provider or another Provider have determined that receiving service separately would subject the Member to unnecessary risk;

4.2.1.2.4	The Member requests to be assigned to the same CMO plan as family members; and

4.2.1.2.5	The Member’s Medicaid eligibility category changes to a category ineligible for GHF, and/or the Member otherwise becomes ineligible to participate in GHF.

4.2.1.2.6	Other reasons, per 42 CFR 438.56(d)(2), include, but are not limited to, poor quality of care, lack of access to services covered under the Contract, or lack of Providers experienced in dealing with the Member’s Health Care needs. DCH or its Agent shall make determination of these reasons.
4.2.1.3	The Contractor shall provide assistance to Members seeking to disenroll. This assistance shall consist of providing the forms to the Member and referring the Member to DCH or its Agent who will make Disenrollment determinations.
4.2.2	Disenrollment Initiated by the Contractor
4.2.2.1	The Contractor shall complete all Disenrollment paperwork for Members it is seeking to disenroll.

4.2.2.2	The Contractor shall notify DCH or its Agent upon identification of a Member who it knows or believes meets the criteria for Disenrollment, as defined in Section 4.2.3.1.

4.2.2.3	Prior to requesting Disenrollment of a Member for reasons described in Sections 4.2.3.1.1, 4.2.3.1.2, and 4.2.3.1.3 the Contractor shall document at least three (3) interventions over a period of ninety (90) Calendar Days that occurred through treatment, case management, and Care Coordination to resolve any difficulty leading to the request. The Contractor shall provide at least one (1) written warning to the Member, certified return receipt requested, regarding implications of his or her actions. DCH recommends that this notice be delivered within ten (10) Business Days of the Member’s action.

4.2.2.4	If the Member has demonstrated abusive or threatening behavior as defined by DCH, only one (1) written attempt to resolve the difficulty is required.

4.2.2.5	The Contractor shall cite to DCH or its Agent at least one (1) acceptable reason for Disenrollment outlined in Section 4.2.3 before requesting Disenrollment of the Member.

4.2.2.6	The Contractor shall submit Disenrollment requests to DCH or its Agent and the Contractor shall honor all Disenrollment determinations made by DCH or its Agent. DCH’s decision on the matter shall be final, conclusive and not subject to appeal.
4.2.3	Acceptable Reasons for Disenrollment Requests by Contractor
4.2.3.1	The Contractor may request Disenrollment if:

4.2.3.1.1	The Member’s continued Enrollment in the CMO plan seriously impairs the ability to furnish services to either this particular Member or other Members;

4.2.3.1.2	The Member demonstrates a pattern of disruptive or abusive behavior that could be construed as non-compliant and is not caused by a presenting illness;

4.2.3.1.3	The Member’s Utilization of services is Fraudulent or abusive;

4.2.3.1.4	The Member has moved out of the Service Region;

4.2.3.1.5	The Member is placed in a long-term care nursing facility, State institution, or intermediate care facility for the mentally retarded;

4.2.3.1.6	The Member’s Medicaid eligibility category changes to a category ineligible for GHF, and/or the Member otherwise becomes ineligible to participate in GHF;

4.2.3.1.7	The Member has any other condition as so defined by DCH; or

4.2.3.1.8	The Member has died, been incarcerated, or moved out of State, thereby making them ineligible for Medicaid.
4.2.4	Unacceptable Reasons for Disenrollment Requests by Contractor
4.2.4.1	The Contractor shall not request Disenrollment of a Member for discriminating reasons, including:
4.2.4.1.1	Adverse changes in a Member’s health status;

4.2.4.1.2	Missed appointments;

4.2.4.1.3	Utilization of medical services;

4.2.4.1.4	Diminished mental capacity;

4.2.4.1.5	Pre-existing medical condition; or

4.2.4.1.6	Uncooperative or disruptive behavior resulting from his or her special needs.
4.2.4.2	The Contractor shall not request Disenrollment because of the Member’s attempt to exercise his or her rights under the Grievance System.

4.2.4.3	The request of one PCP to have a Member assigned to a different Provider shall not be sufficient cause for the Contractor to request that the Member be disenrolled from the plan. Rather, the Contractor shall utilize its PCP assignment process to assign the Member to a different and available PCP.
4.3	MEMBER SERVICES

4.3.1	General Provisions
4.3.1.1	The Contractor shall ensure that Members are aware of their rights and responsibilities, the role of PCPs, how to obtain care, what to do in an emergency or urgent medical situation, how to request a Grievance, Appeal, or Administrative Law Hearings, and how to report suspected Fraud and Abuse. The Contractor shall convey this information via written materials and via telephone, internet, and face-to-face communications which allow the Members to submit questions and receive responses from the Contractor.
4.3.2	Requirements for Written Materials
4.3.2.1	The Contractor shall make all written materials available in alternative formats and in a manner that takes into consideration the Member’s special needs, including those who are visually impaired or have limited reading proficiency. The Contractor shall notify all Members and Potential Members that information is available in alternative formats and how to access those formats.

4.3.2.2	The Contractor shall make all written information available in English, Spanish and all other prevalent non-English languages, as defined by DCH. For the purposes of this Contract, prevalent means a non-English language spoken by a significant number or percentage of Medicaid and PeachCare for Kids eligible individuals in the State.

4.3.2.3	All written materials distributed to Members shall include a language block, printed in Spanish and all other prevalent non-English languages, that informs the Member that the document contains important information and directs the Member to call the Contractor to request the document in an alternative language or to have it orally translated.

4.3.2.4	All written materials shall be worded such that they are understandable to a person who reads at the fifth (5th) grade level. Suggested reference materials to determine whether this requirement is being met are:
4.3.2.4.1	Fry Readability Index;

4.3.2.4.2	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

4.3.2.4.3	Gunning FOG Index;

4.3.2.4.4	McLaughlin SMOG Index;

4.3.2.4.5	The Flesch-Kincaid Index; or

4.3.2.4.6	Other word processing software approved by DCH.
4.3.2.5	The Contractor shall provide written notice to DCH of any changes to any written materials provided to the Members. Written notice shall be provided at least thirty (30) Calendar Days before the effective date of the change.

4.3.2.6	All written materials, including information for the Web site, must be submitted to DCH for approval before being distributed.
4.3.3	Member Handbook Requirements
4.3.3.1	The Contractor shall mail to all newly enrolled Members a Member Handbook within ten (10) Calendar Days of receiving the notice of enrollment from DCH or its Agent. The Contractor shall mail to all enrolled Members a Member Handbook at least annually thereafter.

4.3.3.2	Pursuant to the requirements set forth in 42 CFR 438.10, the Member Handbook shall include, but not be limited to:
4.3.3.2.1	A table of contents;

4.3.3.2.2	Information about the roles and responsibilities of the Member (this information to be supplied by DCH);

4.3.3.2.3	Information about the role of the PCP;

4.3.3.2.4	Information about choosing a PCP;

4.3.3.2.5	Information about what to do when family size changes;

4.3.3.2.6	Appointment procedures;

4.3.3.2.7	Information on Benefits and services, including a description of all available GHF Benefits and services;

4.3.3.2.8	Information on how to access services, including Health Check services, non-emergency transportation (NET) services, and maternity and family planning services;

4.3.3.2.9	An explanation of any service limitations or exclusions from coverage;

4.3.3.2.10	A notice stating that the Contractor shall be liable only for those services authorized by the Contractor;

4.3.3.2.11	Information on where and how Members may access Benefits not available from or not covered by the Contractor;

4.3.3.2.12	The Medical Necessity definition used in determining whether services will be covered;

4.3.3.2.13	A description of all pre-certification, prior authorization or other requirements for treatments and services;

4.3.3.2.14	The policy on Referrals for specialty care and for other Covered Services not furnished by the Member’s PCP;

4.3.3.2.15	Information on how to obtain services when the Member is out of the Service Region and for after-hours coverage;

4.3.3.2.16	Cost-sharing;

4.3.3.2.17	The geographic boundaries of the Service Regions;

4.3.3.2.18	Notice of all appropriate mailing addresses and telephone numbers to be utilized by Members seeking information or authorization, including an inclusion of the Contractor’s toll-free telephone line and Web site;

4.3.3.2.19	A description of Utilization Review policies and procedures used by the Contractor;

4.3.3.2.20	A description of Member rights and responsibilities as described in Section 4.3.4;

4.3.3.2.21	The policies and procedures for Disenrollment;

4.3.3.2.22	Information on Advance Directives;

4.3.3.2.23	A statement that additional information, including information on the structure and operation of the CMO plan and physician incentive plans, shall be made available upon request;

4.3.3.2.24	Information on the extent to which, and how, after-hours and emergency coverage are provided, including the following:

i.	What constitutes an Urgent and Emergency Medical Condition, Emergency Services, and Post-Stabilization Services;

ii.	The fact that Prior Authorization is not required for Emergency Services;

iii.	The process and procedures for obtaining Emergency Services, including the use of the 911 telephone systems or its local equivalent;

iv.	The locations of any emergency settings and other locations at which Providers and hospitals furnish Emergency Services and Post-Stabilization Services covered herein; and

v.	The fact that a Member has a right to use any hospital or other setting for Emergency Services;
4.3.3.2.25	Information on the Grievance Systems policies and procedures, as described in Section 4.14 of this Contract. This description must include the following:
i.	The right to file a Grievance and Appeal with the Contractor;

ii.	The requirements and timeframes for filing a Grievance or Appeal with the Contractor;

iii.	The availability of assistance in filing a Grievance or Appeal with the Contractor;

iv.	The toll-free numbers that the Member can use to file a Grievance or an Appeal with the Contractor by phone;

v.	The right to a State Administrative Law Hearing, the method for obtaining a hearing, and the rules that govern representation at the hearing;

vi.	Notice that if the Member files an Appeal or a request for a State Administrative Law Hearing within the timeframes specified for filing, the Member may be required to pay the cost of services furnished while the Appeal is pending, if the final decision is adverse to the Member; and

vii.	Any Appeal rights that the State chooses to make available to Providers to challenge the failure of the Contractor to cover a service.

4.3.3.3	The Member Handbook shall be submitted to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.3.4	Member Rights
4.3.4.1	The Contractor shall have written policies and procedures regarding the rights of Members and shall comply with any applicable federal and State laws and regulations that pertain to Member rights. These rights shall be included in the Member Handbook. At a minimum, said policies and procedures shall specify the Member’s right to:
4.3.4.1.1	Receive information pursuant to 42 CFR 438.10;

4.3.4.1.2	Be treated with respect and with due consideration for the Member’s dignity and privacy;

4.3.4.1.3	Have all records and medical and personal information remain confidential;

4.3.4.1.4	Receive information on available treatment options and alternatives, presented in a manner appropriate to the Member’s Condition and ability to understand;

4.3.4.1.5	Participate in decisions regarding his or her Health Care, including the right to refuse treatment;

4.3.4.1.6	Be free from any form of restraint or seclusion as a means of coercion, discipline, convenience or retaliation, as specified in other federal regulations on the use of restraints and seclusion;

4.3.4.1.7	Request and receive a copy of his or her Medical Records pursuant to 45 CFR 160 and 164, subparts A and E, and request to amend or correct the record as specified in 45 CFR 164.524 and 164.526;

4.3.4.1.8	Be furnished Health Care services in accordance with 42 CFR 438.206 through 438.210;

4.3.4.1.9	Freely exercise his or her rights, including those related to filing a Grievance or Appeal, and that the exercise of these rights will not adversely affect the way the Member is treated;

4.3.4.1.10	Not be held liable for the Contractor’s debts in the event of insolvency; not be held liable for the Covered Services provided to the Member for which DCH does not pay the Contractor; not be held liable for Covered Services provided to the Member for which DCH or the CMO plan does not pay the Health Care Provider that furnishes the services; and not be held liable for payments of Covered Services furnished under a contract, Referral, or other arrangement to the extent that those payments are in excess of amount the Member would owe if the Contractor provided the services directly; and

4.3.4.1.11	Only be responsible for cost sharing in accordance with 42 CFR 447.50 through 42 CFR 447.60 and Attachment K of this Contract.
4.3.5	Provider Directory
4.3.5.1	The Contractor shall mail via surface mail a Provider Directory to all new Members within ten (10) Calendar Days of receiving the notice of Enrollment from DCH or the State’s Agent.

4.3.5.2	The Provider Directory shall include names, locations, office hours, telephone numbers of, and non-English languages spoken by, current Contracted Providers. This includes, at a minimum, information on PCPs, specialists, dentists, pharmacists, FQHCs and RHCs, mental health and substance abuse Providers, and hospitals. The Provider Directory shall also identify Providers that are not accepting new patients.

4.3.5.3	The Contractor shall submit the Provider Directory to DCH for review and prior approval within sixty (60) Calendar Days of Contract Award.

4.3.5.4	The Contractor shall up-date and amend the Provider Directory on its Web site within five (5) Business Days of any changes, produce and distribute quarterly up-dates to all Members, and re-print the Provider Directory and distribute to all Members at least once per year.

4.3.5.5	At least once per month, the Contractor shall submit to DCH and its Agent any changes and edits to the Provider Directory. Such changes shall be submitted electronically in a format to be determined by DCH.
4.3.6	Member Identification (ID) Card
4.3.6.1	The Contractor shall mail via surface mail a Member ID Card to all new Members according to the following timeframes:
4.3.6.1.1	Within ten (10) Calendar Days of receiving the notice of Enrollment from DCH or the Agent for Members who have selected a CMO plan and a PCP;

4.3.6.1.2	Within ten (10) Calendar Days of PCP assignment or selection for Members that are Auto-Assigned to the CMO plan.
4.3.6.2	The Member ID Card must, at a minimum, include the following information:

4.3.6.2.1	The Member’s name;

4.3.6.2.2	The Member’s Medicaid or PeachCare for Kids identification number;

4.3.6.2.3	The PCP’s name, address, and telephone numbers (including after-hours number if different from business hours number);

4.3.6.2.4	The name and telephone number(s) of the Contractor;

4.3.6.2.5	The Contractor’s twenty-four (24) hour, seven (7) day a week toll-free Member services telephone number; and

4.3.6.2.6	Instructions for emergencies.
4.3.6.3	The Contractor shall reissue the Member ID Card within ten (10) Calendar Days of notice if a Member reports a lost card, there is a Member name change, the PCP changes, or for any other reason that results in a change to the information disclosed on the Member ID Card.

4.3.6.4	The Contractor shall submit a front and back sample Member ID Card to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.3.7	Toll-free Telephone Hotline
4.3.7.1	The Contractor shall operate a toll-free telephone hotline to respond to Member questions, comments and inquiries.

4.3.7.2	The Contractor shall develop Telephone Hotline Policies and Procedures, that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

4.3.7.3	The Contractor shall submit these Telephone Hotline Policies and Procedures, including performance standards pursuant to Section 4.3.7.7, to DCH for review and approval within sixty (60) Calendar Days of Contract Award.

4.3.7.4	The telephone hotline shall handle calls from non-English speaking callers, as well as calls from Members who are hearing impaired.

4.3.7.5	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.

4.3.7.6	The telephone hotline shall be fully staffed between the hours of 7:00 a.m. and 7:00 p.m. EST, Monday through Friday, excluding State holidays. The telephone hotline staff shall be trained to respond to Member questions in all areas, including, but not limited to, Covered Services, the Provider network, and non-emergency transportation (NET).
4.3.7.7	The Contractor shall develop performance standards and monitor Telephone Hotline performance by recording calls and employing other monitoring activities. At a minimum, the standards shall require that, on a monthly basis, eighty percent (80%) of calls are answered by a person within sixty (30) seconds, the Blocked Call rate does not exceed one percent (1%), and the rate of Abandoned Calls does not exceed five percent (5%).

4.3.7.8	The Contractor shall have an automated system available between the hours of 7:00 p.m. and 7:00 a.m. EST Monday through Friday and at all hours on weekends and holidays. This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages. The Contractor shall ensure that the voice mailbox has adequate capacity to receive all messages. A Contractor’s Representative shall return messages on the next Business Day.

4.3.7.9	The Contractor shall develop Call Center Quality Criteria and Protocols to measure and monitor the accuracy of responses and phone etiquette as it relates to the Toll-free Telephone Hotline. The Contractor shall submit the Call Center Quality Criteria and Protocols to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.3.8	Internet Presence/Web Site
4.3.8.1	The Contractor shall provide general and up-to-date information about the CMO plan’s program, its Provider network, its customer services, and its Grievance and Appeals Systems on its Web site.

4.3.8.2	The Contractor shall maintain a Member portal that allows Members to access a searchable Provider Directory that shall be updated within five (5) Business Days upon changes to the Provider network.

4.3.8.3	The Web site must have the capability for Members to submit questions and comments to the Contractor and receive responses.

4.3.8.4	The Web site must comply with the marketing policies and procedures and with requirements for written materials described in this Contract and must be consistent with applicable State and federal laws.

4.3.8.5	In addition to the specific requirements outlined above, the Contractor’s Web site shall be functionally equivalent, with respect to functions described in this

Contract, to the Web site maintained by the State’s Medicaid fiscal agent (www.ghp.georgia.gov).
4.3.8.6	The Contractor shall submit Web site screenshots to DCH for review and approval sixty (60) Calendar Days prior to implementation of GHF.
4.3.9	Cultural Competency
4.3.9.1	In accordance with 42 CFR 438.206, the Contractor shall have a comprehensive written Cultural Competency Plan describing how the Contractor will ensure that services are provided in a culturally competent manner to all Members, including those with limited English proficiency. The Cultural Competency Plan must describe how the Providers, individuals and systems within the CMO plan will effectively provide services to people of all cultures, races, ethnic backgrounds and religions in a manner that recognizes, values, affirms and respects the worth of the individual Members and protects and preserves the dignity of each.

4.3.9.2	The Contractor shall submit the Cultural Competency Plan to DCH for review and approval within sixty (60) Calendar Days of Contract Award.

4.3.9.3	The Contractor may distribute a summary of the Cultural Competency Plan to the In-Network Providers if the summary includes information on how the Provider may access the full Cultural Competency Plan on the Web site. This summary shall also detail how the Provider can request a hard-copy from the CMO at no charge to the Provider.
4.3.10	Translation Services
4.3.10.1	The Contractor is required to provide oral translation services of information to any Member who speaks any non-English language regardless of whether a Member speaks a language that meets the threshold of a Prevalent Non-English Language. The Contractor is required to notify its Members of the availability of oral interpretation services and to inform them of how to access oral interpretation services. There shall be no charge to the Member for translation services.
4.3.11	Reporting Requirements
4.3.11.1	The Contractor shall submit weekly Telephone and Internet Activity Reports to DCH as described in Section 4.18.2.2.
4.4	MARKETING
4.4.1	Prohibited Activities

4.4.1.1	The Contractor is prohibited from engaging in the following activities:
4.4.1.1.1	Directly or indirectly engaging in door-to-door, telephone, or other Cold-Call Marketing activities to Potential Members;

4.4.1.1.2	Offering any favors, inducements or gifts, promotions, and/or other insurance products that are designed to induce Enrollment in the Contractor’s plan, and that are not health related and/or worth more than $5.00 cash;

4.4.1.1.3	Distributing plans and materials that contain statements that DCH determines are inaccurate, false, or misleading. Statements considered false or misleading include, but are not limited to, any assertion or statement (whether written or oral) that the recipient must enroll in the Contractor’s plan in order to obtain Benefits or in order to not lose Benefits or that the Contractor’s plan is endorsed by the federal or State government, or similar entity; and

4.4.1.1.4	Distributing materials that, according to DCH, mislead or falsely describe the Contractor’s Provider network, the participation or availability of network Providers, the qualifications and skills of network Providers (including their bilingual skills); or the hours and location of network services.
4.4.2	Allowable Activities
4.4.2.1	The Contractor shall be permitted to perform the following marketing activities:
4.4.2.1.1	Distribute general information through mass media (i.e. newspapers, magazines and other periodicals, radio, television, the Internet, public transportation advertising, and other media outlets);

4.4.2.1.2	Make telephone calls, mailings and home visits only to Members currently enrolled in the Contractor’s plan, for the sole purpose of educating them about services offered by or available through the Contractor;

4.4.2.1.3	Distribute brochures and display posters at Provider offices and clinics that inform patients that the clinic or Provider is part of the CMO plan’s Provider network, provided that all CMO plans in which the Provider participates have an equal opportunity to be represented; and

4.4.2.1.4	Attend activities that benefit the entire community such as health fairs or other health education and promotion activities.

4.4.2.2	If the Contractor performs an allowable activity, the Contractor shall conduct these activities in the entire Service Region as defined by this Contract.

4.4.2.3	All materials shall be in compliance with the information requirements in 42 CFR 438.10 and detailed in Section 4.3.2 of this Contract.
4.4.3	State Approval of Materials
4.4.3.1	The Contractor shall submit a detailed description of its Marketing Plan and copies of all Marketing Materials (written and oral) it or its Subcontractors plan to distribute to DCH for review and approval within sixty (60) Calendar Days of Contract Award. This requirement includes, but is not limited to posters, brochures, Web sites, and any materials that contain statements regarding the benefit package and Provider network-related materials. Neither the Contractor nor its Subcontractors shall distribute any marketing materials without prior, written approval from DCH.

4.4.3.2	The Contractor shall submit any changes to previously approved marketing materials and receive approval from DCH of the changes before distribution.
4.4.4	Provider Marketing Materials
4.4.4.1	The Contractor shall collect from its Providers any Marketing Materials they intend to distribute and submit these to DCH for review and approval prior to distribution.
4.5	COVERED BENEFITS AND SERVICES

4.5.1	Included Services
4.5.1.1	The Contractor shall at a minimum provide Medically Necessary services and Benefits as outlined below, and pursuant to the Georgia State Medicaid Plan, and the Georgia Medicaid Policies and Procedures Manual. Such Medically Necessary services shall be furnished in an amount, duration, and scope that is no less than the amount, duration, and scope for the same services furnished to recipients under Fee-for-Service Medicaid. The Contractor may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness or Condition.

4.5.1.2

SERVICE	COVERAGE LIMITATIONS
Ambulatory Surgical Services

Audiology Services	Not covered for Members age 21 and older. Available under EPSDT as part of a written

SERVICE	COVERAGE LIMITATIONS
service plan.

Childbirth Education Services

Dental Services	Preventive, diagnostic and treatment services provided to Members under age 21. Emergency Services only for Members age 21 and older.

Durable Medical Equipment

Early and Periodic Screening, Diagnostic, and Treatment Services

Emergency Transportation Services

Emergency Services

Family Planning Services and Supplies

Federally Qualified Health Center Services	Ambulatory services such as dental services are subject to any limitations applicable to the specific ambulatory service.

Home Health Services	Not covered: social services, chore services, meals on wheels, audiology services.

Hospice Services	Available to Members certified as being terminally ill and having a medical prognosis of life expectancy of six (6) months or less.

Inpatient Hospital Services

Laboratory and Radiological Services	Not covered: portable X-ray services; services provided in facilities not meeting the definition of an independent laboratory or X-ray facility; services or procedures referred to another testing facility; services furnished by a State or public laboratory; services or procedures performed by a facility not certified to perform them.

Mental Health Services	Community Mental Health Rehabilitation services are only

SERVICE	COVERAGE LIMITATIONS
available as part of a written service plan.

Nurse Midwife Services

Nurse Practitioner Services

Nursing Facility Services	Not covered: Long-term nursing facility stays (over 30 Days)
Obstetrical Services

Occupational Therapy Services	Not covered for Members age 21 and older. Available under EPSDT as part of a written service plan.

Optometric Services	Not covered for Members age 21 and older: routine refractive services and optical devices.

Orthotic and Prosthetic Services	Not covered for Members age 21 and older: orthopedic shoes and supportive devices for the feet which are not an integral part of a leg brace; hearing aids and accessories.
Oral Surgery

Outpatient Hospital Services

Pharmacy Services	Not covered: certain outpatient drugs pursuant to Section 1927(d) of the Social Security Act. Additionally, certain over the counter (OTC) drugs must be included, pursuant to the Georgia State Policies and Procedures Manual.

Physical Therapy Services	Not covered for Members age 21 and older. Available under EPSDT as part of a written service plan.

Physician Services

Podiatric Services	Not covered: services for flatfoot; subluxation; routine foot care, supportive devices; vitamin B-12 injections.

Pregnancy-Related Services

Private Duty Nursing Services

Rural Health Clinic

SERVICE	COVERAGE LIMITATIONS
Services

Speech Therapy Services	Not covered for Members age 21 and older; available under EPSDT as part of a written service plan.

Substance Abuse Treatment Services (Inpatient)	Substance abuse treatment, inpatient and rehabilitative, are covered as part of a written service plan.

Swing Bed Services

Targeted Case Management	Covered for pregnant women under age 21 and other pregnant women at risk for adverse outcomes; infants and toddlers with established risk for developmental delay.

Transplants	Not covered for Members age 21 and older: heart, lung and heart/lung transplants.
4.5.2	Individuals with Disabilities Education Act (IDEA) Services
4.5.2.1	For Members up to and including age three (3), the Contractor shall be responsible for Medically Necessary IDEA services provided pursuant to an Individualized Family Service Plan (IFSP) or Individualized Service Plan (IEP).

4.5.2.2	For Members age four (4) and older, the Contractor shall not be responsible for Medically Necessary IDEA services provided pursuant to an IEP or IFSP. Such services shall remain in FFS Medicaid.
4.5.3	Enhanced Services
4.5.3.1	In addition to the Covered Services provided above, the Contractor shall do the following:
4.5.3.1.1	Place strong emphasis on programs to enhance the general health and well-being of Members;

4.5.3.1.2	Make health promotion materials available to Members;

4.5.3.1.3	Participate in community-sponsored health fairs; and

4.5.3.1.4	Provide education to Members, families and other Health Care Providers about early intervention and management strategies for various illnesses.
4.5.3.2	The Contractor shall not charge a Member for participating in health education services that are defined as either enhanced or Covered Services.
4.5.4	Medical Necessity
4.5.4.1	Based upon generally accepted medical practices in light of Conditions at the time of treatment, Medically Necessary services are those that are:
4.5.4.1.1	Appropriate and consistent with the diagnosis of the treating Provider and the omission of which could adversely affect the eligible Member’s medical Condition;

4.5.4.1.2	Compatible with the standards of acceptable medical practice in the community;

4.5.4.1.3	Provided in a safe, appropriate, and cost-effective setting given the nature of the diagnosis and the severity of the symptoms;

4.5.4.1.4	Not provided solely for the convenience of the Member or the convenience of the Health Care Provider or hospital; and

4.5.4.1.5	Not primarily custodial care unless custodial care is a covered service or benefit under the Members evidence of coverage.
4.5.4.2	There must be no other effective and more conservative or substantially less costly treatment, service and setting available.
4.5.5	Experimental, Investigational or Cosmetic Procedures
4.5.5.1	Pursuant to the Georgia State Medicaid Plan and the Georgia Medicaid Policies and Procedures Manual, in no instance shall the Contractor cover experimental, investigational or cosmetic procedures.
4.5.6	Moral or Religious Objections
4.5.6.1	The Contractor is required to provide and reimburse for all Covered Services. If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Contractor elects not to provide, reimburse for, or provide coverage of a counseling or Referral service because of an objection on moral or religious grounds, the Contractor shall notify:

4.5.6.1.1	DCH within one hundred and twenty (120) Calendar Days prior to adopting the policy with respect to any service;

4.5.6.1.2	Members within ninety (90) Calendar Days after adopting the policy with respect to any service; and

4.5.6.1.3	Members and Potential Members before and during Enrollment.
4.5.6.2.	The Contractor acknowledges that such objection will be grounds for recalculation of rates paid to the Contractor.
4.6	SPECIAL COVERAGE PROVISIONS

4.6.1	Emergency Services
4.6.1.1	Emergency Services shall be available twenty-four (24) hours a day, seven (7) Days a week to treat an Emergency Medical Condition.

4.6.1.2	An Emergency Medical Condition shall not be defined or limited based on a list of diagnoses or symptoms. An Emergency Medical Condition is a medical or mental health Condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following:
4.6.1.2.1	Placing the physical or mental health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy;

4.6.1.2.2	Serious impairment to bodily functions;

4.6.1.2.3	Serious dysfunction of any bodily organ or part;

4.6.1.2.4	Serious harm to self or others due to an alcohol or drug abuse emergency;

4.6.1.2.5	Injury to self or bodily harm to others; or

4.6.1.2.6	With respect to a pregnant woman having contractions: (i) that there is adequate time to effect a safe transfer to another hospital before delivery, or (ii) that transfer may pose a threat to the health or safety of the woman or the unborn child.
4.6.1.3	The Contractor shall provide payment for Emergency Services when furnished by a qualified Provider, regardless of whether that Provider is in the Contractor’s network. These services shall not be subject to prior authorization requirements. The Contractor shall be required to pay for all Emergency Services that are Medically Necessary until the Member is stabilized. The Contractor shall also pay for any screening examination services conducted to determine whether an Emergency Medical Condition exists.
4.6.1.4	The Contractor shall base coverage decisions for Emergency Services on the severity of the symptoms at the time of presentation and shall cover Emergency Services when the presenting symptoms are of sufficient severity to constitute an Emergency Medical Condition in the judgment of a prudent layperson.

4.6.1.5	The attending emergency room physician, or the Provider actually treating the Member, is responsible for determining when the Member is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor, who shall be responsible for coverage and payment. The Contractor, however, may establish arrangements with a hospital whereby the Contractor may send one of its own physicians with appropriate emergency room privileges to assume the attending physician’s responsibilities to stabilize, treat, and transfer the Member, provided that such arrangement does not delay the provision of Emergency Services.

4.6.1.6	The Contractor shall not retroactively deny a Claim for an emergency screening examination because the Condition, which appeared to be an Emergency Medical Condition under the prudent layperson standard, turned out to be non-emergency in nature. If an emergency screening examination leads to a clinical determination by the examining physician that an actual Emergency Medical Condition does not exist, then the determining factor for payment liability shall be whether the Member had acute symptoms of sufficient severity at the time of presentation. In this case, the Contractor shall pay for all screening and care services provided. Payment shall be at either the rate negotiated under the Provider Contract, or the rate paid by DCH under the Fee for Service Medicaid program.

4.6.1.7	The Contractor may establish guidelines and timelines for submittal of notification regarding provision of emergency services, but, the Contractor shall not refuse to cover an Emergency Service based on the emergency room Provider, hospital, or fiscal agent’s failure to notify the Member’s PCP, CMO plan representative, or DCH of the Member’s screening and treatment within said timeframes.

4.6.1.8	When a representative of the Contractor instructs the Member to seek Emergency Services the Contractor shall be responsible for payment for the Medical Screening examination and for other Medically Necessary Emergency Services, without regard to whether the Condition meets the prudent layperson standard.

4.6.1.9	The Member who has an Emergency Medical Condition shall not be held liable for payment of subsequent screening and treatment needed to diagnose the specific Condition or stabilize the patient.

4.6.1.10	Once the Member’s Condition is stabilized, the Contractor may require Pre-Certification for hospital admission or Prior Authorization for follow-up care.
4.6.2	Post-Stabilization Services
4.6.2.1	The Contractor shall be responsible for providing Post-Stabilization care services twenty-four (24) hours a day, seven (7) days a week, both inpatient and outpatient, related to an Emergency Medical Condition, that are provided after a Member is stabilized in order to maintain the stabilized Condition, or, pursuant to 42 CFR 438.114(e), to improve or resolve the Member’s Condition.

4.6.2.2	The Contractor shall be responsible for payment for Post-Stabilization Services that are Prior Authorized or Pre-Certified by an In-Network Provider or organization representative, regardless of whether they are provided within or outside the Contractor’s network of Providers.

4.6.2.3	The Contractor is financially responsible for Post-Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network that are administered to maintain the Member’s stabilized Condition for one (1) hour while awaiting response on a Pre-Certification or Prior Authorization request.

4.6.2.4	The Contractor is financially responsible for Post-Stabilization Services obtained from any Provider, regardless of whether they are within or outside the Contractor’s Provider network, that are not prior authorized by a CMO plan Provider or organization representative but are administered to maintain, improve or resolve the Member’s stabilized Condition if:
4.6.2.4.1	The Contractor does not respond to the Provider’s request for pre-certification or prior authorization within one (1) hour;

4.6.2.4.2	The Contractor cannot be contacted; or

4.6.2.4.3	The Contractor’s Representative and the attending physician cannot reach an agreement concerning the Member’s care and a CMO plan physician is not available for consultation. In this situation the Contractor shall give the treating physician the opportunity to consult with an In-Network physician and the treating physician may continue with care of the Member until a CMO plan physician is reached or one of the criteria in Section 4.6.2.5 are met.

4.6.2.5	The Contractor’s financial responsibility for Post-Stabilization Services it has not approved will end when:
4.6.2.5.1	An In-Network Provider with privileges at the treating hospital assumes responsibility for the Member’s care;

4.6.2.5.2	An In-Network Provider assumes responsibility for the Member’s care through transfer;

4.6.2.5.3	The Contractor’s Representative and the treating physician reach an agreement concerning the Member’s care; or

4.6.2.5.4	The Member is discharged.
4.6.2.6	In the event the Member receives Post-Stabilization Services from a Provider outside the Contractor’s network, the Contractor is prohibited from charging the Member more than he or she would be charged if he or she had obtained the services through an In-Network Provider.
4.6.3	Urgent Care Services
4.6.3.1	The Contractor shall provide Urgent Care services as necessary. Such services shall not be subject to Prior Authorization or Pre-Certification.
4.6.4	Family Planning Services
4.6.4.1	The Contractor shall provide access to family planning services within the network. In meeting this obligation, the Contractor shall make a reasonable effort to contract with all family planning clinics, including those funded by Title X of the Public Health Services Act, for the provision of family planning services. The Contractor shall verify its efforts to contract with Title X Clinics by maintaining records of communication. The Contractor shall not limit Members’ freedom of choice for family planning services to In-Network Providers and the Contractor shall cover services provided by any qualified provider regardless of whether the provider is In-Network. The Contractor shall not require a Referral if a Member chooses to receive family planning services and supplies from outside of the network.

4.6.4.2	The Contractor shall inform Members of the availability of family planning services and must provide services to Members wishing to prevent pregnancies, plan the number of pregnancies, plan the spacing between pregnancies, or obtain confirmation of pregnancy.

4.6.4.3	Family planning services and supplies include at a minimum:

4.6.4.3.1	Education and counseling necessary to make informed choices and understand contraceptive methods;

4.6.4.3.2	Initial and annual complete physical examinations;

4.6.4.3.3	Follow-up, brief and comprehensive visits;

4.6.4.3.4	Pregnancy testing;

4.6.4.3.5	Contraceptive supplies and follow-up care;

4.6.4.3.6	Diagnosis and treatment of sexually transmitted diseases; and

4.6.4.3.7	Infertility assessment.
4.6.4.4	The Contractor shall furnish all services on a voluntary and confidential basis, even if the Member is less than eighteen (18) years of age.
4.6.5	Sterilizations, Hysterectomies and Abortions
4.6.5.1	In compliance with federal regulations, the Contractor shall cover sterilizations, hysterectomies, and abortions only if all of the following requirements are met:
4.6.5.1.1	The Member is at least twenty-one (21) years of age at the time consent is obtained;

4.6.5.1.2	The Member is mentally competent;

4.6.5.1.3	The Member voluntarily gives informed consent in accordance with the State Policies and Procedures for Family Planning Clinic Services. This includes the completion of all applicable documentation;

4.6.5.1.4	At least thirty (30) Calendar Days, but not more than one hundred and eighty (180) Calendar Days, have passed between the date of informed consent and the date of sterilization, except in the case of premature delivery or emergency abdominal surgery. A Member may consent to be sterilized at the time of premature delivery or emergency abdominal surgery, if at least seventy-two (72) hours have passed since informed consent for sterilization was signed. In the case of premature delivery, the informed consent must have been given at least thirty (30) Calendar Days before the expected date of delivery (the expected date of delivery must be provided on the consent form);

4.6.5.1.5	An interpreter is provided when language barriers exist. Arrangements are to be made to effectively communicate the required information to a Member who is visually impaired, hearing impaired or otherwise disabled; and

4.6.5.1.6	The Member is not institutionalized in a correctional facility, mental hospital or other rehabilitative facility.
4.6.5.2	A hysterectomy shall be considered a Covered Service only if the following additional requirements are met:
4.6.5.2.1	The Member must be informed orally and in writing that the hysterectomy will render the individual permanently incapable of reproducing (this is not applicable if the individual was sterile prior to the hysterectomy or in the case of an emergency hysterectomy); and

4.6.5.2.2	The Member must sign and date a “Patient’s Acknowledgement of Prior Receipt of Hysterectomy Information” form prior to the Hysterectomy. Informed consent must be obtained regardless of diagnosis or age.
4.6.5.3	Regardless of whether the requirements listed above are met, a hysterectomy shall not be covered under the following circumstances:
4.6.5.3.1	If it is performed solely for the purpose of rendering a Member permanently incapable of reproducing;

4.6.5.3.2	If there is more than one (1) purpose for performing the hysterectomy, but the primary purpose was to render the Member permanently incapable of reproducing; or

4.6.5.3.3	If it is performed for the purpose of cancer prophylaxis.
4.6.5.4	Abortions or abortion-related services performed for family planning purposes are not Covered Services. Abortions are Covered Services if a Provider certifies that the abortion is medically necessary to save the life of the mother or if pregnancy is the result of rape or incest. The Contractor shall cover treatment of medical complications occurring as a result of an elective abortion and treatments for spontaneous, incomplete, or threatened abortions and for ectopic pregnancies.

4.6.5.5	The Contractor shall maintain documentation of all sterilizations, hysterectomies and abortions and provide documentation to DCH upon the request of DCH.
4.6.6	Pharmacy

4.6.6.1	The Contractor shall provide pharmacy services either directly or through a Pharmacy Benefits Manager (PBM). The Contractor or its PBM may establish a drug formulary if the following minimum requirements are met:
4.6.6.1.1	Drugs from each specific therapeutic drug class are included and are sufficient in amount, duration, and scope to meet Members’ medical needs;

4.6.6.1.2	The only excluded drug categories are those permitted under section 1927(d) of the Social Security Act;

4.6.6.1.3	A Pharmacy & Therapeutics Committee makes the formulary decisions; and

4.6.6.1.4	Over-the-counter medications specified in the Georgia State Medicaid Plan are included in the formulary.
4.6.6.2	The Contractor shall provide the formulary to DCH upon the request of DCH.

4.6.6.3	If the Contractor chooses implement a mail-order pharmacy program, any such program must be accordance with State and federal law.
4.6.7	Immunizations
4.6.7.1	The Contractor shall provide all Members under twenty-one (21) years of age with all vaccines and immunizations in accordance with the Advisory Committee on Immunization Practices (ACIP) guidelines.

4.6.7.2	The Contractor shall ensure that all Providers use vaccines available free under the Vaccine for Children (VFC) program for Medicaid children eighteen (18) years old and younger. Immunizations shall be given in conjunction with Well-Child/Health Check care.

4.6.7.3	The Contractor shall provide all adult immunizations specified in the Georgia Medicaid Policies and Procedures Manual.

4.6.7.4	The Contractor shall report all immunizations to the Georgia Registry of Immunization Transactions and Services (GRITS) in a format to be determined by DCH.
4.6.8	Transportation
4.6.8.1	The Contractor shall provide emergency transportation and shall not retroactively deny a Claim for emergency transportation to an emergency Provider because the Condition, which appeared to be an Emergency Medical

Condition under the prudent layperson standard, turned out to be non-emergency in nature.

4.6.8.2	The Contractor is not responsible for providing non-emergency transportation (NET) but the Contractor shall coordinate with the NET vendors for services required by Members.
4.6.9	Perinatal Services
4.6.9.1	The Contractor shall ensure that appropriate perinatal care is provided to women and newborn Members. The Contractor shall have adequate capacity such that any new Member who is pregnant is able to have an initial visit with her Provider within fourteen (14) Calendar Days of Enrollment. The Contractor shall have in place a system that provides, at a minimum, the following services:
4.6.9.1.1	Pregnancy planning and perinatal health promotion and education for reproductive-age women;

4.6.9.1.2	Perinatal risk assessment of non-pregnant women, pregnant and post-partum women, and newborns and children up to five (5) months of age;

4.6.9.1.3	Childbirth education classes to all pregnant Members and their chosen partner. Through these classes expectant parents shall be encouraged to prepare themselves physically, emotionally, and intellectually for the childbirth experience. The classes shall be offered at times convenient to the population served, in locations that are accessible, convenient and comfortable. Classes shall be offered in languages spoken by the Members.

4.6.9.1.4	Access to appropriate levels of care based on risk assessment, including emergency care;

4.6.9.1.5	Transfer and care of pregnant women, newborns, and infants to tertiary care facilities when necessary;

4.6.9.1.6	Availability and accessibility of OB/GYNs, anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems; and

4.6.9.1.7	Availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems.
4.6.9.2	The Contractor shall provide inpatient care and professional services relating to labor and delivery for its pregnant/delivering Members, and neonatal care for its newborn Members at the time of delivery and for up to forty-eight (48) hours following an uncomplicated vaginal delivery and ninety-six (96) hours following an uncomplicated Caesarean delivery.
4.6.10	Parenting Education
4.6.10.1	In addition to individual parent education and anticipatory guidance to parents and guardians at preventive pediatric visits and Health Check screens, the Contractor shall offer or arrange for parenting skills education to expectant and new parents, at no cost to the Member.

4.6.10.2	The Contractor agrees to create effective ways to deliver this education, whether through classes, as a component of post-partum home visiting, or other such means. The educational efforts shall include topics such as bathing, feeding (including breast feeding), injury prevention, sleeping, illness, when to call the doctor, when to use the emergency room, etc. The classes shall be offered at times convenient to the population served, and in locations that are accessible, convenient and comfortable. Classes shall be offered in languages spoken by the Members.
4.6.11	Mental Health and Substance Abuse
4.6.11.1	The Contractor shall have written Mental Health and Substance Abuse Policies and Procedures that explain how they will arrange or provide for covered mental health and substance abuse services. Such policies and procedures shall include Advance Directives. The Contractor shall assure timely delivery of mental health and substance abuse services and coordination with other acute care services.

4.6.11.2	Mental Health and Substance Abuse Policies and Procedures shall be submitted to DCH for approval within sixty (60) Calendar Days of Contract Award.

4.6.11.3	The Contractor shall permit Members to self-refer to an In-Network Provider for an initial mental health or substance abuse visit but prior authorization may be required for subsequent visits.
4.6.12	Advance Directives
4.6.12.1	In compliance with 42 CFR 438.6 (i) (1)-(2) and 42 CFR 422.128, the Contractor shall maintain written policies and procedures for Advance Directives, including mental health advance directives. Such Advance Directives shall be included in each Member’s medical record. The Contractor shall provide these policies to all Members eighteen (18) years of age and older and shall advise Members of:

4.6.12.1.1	Their rights under the law of the State of Georgia, including the right to accept or refuse medical or surgical treatment and the right to formulate Advance Directives; and

4.6.12.1.2	The Contractor’s written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of Advance Directives as a matter of conscience.
4.6.12.2	The information must include a description of State law and must reflect changes in State laws as soon as possible, but no later than ninety (90) Calendar Days after the effective change.

4.6.12.3	The Contractor’s information must inform Members that complaints may be filed with the State’s Survey and Certification Agency.

4.6.12.4	The Contractor shall educate its staff about its policies and procedures on Advance Directives, situations in which Advance Directives may be of benefit to Members, and their responsibility to educate Members about this tool and assist them to make use of it.

4.6.12.5	The Contractor shall educate Members about their ability to direct their care using this mechanism and shall specifically designate which staff Members and/or network Providers are responsible for providing this education.
4.6.13	Foster Care Forensic Exam
4.6.13.1	The Contractor shall provide a forensic examination to a Member that is less than eighteen (18) years of age that is placed outside the home in State custody. Such exam shall be in accordance with State law and regulations.
4.6.14	Laboratory Services
4.6.14.1	The Contractor shall require all network laboratories to automatically report the Glomerular Filtration Rate (GFR) on any serum creatinine tests ordered by In-Network Providers.
4.6.15	Member Cost-Sharing
4.6.15.1	The Contractor shall ensure that Providers collect Member co-payments as specified in Attachment K.

4.7	EARLY AND PERIODIC SCREENING, DIAGNOSTIC AND TREATMENT (EPSDT) PROGRAM: HEALTH CHECK

4.7.1	General Provisions
4.7.1.1	The Contractor shall provide EPSDT services (called Health Check services) to Medicaid children less than twenty-one (21) years of age and PeachCare for Kids children less than age nineteen (19) years of age (hereafter referred to as Health Check eligible children), in compliance with all requirements found below.

4.7.1.2	The Contractor shall comply with sections 1902(a)(43) and 1905(a)(4)(B) and 1905(r) of the Social Security Act and federal regulations at 42 CFR 441.50 that require EPSDT services to include outreach and informing, screening, tracking, and, diagnostic and treatment services. The Contractor shall comply with all Health Check requirements pursuant to the Georgia Medicaid Policies and Procedures Manual.

4.7.1.3	The Contractor shall develop an EPSDT Plan that includes written policies and procedures for conducting outreach, informing, tracking, and follow-up to ensure compliance with the Health Check periodicity schedules. The EPSDT Plan shall emphasize outreach and compliance monitoring for children and adolescents (young adults), taking into account the multi-lingual, multi-cultural nature of the GHF population, as well as other unique characteristics of this population. The plan shall include procedures for follow-up of missed appointments, including missed Referral appointments for problems identified through Health Check screens and exams. The plan shall also include procedures for referral, tracking and follow up for annual dental examinations and visits. The Contractor shall submit its EPSDT Plan to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.7.2	Outreach and Informing
4.7.2.1	The Contractor’s Health Check outreach and informing process shall include:
4.7.2.1.1	The importance of preventive care;

4.7.2.1.2	The periodicity schedule and the depth and breadth of services;

4.7.2.1.3	How and where to access services, including necessary transportation and scheduling services; and

4.7.2.1.4	A statement that services are provided without cost.
4.7.2.2	The Contractor shall inform its newly enrolled families with Health Check eligible children about the Health Check program within sixty (60) Calendar

Days of Enrollment with the plan. This requirement includes informing pregnant women and new mothers, either before or within seven (7) days after the birth of their children, that Health Check services are available.

4.7.2.3	The Contractor shall provide written notification to its families with Health Check eligible children when appropriate periodic assessments or needed services are due. The Contractor shall coordinate appointments for care. The Contractor shall follow up with families with Health Check eligible children that have failed to access Health Check screens and services after one hundred and twenty (120) Calendar Days of Enrollment in the CMO plan.

4.7.2.4	The Contractor shall provide to each PCP, on a monthly basis, a list of the PCP’s Health Check eligible children that have not had an encounter during the initial one hundred and twenty (120) Calendar Days of CMO plan Enrollment, and/or are not in compliance with the Health Check periodicity schedule. The Contractor and/or the PCP shall contact the Members’ parents or guardians to schedule an appointment.

4.7.2.5	Informing may be oral (on the telephone, face-to-face, or films/tapes) or written and may be done by Contractor personnel or Health Care Providers. All outreach and informing shall be documented and shall be conducted in non-technical language at or below a fifth (5th) grade reading level. The Contractor shall use accepted methods for informing persons who are blind or deaf, or cannot read or understand the English language, in accordance with Section 4.3.2 of this Contract.

4.7.2.6	The Contractor may provide nominal, non-cash incentives to Members to motivate compliance with periodicity schedules.
4.7.3	Screening
4.7.3.1	The Contractor is responsible for periodic screens in accordance with the State’s periodicity schedule. Such screens must include all of the following:
4.7.3.1.1	A comprehensive health and developmental history;

4.7.3.1.2	Developmental assessment, including mental, emotional, and behavioral health development;

4.7.3.1.3	Measurements (including head circumference for infants);

4.7.3.1.4	An assessment of nutritional status;

4.7.3.1.5	A comprehensive unclothed physical exam;

4.7.3.1.6	Immunizations according to the Advisory Committee of Immunization Practices (ACIP);

4.7.3.1.7	Certain laboratory tests (including the federally required blood lead screening);

4.7.3.1.8	Anticipatory guidance and health education;

4.7.3.1.9	Vision screening;

4.7.3.1.10	Tuberculosis and lead risk screening;

4.7.3.1.11	Hearing screening; and

4.7.3.1.12	Dental and oral health assessment.
4.7.3.2	Lead screening is a required component of a Health Check screen and the Contractor shall implement a screening program for the presence of lead toxicity. The screening program shall consist of two (2) parts: verbal risk assessment (from thirty-six (36) to seventy-two (72) months of age), and blood lead screening. Regardless of risk, the Contractor shall provide for a blood lead screening test for all Health Check eligible children at twelve (12) and twenty-four (24) months of age. Children between twenty-four (24) months of age and seventy-two (72) months of age should receive a blood lead screening test if there is no record of a previous test.

4.7.3.3	The Contractor shall have a lead case management program for Health Check eligibles and their households when there is a positive blood lead test equal to or greater than ten (10) micrograms per deciliter. The lead case management program shall include education, a written case management plan that includes all necessary referrals, coordination with other specific agencies, and aggressive pursuit of non-compliance with follow-up tests and appointments.

4.7.3.4	The Contractor shall have procedures for Referral to and follow up with oral health professionals, including annual dental examinations and services by an oral health professional.

4.7.3.5	The Contractor shall provide inter-periodic screens, which are screens that occur between the complete periodic screens and are Medically Necessary to determine the existence of suspected physical or mental illnesses or Conditions. This includes at a minimum vision, hearing and dental services.

4.7.3.6	The Contractor shall provide Referrals for further diagnostic and/or treatment services to correct or ameliorate defects, and physical and mental illnesses and Conditions discovered by the Health Check screens. Referral and follow up may be made to the Provider conducting the screening or to another Provider, as appropriate.

4.7.3.7	The Contractor shall provide an initial health and screening visit to all newly enrolled GHF Health Check eligible children within ninety (90) Calendar Days and within twenty-four (24) hours of birth to all newborns.

4.7.3.8	Minimum Contractor compliance with the Health Check screening requirements, including blood lead screening and annual dental examinations and services, is an eighty percent (80%) screening rate, using the methodology prescribed by CMS to determine the screening rate.
4.7.4	Tracking
4.7.4.1	The Contractor shall establish a tracking system that provides information on compliance with Health Check requirements. This system shall track, at a minimum, the following areas:
4.7.4.1.1	Initial newborn Health Check visit occurring in the hospital;

4.7.4.1.2	Periodic and preventive/well child screens and visits as prescribed by the periodicity schedule;

4.7.4.1.3	Diagnostic and treatment services, including Referrals;

4.7.4.1.4	Immunizations, lead, tuberculosis and dental services; and

4.7.4.1.5	A reminder/notification system.
4.7.4.2	All information generated and maintained in the tracking system shall be consistent with Encounter Data requirements as specified elsewhere herein.
4.7.5	Diagnostic and Treatment Services
4.7.5.1	If a suspected problem is detected by a screening examination as described above, the child shall be evaluated as necessary for further diagnosis. This diagnosis is used to determine treatment needs.

4.7.5.2	Health Check requires coverage for all follow-up diagnostic and treatment services deemed Medically Necessary to ameliorate or correct a problem discovered during a Health Check screen. Such Medically Necessary diagnostic and treatment services must be provided regardless of whether such services are covered by the State Medicaid Plan, as long as they are Medicaid-Covered Services as defined in Title XIX of the Social Security Act. The Contractor shall provide Medically Necessary, Medicaid-covered diagnostic and treatment services, either directly or by Referral.

4.7.6	Reporting Requirements
4.7.6.1	The Contractor shall submit to DCH quarterly Health Check Reports as described in Section 4.18.4.1. The Contractor shall report Health Check visits in accordance with the appropriate codes specified in the appropriate Provider Handbooks.
4.8	PROVIDER NETWORK

4.8.1	General Provisions
4.8.1.1	The Contractor is solely responsible for providing a network of physicians, pharmacies, hospitals, and other health care Providers through whom it provides the items and services included in Covered Services.

4.8.1.2	The Contractor shall ensure that its network of Providers is adequate to assure access to all Covered Services, and that all Providers are appropriately credentialed, maintain current licenses, and have appropriate locations to provide the Covered Services.

4.8.1.3	The Contractor shall not include any Providers who have been excluded from participation by the Department of Health and Human Services, Office of Inspector General, or who are on the State’s list of excluded Providers. The Contractor is responsible for routinely checking the exclusions list and shall immediately terminate any Provider found to be excluded and notify the Member per the requirements outlined in this Contract.

4.8.1.4	The Contractor shall require that each Provider have a unique physician identifier number (UPIN). Effective May 23, 2007, in accordance with 45 CFR 160.103, the Contractor shall require that each Provider have a national Provider identifier (NPI).

4.8.1.5	The Contractor shall have written Selection and Retention Policies and Procedures. These policies shall be submitted to DCH for review and approval within sixty (60) Calendar Days of Contract Award. In selecting and retaining Providers in its network the Contractor shall consider the following:
4.8.1.5.1	The anticipated GHF Enrollment;

4.8.1.5.2	The expected Utilization of services, taking into consideration the characteristics and Health Care needs of its Members;

4.8.1.5.3	The numbers and types (in terms of training, experience and specialization) of Providers required to furnish the Covered Services;

4.8.1.5.4	The numbers of network Providers who are not accepting new GHF patients; and

4.8.1.5.5	The geographic location of Providers and Members, considering distance, travel time, the means of transportation ordinarily used by Members, and whether the location provides physical access for Members with disabilities.
4.8.1.6	If the Contractor declines to include individual Providers or groups of Providers in its network, the Contractor shall give the affected Providers written notice of the reason(s) for the decision.

4.8.1.7	These provisions shall not be construed to:
4.8.1.7.1	Require the Contractor to contract with Providers beyond the number necessary to meet the needs of its Members;

4.8.1.7.2	Preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to Members.
4.8.1.8	The Contractor shall ensure that all network Providers have knowingly and willfully agreed to participate in the Contractor’s network. The Contractor shall be prohibited from acquiring established networks without contacting each individual Provider to ensure knowledge of the requirements of this Contract and the Provider’s complete understanding and agreement to fulfill all terms of the Provider Contract, as outlined in section 4.10. DCH reserves the right to confirm and validate, through both the collection of information and documentation from the Contractor and on-site visits to network Providers, the existence of a direct relationship between the Contractor and the network Providers.

4.8.1.9	The Contractor shall submit an up-dated version of the Provider Network Listing spreadsheet for all requested Provider types (as outlined under Required Attachments in 5.1.2.8 in the RFP), and include any Provider Letters of Intent or executed Signature Pages of Provider Contracts not previously submitted (as part of the RFP response) to DCH within sixty (60) Calendar Days of Contract Award.

4.8.1.10	The Contractor shall submit a final copy of the Provider Network Listing spreadsheet for all requested Provider types (as outlined under Required Attachments in 5.1.2.8 in the RFP), Signature Pages for all Provider Contracts, and written acknowledgements from all Providers part of a PHO, IPA, or other network stating that they know they are in the CMO’s network, know they are accepting Medicaid patients, and that they are accepting the terms and conditions. These shall all be submitted to DCH ninety (90) Calendar Days prior to implementation of GHF in that Service Region.
4.8.2	Primary Care Providers (PCPs)
4.8.2.1	The Contractor shall offer its Members freedom of choice in selecting a PCP. The Contractor shall have written PCP Selection Policies and Procedures describing how Members select their PCP.

4.8.2.2	The Contractor shall submit these PCP Selection Policies and Procedures policies to DCH for review and approval within sixty (60) Calendar Days of Contract Award.

4.8.2.3	PCP assignment policies shall be in accordance with Section 4.1.2 of this Contract.

4.8.2.4	The Contractor may require that Members are assigned to the same PCP for a period of up to six (6) months. In the event the Contractor requires that Members are assigned to the same PCP for a period of six (6) months or less, the following exceptions shall be made:
4.8.2.4.1	Members shall be allowed to change PCPs without cause during the first ninety (90) Calendar Days following PCP selection;

4.8.2.4.2	Members shall be allowed to change PCPs with cause at anytime. The following constitute cause for change:
i.	The PCP no longer meets the geographic access standards as defined in Section 4.8.12;

ii.	The PCP does not, because of moral or religious objections, provide the Covered Service(s) the Member seeks; and

iii.	The Member requests to be assigned to the same PCP as other family members.
4.8.2.4.3	Members shall be allowed to change PCPs every six (6) months.
4.8.2.5	The PCP is responsible for supervising, coordinating, and providing all Primary Care to each assigned Member. In addition, the PCP is responsible for coordinating and/or initiating Referrals for specialty care (both in and out of network), maintaining continuity of each Member’s Health Care and maintaining the Member’s Medical Record, which includes documentation of all services provided by the PCP as well as any specialty services. The Contractor shall require that PCPs fulfill these responsibilities for all Members.

4.8.2.6	The Contractor shall include in its network as PCPs the following:
4.8.2.6.1	Physicians who routinely provide Primary Care services in the areas of:
i.	Family Practice;

ii.	General Practice;

iii.	Pediatrics; or

iv.	Internal Medicine.
4.8.2.6.2	Nurse Practitioners Certified (NP-C) specializing in:
i.	Family Practice; or

ii.	Pediatrics.
4.8.2.7	NP-Cs in independent practice must also have a current collaborative agreement with a licensed physician who has hospital admitting privileges.

4.8.2.8	FQHCs and RHCs may be included as PCPs. The Contractor shall maintain an accurate list of all Providers rendering care at these facilities.

4.8.2.9	Primary Care Public Health Department Clinics and Primary Care Hospital Outpatient Clinics may be included as PCPs if they agree to the requirements of the PCP role, including the following conditions:
4.8.2.9.1	The practice must routinely deliver Primary Care as defined by the majority of the practice devoted to providing continuing comprehensive and coordinated medical care to a population undifferentiated by disease or organ system. If deemed necessary, a Medical Record audit of the practice will be performed. Any exceptions to this requirement will be considered on a case-by-case basis.

4.8.2.9.2	Any Referrals for specialty care to other Providers of the same practice may be reviewed for appropriateness.
4.8.2.10	Physician’s assistants (PAs) may participate as a PCP as a Member of a physician’s practice.

4.8.2.11	The Contractor may allow female Members to select a gynecologist or obstetrician-gynecologist (OB-GYN) as their Primary Care Provider.

4.8.2.12	The Contractor may allow Members with Chronic Conditions to select a specialist with whom he or she has an on-going relationship to serve as a PCP.
4.8.3	Direct Access
4.8.3.1	The Contractor shall provide female Members with direct in-network access to a women’s health specialist for covered care necessary to provide her routine and preventive Health Care services. This is in addition to the Member’s designated source of Primary Care if that Provider is not a women’s health specialist.

4.8.3.2	The Contractor shall have a process in place that ensures that Members determined to need a course of treatment or regular care monitoring have direct access to a specialist as appropriate for the Member’s condition and identified needs. The Medical Director shall be responsible for over-seeing this process.

4.8.3.3	The Contractor shall ensure that Members who are determined to need a course of treatment or regular care monitoring have a treatment plan. This treatment plan shall be developed by the Member’s PCP with Member participation, and in consultation with any specialists caring for the Member. This treatment plan shall be approved in a timely manner by the Medical Director and in accord with any applicable State quality assurance and utilization review standards.
4.8.4	Significant Traditional Providers (STPs)
4.8.4.1	The Contractor shall include in its network all STPs in its Service Region for the first two (2) years of operation under this Contract, provided that the STP:
4.8.4.1.1	Agrees to participate as an In-Network Provider and abide by the provisions of the Provider Contract as discussed in Section 4.10.

4.8.4.1.2	Agrees to accept the Contractor’s Provider reimbursement rate for the Provider Type/Class; and

4.8.4.1.3	Meets the Contractor’s credentialing requirements as established pursuant to Section 4.8.13.
4.8.4.2	Provider types/classes eligible for participation as a STP are:
4.8.4.2.1	PCPs (as defined in Section 4.8.2.6);

4.8.4.2.2	OB-GYNs;

4.8.4.2.3	Behavioral Health Providers;

4.8.4.2.4	Oral Health Providers;

4.8.4.2.5	Pharmacies; and

4.8.4.2.6	Hospitals.
4.8.4.3	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include STPs in its network. This documentation shall be provided to DCH upon request.
4.8.5	Pharmacies
4.8.5.1	The Contractor shall maintain a comprehensive Provider network of pharmacies that ensures pharmacies are available and accessible to all Members.
4.8.6	Hospitals
4.8.6.1	The Contractor shall have a comprehensive Provider network of hospitals such that they are available and accessible to all Members. This includes, but is not limited to tertiary care facilities and facilities with neo-natal, intensive care, burn, and trauma units.

4.8.6.2	The Contractor shall include in its network Critical Access Hospitals (CAHs) that are located in its Service Region.

4.8.6.3	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include CAHs in its network. This documentation shall be provided to DCH upon request.
4.8.7	Laboratories
4.8.7.1	The Contractor shall maintain a comprehensive Provider network of laboratories that ensures laboratories are accessible to all Members. The Contractor shall ensure that all laboratory testing sites providing services under this contract have either a clinical laboratory (CLIA) certificate or a waiver of a certificate of registration, along with a CLIA number, pursuant to 42 CFR 493.3.
4.8.8	Mental Health/Substance Abuse
4.8.8.1	The Contractor shall include in its network Community Service Boards (CSBs) that meet the requirements and are located in its Service Region.

4.8.8.2	The Contractor shall maintain copies of all letters and other correspondence related to the inclusion of CSBs in its network. This documentation shall be provided to DCH upon request.
4.8.9	Federally Qualified Health Centers (FQHCs) and Rural Health Clinics (RHCs)
4.8.9.1	The Contractor shall include in its Provider network all FQHCs and RHCs in its Service Region.

4.8.9.2	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include FQHCs and RHCs in its network. This documentation shall be provided to DCH upon request.
4.8.10	Family Planning Clinics
4.8.10.1	The Contractor shall make a reasonable effort to subcontract with all family planning clinics, including those funded by Title X of the Public Health Services Act.

4.8.10.2	The Contractor shall maintain copies of all letters and other correspondence related to its efforts to include Title X Clinics in its network. This documentation shall be provided to DCH upon request.
4.8.11	Nurse Practitioners Certified (NP-Cs) and Certified Nurse Midwives (CNMs)
4.8.11.1	The Contractor shall ensure that Members have appropriate access to NP-Cs and CNMs, through either Provider contracts or Referrals. This provision shall in no way be interpreted as requiring the Contractor to provide any services that are not Covered Services.
4.8.12	Geographic Access Requirements
4.8.12.1	In addition to maintaining in its network a sufficient number of Providers to provide all services to its Members, the Contractor shall meet the following geographic access standards for all Members:

	Urban	Rural
PCPs	Two (2) within eight (8) miles	Two (2) within fifteen (15) miles

Specialists	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty- five (45) miles

Dental Providers	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty- five (45) miles

	Urban	Rural
Hospitals	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty- five (45) miles

Mental Health Providers	One (1) within thirty (30) minutes or thirty (30) miles	One within forty-five (45) minutes or forty- five (45) miles

Pharmacies	One (1) twenty-four (24) hours a day, seven (7) days a week within fifteen (15) minutes or fifteen (15) miles	One (1) twenty-four (24) hours a day, seven (7) days a week within thirty (30) minutes or thirty (30) miles
4.8.12.2	All travel times are maximums for the amount of time it takes a Member, using usual travel means in a direct route to travel from their home to the Provider. DCH recognizes that transportation with NET vendors may not always follow direct routes due to multiple passengers.
4.8.13	Waiting Maximums and Appointment Requirements
4.8.13.1	The Contractor shall require that all network Providers offer hours of operation that are no less than the hours of operation offered to commercial and Fee-for-Service patients. The Contractor shall encourage its PCPs to offer After-Hours office care in the evenings and on week-ends.

4.8.13.2	Office wait times for appointments shall not exceed one (1) hour.

4.8.13.3	The Contractor shall have in its network the capacity to ensure that waiting times for appointments do not exceed the following:

PCPs (routine visits)	21 Calendar Days

PCP (adult sick visit)	72 hours

PCP (pediatric sick visit)	24 hours

Specialist	30 Calendar Days

Dental Providers	30 Calendar Days

Non-emergency hospital stays	30 Calendar Days

Mental health Providers	14 Calendar Days

Urgent Care Providers	24 hours

Emergency Providers	immediately (24 hours a day, 7 days a week) and without prior authorization
4.8.13.4	The Contractor shall provide adequate capacity for initial visits for pregnant women within fourteen (14) Calendar Days and visits for Health Check eligible children within ninety (90) Calendar Days of Enrollment into the CMO plan.

4.8.13.5	The Contractor shall take corrective action if there is a failure to comply with these waiting times.
4.8.14	Credentialing
4.8.14.1	The Contractor shall maintain written policies and procedures for the Credentialing and Re-Credentialing of network Providers, using standards established by National Committee Quality Assurance (NCQA), Joint Commission on Accreditation Healthcare Organization (JCAHO), or American Accreditation Healthcare Commission/URAC. At a minimum the Contractor shall require that each Provider be credentialed in accordance with State law. The Contractor may impose more stringent Credentialing criteria than the State requires.

4.8.14.2	Such policies and procedures shall include: the verification of the existence and maintenance of credentials, licenses, certificates, and insurance coverage of each Provider from a primary source; a methodology and process for Re-Credentialing Providers; a description of the initial quality assessment of private practitioner offices and other patient care settings; and procedures for disciplinary action, such as reducing, suspending, or terminating Provider privileges.

4.8.14.3	Upon the request of DCH, The Contractor shall make available all licenses, insurance certificates, and other documents of network Providers.

4.8.13.4	The Contractor shall submit its Provider Credentialing and re-Credentialing Policies and Procedures to DCH within sixty (60) Calendar Days of Contract Award.
4.8.15	Mainstreaming
4.8.15.1	The Contractor shall ensure that all In-Network Providers accept Members for treatment, unless they have a full panel and are accepting no new GHF or commercial patients. The Contractor shall also ensure that In-Network Providers do not intentionally segregate Members in any way from other persons receiving services.

4.8.15.2	The Contractor shall ensure that Members are provided services without regard to race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual preference, health status, income status, or physical or mental disability.
4.8.16	Coordination Requirements

4.8.16.1	The Contractor shall coordinate with all divisions within DCH, as well as with other State agencies, and with other CMO plans operating within the same Service Region.
4.8.16.2	The Contractor shall also coordinate with local education agencies in the Referral and provision of children’s intervention services provided through the school to ensure Medical Necessity and prevent duplication of services.
4.8.16.3	The Contractor shall coordinate the services furnished to its Members with the service the Member receives outside the CMO plan, including services received through any other managed care entity.
4.8.16.4	The Contractor shall coordinate with all NET vendors.
4.8.16.5	DCH strongly encourages the Contractor to Contract with Providers of essential community services who would normally Contract with the State as well as other public agencies and with non-profit organizations that have maintained a historical base in the community.
4.8.16.6	The Contractor shall implement procedures to ensure that in the process of coordinating care each Member’s privacy is protected consistent with the confidentiality requirements in 45 CFR 160 and 45 CFR 164.
4.8.17	Network Changes
4.8.17.1	The Contractor shall notify DCH within seven (7) Business Days of any significant changes to the Provider network or, if applicable, to any Subcontractors’ Provider network. A significant change is defined as:
4.8.17.1.1	A decrease in the total number of PCPs by more than five percent (5%);
4.8.17.1.2	A loss of all Providers in a specific specialty where another Provider in that specialty is not available within sixty (60) miles;
4.8.17.1.3	A loss of a hospital in an area where another CMO plan hospital of equal service ability is not available within thirty (30) miles; or
4.8.17.1.4	Other adverse changes to the composition of the network which impair or deny the Members’ adequate access to In-Network Providers.
4.8.17.2	The Contractor shall have procedures to address changes in the health plan Provider network that negatively affect the ability of Members to access services, including access to a culturally diverse Provider network. Significant changes in network composition that negatively impact Member access to services may be grounds for Contract termination or State determined remedies.
4.8.17.3	If a PCP ceases participation in the Contractor’s Provider network the Contractor shall send written notice to the Members who have chosen the Provider as their PCP. This notice shall be issued no less than thirty (30) Calendar Days prior to the effective date of the termination and no more than ten (10) Calendar Days after receipt or issuance of the termination notice.
4.8.17.4	If a Member is in a prior authorized ongoing course of treatment with any other participating Provider who becomes unavailable to continue to provide services, the Contractor shall notify the Member in writing within ten (10) Calendar Days from the date the Contractor becomes aware of such unavailability.
4.8.17.5	These requirements to provide notice prior to the effective dates of termination shall be waived in instances where a Provider becomes physically unable to care for Members due to illness, a Provider dies, the Provider moves from the Service Region and fails to notify the Contractor, or when a Provider fails Credentialing. Under these circumstances notice shall be issued immediately upon the Contractor becoming aware of the circumstances.
4.8.18	Out-of-Network Providers
4.8.18.1	If the Contractor’s network is unable to provide Medically Necessary Covered Services to a particular Member, the Contractor shall adequately and timely cover these services Out-of-Network for the Member.
4.8.18.2	The Contractor shall coordinate with Out-of-Network Providers regarding payment. For payment to Out-of-Network, or non-participating Providers, the following guidelines apply:
4.8.18.2.1	If the Contractor offers the service through an In-Network Provider(s), and the Member chooses to access the service (i.e., it is not an emergency) from an Out-of-Network Provider, the Contractor is not responsible for payment.
4.8.18.2.2	If the service is not available from an In-Network Provider, but the Contractor has three (3) Documented Attempts to contract with the Provider, the Contractor is not required to pay more than Medicaid FFS rates for the applicable service, less ten percent (10%).
4.8.18.2.3	If the service is available from an In-Network Provider, but the service meets the Emergency Medical Condition standard, and the Contractor has three (3) Documented Attempts to contract with the Provider, the

Contractor is not required to pay more than Medicaid FFS rates for the applicable service, less ten percent (10%).
4.8.18.2.4	If the service is not available from an In-Network Provider and the Member requires the service and is referred for treatment to an Out-of-Network Provider, the payment amount is a matter between the CMO and the Out-of-Network Provider.
4.8.18.3	In the event that needed services are not available from an In-Network Provider and the Member must receive services from an Out-of-Network Provider, the Contractor is prohibited from charging the Member more than it would have if the services were furnished within the network.
4.8.19	Reporting Requirements
4.8.19.1	The Contractor shall submit to DCH Provider Network Adequacy and Capacity Reports, as described in Section 4.18.6.2.
4.8.19.2	The Contractor shall submit to DCH quarterly Timely Access Reports as described in Section 4.18.4.2.
4.9	PROVIDER SERVICES
4.9.1	General Provisions
4.9.1.1	The Contractor shall provide information to all Providers about GHF in order to operate in full compliance with the GHF Contract and all applicable federal and State regulations.
4.9.1.2	The Contractor shall monitor Provider knowledge and understanding of Provider requirements, and take corrective actions to ensure compliance with such requirements.
4.9.1.3	The Contractor shall submit to DCH for review and prior approval all materials and information to be distributed and/or made available.
4.9.1.4	All Provider Handbooks and bulletins must be in compliance with State and federal laws.
4.9.2	Provider Handbooks
4.9.2.1	The Contractor shall issue a Provider Handbook to all network Providers at the time the Provider Contract is signed. The Contractor may choose not to distribute the Provider Handbook via mail, provided it submits a written notification to all Providers that explains how to obtain the Provider Handbook from the CMO’s Web site. This notification shall also detail how the Provider can request a hard-copy from the CMO at no charge to the Provider. All Provider Handbooks and bulletins shall be in compliance with State and federal laws. The Provider Handbook shall serve as a source of information regarding GHF Covered Services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all Contract requirements are being met. At a minimum the Provider Handbook shall include the following information:
4.9.2.1.1	Description of the GHF;

4.9.2.1.2	Covered Services;

4.9.2.1.3	Emergency Service responsibilities;

4.9.2.1.4	Health Check/EPSDT program services and standards;

4.9.2.1.5	Policies and procedures of the Provider complaint system;

4.9.2.1.6	Information on the Member Grievance System, including the Member’s right to a State Administrative Law Hearing, the timeframes and requirements, the availability of assistance in filing, the toll-free numbers and the Member’s right to request continuation of Benefits while utilizing the Grievance System;

4.9.2.1.7	Medical Necessity standards and practice guidelines;

4.9.2.1.8	Practice protocols, including guidelines pertaining to the treatment of chronic and complex Conditions;

4.9.2.1.9	PCP responsibilities;

4.9.2.1.10	Other Provider or Subcontractor responsibilities;

4.9.2.1.11	Prior Authorization, Pre-Certification, and Referral procedures;

4.9.2.1.12	Protocol for Encounter Data element reporting/records;

4.9.2.1.13	Medical Records standard;

4.9.2.1.14	Claims submission protocols and standards, including instructions and all information necessary for a clean or complete Claim;

4.9.2.1.15	Payment policies;

4.9.2.1.16	The Contractor’s Cultural Competency Plan; and

4.9.2.1.17	Member rights and responsibilities.
4.9.2.2	The Contractor shall disseminate bulletins as needed to incorporate any needed changes to the Provider Handbook.
4.9.2.3	The Contractor shall submit the Provider Handbook to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.9.3	Education and Training
4.9.3.1	The Contractor shall provide training to all Providers and their staff regarding the requirements of the Contract and special needs of Members. The Contractor shall conduct initial training within thirty (30) Calendar Days of placing a newly Contracted Provider on active status. The Contractor shall also conduct ongoing training as deemed necessary by the Contractor or DCH in order to ensure compliance with program standards and the GHF Contract.
4.9.3.2	The Contractor shall submit the Provider Training Manual and Training Schedule to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.9.4	Provider Relations
4.9.4.1	The Contractor shall establish and maintain a formal Provider relations function to timely and adequately respond to inquiries, questions and concerns from network Providers. The Contractor shall implement policies addressing the compliance of Providers with the requirements of GHF, institute a mechanism for Provider dispute resolution and execute a formal system of terminating Providers from the network.
4.9.4.2	The Contractor shall provide for a Provider Relations Liaison to carry out the Provider relations functions. There shall be at least one (1) Provider Relations Liaison in each Service Region.
4.9.5	Toll-free Telephone Hotline
4.9.5.1	The Contractor shall operate a toll-free telephone hotline to respond to Provider questions, comments and inquiries.
4.9.5.2	The Contractor shall develop Telephone Hotline Policies and Procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

4.9.5.3	The Contractor shall submit these Telephone Hotline Policies and Procedures, including performance standards, to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.9.5.4	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.
4.9.5.5	Pursuant to OCGA 30-20A-7.1, the telephone hotline shall be staffed twenty-four (24) hours a day, seven (7) days a week to respond to Prior Authorization and Pre-certification requests. This telephone hotline shall have staff to respond to Provider questions in all other areas, including the Provider complaint system, Provider responsibilities, etc. between the hours of 7:00am and 7:00pm EST Monday through Friday, excluding State holidays.
4.9.5.6	The Contractor shall develop performance standards and monitor Telephone Hotline performance by recording calls and employing other monitoring activities. At a minimum, the standards shall require that, on a monthly basis, eighty percent (80%) of calls are answered by a person within thirty (30) seconds, the Blocked Call rate does not exceed one percent (1%), and the rate of Abandoned Calls does not exceed five percent (5%).
4.9.5.7	The Contractor shall insure that after regular business hours the non-Prior Authorization/Pre-certification line is answered by an automated system with the capability to provide callers with operating hours information and instructions on how to verify Enrollment for a Member with an Emergency or Urgent Medical Condition. The requirement that the Contractor shall provide information to Providers on how to verify Enrollment for a Member with an Emergency or Urgent Medical Condition shall not be construed to mean that the Provider must obtain verification before providing Emergency Services.
4.9.5.8	The Contractor shall develop Call Center Quality Criteria and Protocols to measure and monitor the accuracy of responses and phone etiquette as it relates to the Toll-free Telephone Hotline. The Contractor shall submit the Call Center Quality Criteria and Protocols to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.9.6	Internet Presence/Web Site
4.9.6.1	The Contractor shall dedicate a section of its Web Site to Provider services and provide at a minimum, the capability for Providers to make inquiries and receive responses through the Medicaid fiscal agent Web Site, (www.ghp.georgia.gov).
4.9.6.2	In addition to the specific requirements outlined above, the Contractor’s Web Site shall be functionally equivalent, with respect to functions described in this Contract, to the Web Site maintained by the State’s Medicaid fiscal agent (www.ghp.georgia.gov).
4.9.6.3	The Contractor shall submit Web site screenshots to DCH for review and approval sixty (60) Calendar Days prior to implementation of GHF.
4.9.7	Provider Complaint System
4.9.7.1	The Contractor shall establish a Provider Complaint system that permits a Provider to dispute the Contractor’s policies, procedures, or any aspect of a Contractor’s administrative functions, including Proposed Actions.
4.9.7.2	The Contractor shall submit its Provider Complaint System Policies and Procedures to DCH for review and approval within sixty (60) Calendar Days of Contract Award.
4.9.7.3	The Contractor shall include its Provider Complaint System Policies and Procedures in its Provider Handbook that is distributed to all network Providers. This information shall include, but not be limited to, specific instructions regarding how to contact the Contractor’s Provider services to file a Provider complaint and which individual(s) have the authority to review a Provider complaint.
4.9.7.4	The Contractor shall distribute the Provider Complaint System Policies and Procedures to Out-of-Network Providers with the remittance advice of the processed Claim. The Contractor may distribute a summary of these Policies and Procedures if the summary includes information on how the Provider may access the full Policies and Procedures on the Web site. This summary shall also detail how the Provider can request a hard-copy from the CMO at no charge to the Provider.

4.9.7.5	As a part of the Provider Complaint System, the Contractor shall:
4.9.7.5.1	Allow Providers forty-five (45) Calendar Days to file a written complaint;
4.9.7.5.2	Require that Providers exhaust the Contractor’s internal Provider Complaint process prior to requesting an Administrative Law Hearing (State Fair Hearing);
4.9.7.5.3	Have dedicated staff for Providers to contact via telephone, electronic mail, or in person, to ask questions, file a Provider Complaint and resolve problems;

4.9.7.5.4	Identify a staff person specifically designated to receive and process Provider Complaints;
4.9.7.5.5	Thoroughly investigate each GHF Provider Complaint using applicable statutory, regulatory, and Contractual provisions, collecting all pertinent facts from all parties and applying the Contractor’s written policies and procedures; and
4.9.7.5.6	Ensure that CMO plan executives with the authority to require corrective action are involved in the Provider Complaint process.
4.9.7.6	In the event the outcome of the review of the Provider Complaint is adverse to the Provider, the Contractor shall provide a written Notice of Adverse Action to the Provider. The Notice of Adverse Action shall state that Providers may request an Administrative Law Hearing in accordance with OCGA § 49-4-153.
4.9.7.7	The Contractor shall notify the Providers that a request for an Administrative Law Hearing must include the following information:
4.9.7.7.1	A clear expression by the Provider that he/she wishes to present his/her case to an Administrative Law Judge;
4.9.7.7.2	Identification of the Action being appealed and the issues that will be addressed at the hearing;
4.9.7.7.3	A specific statement of why the Provider believes the Contractor’s Action is wrong; and

4.9.7.7.4	A statement of the relief sought.
4.9.7.8	The Contractor shall include with the Notice of Adverse Action the following address where a request for an Administrative Law Hearing can be sent:
Department of Community Health
Legal Services Section
Division of Medical Assistance
Two Peachtree Street, NW-40th Floor
Atlanta, Georgia 30303-3159
4.9.8	Reporting Requirements
4.9.8.1	The Contractor shall submit to DCH weekly Telephone Activity Reports as described in Section 4.18.2.2.

4.9.8.2	The Contractor shall submit to DCH quarterly Provider Complaints Reports as described in 4.18.4.3.
4.10	PROVIDER CONTRACTS AND PAYMENTS
4.10.1	Provider Contracts
4.10.1.1	The Contractor shall comply with all DCH procedures for contract review and approval submission. Memoranda of Agreement (MOA) shall not be permitted. Letters of Intent shall only be permitted in accordance with Section 4.8.1.9.
4.10.1.2	The Contractor shall submit to DCH for review and approval a model for each type of Provider Contract within sixty (60) Calendar Days of Contract Award.
4.10.1.3	Any significant changes to the model Provider Contract shall be submitted to DCH for review and approval no later than thirty (30) Calendar Days prior to the Enrollment of Members into the CMO plan.
4.10.1.4	Upon request, the Contractor shall provide DCH with free copies of all executed Provider Contracts.
4.10.1.5	In addition to addressing the CMO plan licensure requirements, the Contractor’s Provider Contracts shall:
4.10.1.5.1	Prohibit the Provider from seeking payment from the Member for any Covered Services provided to the Member within the terms of the Contract and require the Provider to look solely to the Contractor for compensation for services rendered, with the exception of nominal cost sharing pursuant to the Georgia State Medicaid Plan, the Georgia State Medicaid Policies and Procedures Manual, and the GHF Contract;
4.10.1.5.2	Require the Provider to cooperate with the Contractor’s quality improvement and Utilization Review and management activities;
4.10.1.5.3	Include provisions for the immediate transfer to another PCP or Contractor if the Member’s health or safety is in jeopardy;
4.10.1.5.4	Not prohibit a Provider from discussing treatment or non-treatment options with Members that may not reflect the Contractor’s position or may not be covered by the Contractor;
4.10.1.5.5	Not prohibit a Provider from acting within the lawful scope of practice, from advising or advocating on behalf of a Member for the

Member’s health status, medical care, or treatment or non-treatment options, including any alternative treatments that might be self-administered;
4.10.1.5.6	Not prohibit a Provider from advocating on behalf of the Member in any Grievance System or Utilization Review process, or individual authorization process to obtain necessary Health Care services;
4.10.1.5.7	Require Providers to meet appointment waiting time standards pursuant to Section 4.8.12.3 of this Contract;
4.10.1.5.8	Provide for continuity of treatment in the event a Provider’s participation terminates during the course of a Member’s treatment by that Provider;
4.10.1.5.9	Prohibit discrimination with respect to participation, reimbursement, or indemnification of any Provider who is acting within the scope of his or her license or certification under applicable State law, solely on the basis of such license or certification. This provision should not be construed as any willing provider law, as it does not prohibit Contractors from limiting Provider participation to the extent necessary to meet the needs of the Members. Additionally, this provision shall not preclude the Contractor from using different reimbursement amounts for different specialties or for different practitioners in the same specialty. This provision also does not interfere with measures established by the Contractor that are designed to maintain Quality and control costs;
4.10.1.5.10	Prohibit discrimination against Providers serving high-risk populations or those that specialize in Conditions requiring costly treatments;
4.10.1.5.11	Specify that CMS and DCH will have the right to inspect, evaluate, and audit any pertinent books, financial records, documents, papers, and records of any Provider involving financial transactions related to the GHF Contract;

4.10.1.5.12	Specify Covered Services and populations;
4.10.1.5.13	Require Provider submission of complete and timely Encounter Data, pursuant to Section 4.17 of the GHF Contract;
4.10.1.5.14	Include the definition and standards for Medical Necessity, pursuant to the definition in Section 4.5.4 of this Contract;
4.10.1.5.15	Specify rates of payment. The Contractor ensures that Providers will accept such payment as payment in full for Covered Services provided to Members, as deemed Medically Necessary and appropriate under the Contractor’s Quality Improvement and Utilization Management program, less any applicable Member cost sharing pursuant to the GHF Contract;
4.10.1.5.16	Provide for timely payment to all Providers for Covered Services to Members. Pursuant to the Georgia Prompt Payment Requirements timely payment is defined as fifteen (15) Calendar Days for a Clean Claim;

4.10.1.5.17	Specify acceptable billing and coding requirements;
4.10.1.5.18	Require that Providers comply with the Contractor’s Cultural Competency plan;
4.10.1.5.19	Require that any marketing materials developed and distributed by Providers be submitted to the Contractor to submit to DCH for approval;
4.10.1.5.20	Specify that in the case of newborns the Contractor shall be responsible for any payment owed to Providers for services rendered prior to the newborn’s Enrollment with the Contractor;
4.10.1.5.21	Specify that the Contractor shall not be responsible for any payments owed to Providers for services rendered prior to a Member’s Enrollment with the Contractor, even if the services fell within the established period of retroactive eligibility;

4.10.1.5.22	Comply with 42 CFR 434 and 42 CFR 438.6;
4.10.1.5.23	Require Providers to collect Member co-payments as specified in Attachment K;
4.10.1.5.24	Not employ or subcontract with individuals on the State or Federal Exclusions list;
4.10.1.5.25	Prohibit Providers from making Referrals for designated health services to Health Care entities with which the Provider or a Member of the Provider’s family has a Financial Relationship.
4.10.1.5.26	Require Providers of transitioning Members to cooperate in all respects with Providers of other CMO plans to assure maximum health outcomes for Members; and
4.10.1.5.27	Not require that Providers sign exclusive Provider Contracts with the Contractor if the Provider is an STP, CAH, FQHC, or RHC.

4.10.1.5.28	Contain a provision stating that in the event DCH is due funds from a Provider, the Contractor shall reduce payment by one hundred percent (100%) to that Provider until such time as the amount owed to DCH is recovered.
4.10.1.5.29	Contain a provision giving notice that the Contractor’s negotiated rates with Providers shall be adjusted in the event the Commissioner of DCH directs the Contractor to make such adjustments in order to reflect budgetary changes to the Medical Assistance program.
4.10.2	Provider Termination
4.10.2.1	The Contractor shall comply with all State and federal laws regarding Provider termination. In its Provider Contracts the Contractor shall:
4.10.2.1.1	Specify that in addition to any other right to terminate the Provider Contract, and notwithstanding any other provision of this Contract, DCH may request Provider termination immediately, or the Contractor may immediately terminate on its own, a Provider’s participation under the Provider Contract if a Provider fails to abide by the terms and conditions of the Provider Contract, as determined by DCH, or, in the sole discretion of DCH, fails to come into compliance within fifteen (15) Calendar Days after a receipt of notice from the Contractor specifying such failure and requesting such Provider to abide by the terms and conditions hereof;
4.10.2.1.2	Specify that any Provider whose participation is terminated under the Provider Contract for any reason shall utilize the applicable appeals procedures outlined in the Provider Contract. No additional or separate right of appeal to DCH or the Contractor is created as a result of the Contractor’s act of terminating, or decision to terminate any Provider under this Contract. Notwithstanding the termination of the Provider Contract with respect to any particular Provider, this Contract shall remain in full force and effect with respect to all other Providers;
4.10.2.2	The Contractor shall notify DCH at least forty-five (45) Calendar Days prior to the effective date of the suspension, termination, or withdrawal of a Provider from participation in the Contractor’s network. If the termination was “for cause” the Contractor shall provide to DCH the reasons for termination; and
4.10.2.3	The Contractor shall notify the Members pursuant to Section 4.8.17.3 and Section 4.8.17.4 of this Contract.

4.10.3	Provider Insurance
4.10.3.1	The Contractor shall require each Provider (with the exception of 4.10.3.2 below, and FQHC’s that are section 330 grantees) to maintain, throughout the terms of the Contract, at its own expense, professional and comprehensive general liability, and medical malpractice, insurance. Such comprehensive general liability policy of insurance shall provide coverage in an amount established by the Contractor pursuant to its written Contract with the Provider. Such professional liability policy of insurance shall provide a minimum coverage in the amount of one million dollars ($1,000,000) per occurrence, and three million dollars ($3,000,000) annual aggregate. Providers may be allowed to self-insure if the Provider establishes an appropriate actuarially determined reserve. DCH reserves the right to waive this requirement if necessary for business need.
4.10.3.2	The Contractor shall require allied mental health professionals to maintain, throughout the terms of the Contract, professional and comprehensive general liability, and medical malpractice, insurance. Such comprehensive general liability policy of insurance shall provide coverage in an amount established by the Contractor pursuant to its written Contract with Provider. Such professional liability policy of insurance shall provide a minimum coverage in the amount of one million dollars ($1,000,000) per occurrence, and one million dollars ($1,000,000) annual aggregate. These providers may also be allowed to self insure if the Provider establishes an appropriate actuarially determined reserve.
4.10.3.3	In the event any such insurance is proposed to be reduced, terminated or canceled for any reason, the Contractor shall provide to DCH and Department of Insurance (DOI) at least thirty (30) Calendar Days prior written notice of such reduction, termination or cancellation. Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall require the Provider to secure replacement coverage upon the same terms and provisions so as to ensure no lapse in coverage, and shall furnish DCH and DOI with a Certificate of Insurance indicating the receipt of the required coverage at the request of DCH or DOI.
4.10.3.4	The Contractor shall require Providers to maintain insurance coverage (including, if necessary, extended coverage or tail insurance) sufficient to insure against claims arising at any time during the term of the GHF Contract, even though asserted after the termination of the GHF Contract. DCH or DOI, at its discretion, may request that the Contractor immediately terminate the Provider from participation in the program upon the Provider’s failure to abide by these provisions. The provisions of this Section shall survive the expiration or termination of the GHF Contract for any reason.
4.10.4	Provider Payment

4.10.4.1	With the exceptions noted below, the Contractor shall negotiate rates with Providers and such rates shall be specified in the Provider Contract. DCH prefers that Contractors pay Providers on a Fee for Service basis, however if the Contractor does enter into a capitated arrangement with Providers, the Contractor shall continue to require all Providers to submit detailed Encounter Data, including any Providers that may be paid a Capitation Payment.
4.10.4.2	The Contractor shall be responsible for issuing to Provider IRS Form 1099s in accordance with all federal laws, regulations and guidelines.
4.10.4.3	When the Contractor negotiates a contract with a Critical Access Hospital (CAH), pursuant to Section 4.8.6 of the GHF Contract, the Contractor shall pay the CAH a payment rate based on allowable costs incurred by the CAH, in accordance with the Georgia Medicaid Policies and Procedures Manual.
4.10.4.4	When the Contractor negotiates a contract with a FQHC and/or a RHC, as defined in Section 1905(a)(2)(B) and 1905(a)(2)(C) of the Social Security Act, the Contractor shall pay the FQHC/RHC rates that are comparable to rates paid to other similar Providers providing similar services.
4.10.4.5	Upon receipt of notice from DCH that it is due funds from a Provider, the Contractor shall reduce payment to the Provider for all claims submitted by that Provider by one hundred percent (100%), or such other amount as DCH may elect, until such time as the amount owed to DCH is recovered. The Contractor shall promptly remit any such funds recovered to DCH in the manner specified by the DCH. To that end, the Contractor’s Provider Contracts shall contain a provision giving notice of this obligation to the Provider, such that the Provider’s execution of the Contract shall constitute agreement with Contractor’s obligation to DCH.
4.10.4.6	The Contractor shall adjust its negotiated rates with Providers to reflect budgetary changes to the Medical Assistance program, as directed by the Commissioner of DCH, to the extent such adjustments can be made within funds appropriated to DCH and available for payment to the Contractor. The Contractor’s Provider Contracts shall contain a provision giving notice of this obligation to the Provider, such that the Provider’s execution of the Contract shall constitute agreement with the Contractor’s obligation to DCH.
4.10.5	Reporting Requirements
4.10.5.1	The Contractor shall submit a quarterly FQHC Report as described in Section 4.18.4.4.
4.11	UTILIZATION MANAGEMENT AND CARE COORDINATION RESPONSIBILITIES

4.11.1	Utilization Management
4.11.1.1	The Contractor shall provide assistance to Members and Providers to ensure the appropriate Utilization of resources, using the following program components: Prior Authorization and Pre-Certification, prospective review, concurrent review, retrospective review, ambulatory review, second opinion, discharge planning and case management. Specifically, the Contractor shall have written Utilization Management Policies and Procedures that:
4.11.1.1.1	Include protocols and criteria for evaluating Medical Necessity, authorizing services, and detecting and addressing over-Utilization and under-Utilization. Such protocols and criteria shall comply with federal and State laws and regulations.
4.11.1.1.2	Address which services require PCP Referral; which services require Prior-Authorization and how requests for initial and continuing services are processed, and which services will be subject to concurrent, retrospective or prospective review.
4.11.1.1.3	Describe mechanisms in place that ensure consistent application of review criteria for authorization decisions.
4.11.1.1.4	Require that all Medical Necessity determinations are made in accordance with DCH’s Medical Necessity definition as stated in Section 4.5.4.
4.11.1.2	The Contractor shall submit the Utilization Management Policies and Procedures to DCH for review and prior approval within sixty (60) Calendar Days of Contract Award.
4.11.1.3	Network Providers may participate in Utilization Review activities in their own Service Region to the extent that there is not a conflict of interest. The Utilization Management Policies and Procedures shall define when such a conflict may exist and shall describe the remedy.
4.11.1.4	The Contractor shall have a Utilization Management Committee comprised of network Providers within each Service Region. The Contractor may have one (1) independent Utilization Management Committee for all of the Service Regions in which it is operating, if there is representation from each Service Region on the Committee. The Utilization Management committee is accountable to the Medical Director and governing body of the Contractor. The Utilization Management Committee shall meet on a regular basis and maintain records of activities, findings, recommendations, and actions. Reports of these activities shall be made available to DCH upon request.

4.11.1.5	The Contractor, and any delegated Utilization Review agent, shall not permit or provide compensation or anything of value to its employees, agents, or contractors based on:
4.11.1.5.1	Either a percentage of the amount by which a Claim is reduced for payment or the number of Claims or the cost of services for which the person has denied authorization or payment; or

4.11.1.5.2	Any other method that encourages the rendering of a Proposed Action.
4.11.2	Prior Authorization and Pre-Certification
4.11.2.1	The Contractor shall not require Prior Authorization or Pre-Certification for Emergency Services, Post-Stabilization Services, or Urgent Care services, as described in Section 4.6.1, 4.6.2, and 4.6.3.
4.11.2.2	The Contractor shall require Prior Authorization and/or Pre-Certification for all non-emergent and non-urgent inpatient admissions except for normal newborn deliveries.
4.11.2.3	The Contractor may require Prior Authorization and/or Pre-Certification for all non-emergent, Out-of-Network services.
4.11.2.4	Prior Authorization and Pre-Certification shall be conducted by a currently licensed, registered or certified Health Care Professional who is appropriately trained in the principles, procedures and standards of Utilization Review.
4.11.2.5	The Contractor shall notify the Provider of Prior Authorization determinations in accordance with the following timeframes:
4.11.2.5.1	Standard Service Authorizations. Prior Authorization decisions for non-urgent services shall be made within fourteen (14) Calendar Days of receipt of the request for services. An extension may be granted for an additional fourteen (14) Calendar Days if the Member or the Provider requests an extension, or if the Contractor justifies to DCH a need for additional information and the extension is in the Member’s interest.

4.11.2.5.2	Expedited Service Authorizations. In the event a Provider indicates, or the Contractor determines, that following the standard timeframe could seriously jeopardize the Member’s life or health the Contractor shall make an expedited authorization determination and provide notice within twenty-four (24) hours. The Contractor may extend the twenty-four (24) hour time period for up to five (5) Business Days if the Member or the Provider requests an extension, or if the Contractor justifies to DCH a need for additional information and the extension is in the Member’s interest.
4.11.2.5.3	Authorization for services that have been delivered. Determinations for authorization involving health care services that have been delivered shall be made within thirty (30) Calendar Days of receipt of the necessary information.
4.11.2.6	The Contractor’s policies and procedures for authorization shall include consulting with the requesting Provider when appropriate.
4.11.3	Referral Requirements
4.11.3.1	The Contractor may require that Members obtain a Referral from their PCP prior to accessing non-emergency specialized services.
4.11.3.2	In the Utilization Management Policies and Procedures discussed in Section 4.11.1.1, the Contractor shall address:
4.11.3.2.1	When a Referral from the Member’s PCP is required;
4.11.3.2.2	How a Member obtains a Referral to an In-Network Provider or an Out-of-Network Provider when there is no Provider within the Contractor’s network that has the appropriate training or expertise to meet the particular health needs of the Member;
4.11.3.2.3	How a Member with a Condition which requires on-going care from a specialist may request a standing Referral; and
4.11.3.2.4	How a Member with a life-threatening Condition or disease which requires specialized medical care over a prolonged period of time may request and obtain access to a specialty care center.
4.11.3.3	The Contractor shall prohibit Providers from making Referrals for designated health services to Health Care entities with which the Provider or a Member of the Provider’s family has a Financial Relationship.
4.11.3.4	DCH strongly encourages the Contractor to develop electronic, web-based Referral processes and systems. In the event a Referral is made via the telephone, the Contractor shall ensure that Referral data, including the final decision, is maintained in a data file that can be accessed electronically by the Contractor, the Provider and DCH.
4.11.3.5	In conjunction with the other Utilization Management policies, the Contractor shall submit the Referral processes to DCH for review and approval.
4.11.4	Transition of Members
4.11.4.1	Although Referral, Prior Authorization or Pre-certification are not required, the Contractor may require notification from the current Provider in the following circumstances:
4.11.4.1.1	The Member has been diagnosed with a significant medical Condition within the last thirty (30) Calendar Days;

4.11.4.1.2	The Member needs an organ or tissue replacement;
4.11.4.1.3	The Member is receiving ongoing services such as chemotherapy and/or radiation; or
4.11.4.1.4	The Member has received Prior Authorization for services (from either another CMO plan or the State or its Agent), such as scheduled surgeries, or out-of-area specialty services.
4.11.4.2	When relinquishing Members, the Contractor shall cooperate with the receiving CMO plan regarding the course of on-going care with a specialist or other Provider.
4.11.5	Court-Ordered Evaluations and Services
4.11.5.1	In the event a Member requires Medicaid-covered services ordered by a State or federal court, the Contractor shall fully comply with all court orders while maintaining appropriate Utilization Management practices.
4.11.6	Second Opinions
4.11.6.1	The Contractor shall provide for a second opinion in any situation when there is a question concerning a diagnosis or the options for surgery or other treatment of a health Condition when requested by any Member of the Health Care team, a Member, parent(s) and/or guardian (s), or a social worker exercising a custodial responsibility.
4.11.6.2	The second opinion must be provided by a qualified Health Care Professional within the network, or the Contractor shall arrange for the Member to obtain one outside the Provider network.

4.11.6.3	The second opinion shall be provided at no cost to the Member.
4.11.7	Care Coordination and Case Management
4.11.7.1	The Contractor shall be responsible for the Care Coordination/Case Management of all Members and shall make special effort to identify Members who have the greatest need for Care Coordination, including those who have catastrophic, or other high-cost or high-risk Conditions.
4.11.7.2	The Contractor’s Care Coordination system shall emphasize prevention, continuity of care, and coordination of care. The system will advocate for, and link Members to, services as necessary across Providers and settings. Care Coordination functions include:

4.11.7.2.1	Early identification of Members who have or may have special needs;

4.11.7.2.2	Assessment of a Member’s risk factors;

4.11.7.2.3	Development of a plan of care;

4.11.7.2.4	Referrals and assistance to ensure timely access to Providers;

4.11.7.2.5	Coordination of care actively linking the Member to Providers, medical services, residential, social and other support services where needed;

4.11.7.2.6	Monitoring;

4.11.7.2.7	Continuity of care; and

4.11.7.2.8	Follow-up and documentation.
4.11.7.3	The Contractor shall develop and implement a Care Coordination and case management system to ensure:
4.11.7.3.1	Timely access and delivery of Health Care and services required by Members;

4.11.7.3.2	Continuity of Members’ care; and

4.11.7.3.3	Coordination and integration of Members’ care.
4.11.7.4	These policies shall include, at a minimum, the following elements:
4.11.7.4.1	The provision of an individual needs assessment and diagnostic assessment; the development of an individual treatment plan, as necessary, based on the needs assessment; the establishment of treatment objectives; the monitoring of outcomes; and a process to ensure that treatment plans are revised as necessary. These procedures must be designed to accommodate the specific cultural and linguistic needs of the Contractor’s Members;
4.11.7.4.2	A strategy to ensure that all Members and/or authorized family members or guardians are involved in treatment planning;
4.11.7.4.3	Procedures and criteria for making Referrals to specialists and subspecialists;
4.11.7.4.4	Procedures and criteria for maintaining care plans and Referral Services when the Member changes PCPs; and

4.11.7.4.5	Capacity to implement, when indicated, case management functions such as individual needs assessment, including establishing treatment objectives, treatment follow-up, monitoring of outcomes, or revision of treatment plan.
4.11.7.5	The Contractor shall submit the Care Coordination and Case Management Policies and Procedures to DCH for review and approval within ninety (90) Calendar Days of Contract Award.
4.11.8	Disease Management
4.11.8.1	At a time to be determined by DCH, the Contractor shall develop disease management programs for individuals with Chronic Conditions.
4.11.8.2	The Contractor shall have disease management programs for Members with diabetes and asthma.
4.11.8.3	In addition, the Contractor shall develop programs for at least two (2) additional Conditions to be chosen from the following list:
4.11.8.3.1	Perinatal case management;

4.11.8.3.2	Obesity;

4.11.8.3.3	Hypertension;

4.11.8.3.4	Sickle cell disease; or

4.11.8.3.5	HIV/AIDS.
4.11.9	Discharge Planning
4.11.9.1	The Contractor shall maintain and operate a formalized discharge planning program that includes a comprehensive evaluation of the Member’s health needs and identification of the services and supplies required to facilitate appropriate care following discharge from an institutional clinical setting.
4.11.10	Reporting Requirements
4.11.10.1	The Contractor shall submit Utilization Management Reports to DCH as described in Section 4.18.4.5.
4.11.10.2	The Contractor shall submit monthly Prior Authorization and Pre-Certification Reports to DCH as described in Section 4.18.3.2.

4.12	QUALITY IMPROVEMENT
4.12.1	General Provisions
4.12.1.1	The Contractor shall provide for the delivery of Quality care with the primary goal of improving the health status of Members and, where the Member’s Condition is not amenable to improvement, maintain the Member’s current health status by implementing measures to prevent any further decline in Condition or deterioration of health status. This shall include the identification of Members at risk of developing Conditions, the implementation of appropriate interventions and designation of adequate resources to support the intervention(s).
4.12.1.2	The Contractor shall seek input from, and work with, Members, Providers and community resources and agencies to actively improve the Quality of care provided to Members.
4.12.1.3	The Contractor shall establish a multi-disciplinary Quality Oversight Committee to oversee all Quality functions and activities. This committee shall meet at least quarterly, but more often if warranted.
4.12.2	Quality Assessment Performance Improvement (QAPI) Program
4.12.2.1	The Contractor shall have in place an ongoing QAPI program consistent with 42 CFR 438.240.
4.12.2.2	The Contractor’s QAPI program shall be based on the latest available research in the area of Quality assurance and at a minimum must include:
4.12.2.2.1	A method of monitoring, analysis, evaluation and improvement of the delivery, Quality and appropriateness of Health Care furnished to all Members (including under and over Utilization of services), including those with special Health Care needs;
4.12.2.2.2	Written policies and procedures for Quality assessment, Utilization Management and continuous Quality improvement that are periodically assessed for efficacy;
4.12.2.2.3	A health information system sufficient to support the collection, integration, tracking, analysis and reporting of data;
4.12.2.2.4	Designated staff with expertise in Quality assessment, Utilization Management and continuous Quality improvement;
4.12.2.2.5	Reports that are evaluated, indicated recommendations that are implemented, and feedback provided to Providers and Members;

4.12.2.2.6	A methodology and process for conducting and maintaining Provider profiling;
4.12.2.2.7	Quarterly Reports to the Contractor’s multi-disciplinary Quality oversight committee and DCH on results, conclusions, recommendations and implemented system changes;
4.12.2.2.8	Annual performance improvement projects (PIPs) that focus on clinical and non-clinical areas; and
4.12.2.2.9	Annual Reports on performance improvement projects and a process for evaluation of the impact and assessment of the Contractor’s QAPI program.
4.12.2.3	The Contractor’s QAPI Program Plan must be submitted to DCH for review and approval within ninety (90) Calendar Days of Contract Award.
4.12.2.4	The Contractor shall submit any changes to its QAPI Program Plan to DCH for review and prior approval sixty (60) Calendar Days prior to implementation of the change.
4.12.2.5	Upon the request of DCH the Contractor shall provide any information and documents related to the implementation of the QAPI program.
4.12.3	Performance Improvement Projects
4.12.3.1	As part of its QAPI program the Contractor shall conduct clinical and non-clinical performance improvement projects in accordance with DCH and federal protocols. In designing its performance improvement projects the Contractor shall:
4.12.3.1.1	Show that the selected area of study is based on a demonstration of need and is expected to achieve measurable benefit to the Member (rationale);
4.12.3.1.2	Establish clear, defined and measurable goals and objectives that the Contractor shall achieve in each year of the project;
4.12.3.1.3	Measure performance using Quality indicators that are objective, measurable, clearly defined and that allow tracking of performance and improvement over time;
4.12.3.1.4	Implement interventions designed to achieve Quality improvements;
4.12.3.1.5	Evaluate the effectiveness of the interventions;

4.12.3.1.6	Establish standardized performance measures (such as HEDIS or another similarly standardized product);

4.12.3.1.7	Plan and initiate activities for increasing or sustaining improvement; and
4.12.3.1.8	Document the data collection methodology used (including sources) and steps taken to assure data is valid and reliable.
4.12.3.2	Each performance improvement project must be completed in a time period determined by DCH, to allow information on the success of the project in the aggregate to produce new information on Quality of care each year.
4.12.3.3	The Contractor shall perform the following required clinical performance improvement projects, ongoing for the duration of the GHF Contract period:
4.12.3.3.1	One (1) in the area of Health Check screens;

4.12.3.3.2	One (1) in the area of immunizations; and

4.12.3.3.3	One (1) in the area of blood lead screens.

4.12.3.3.4	One (1) in the area of detection of chronic kidney disease.
4.12.3.4	The Contractor shall perform one (1) optional clinical performance improvement project from the following areas:
4.12.3.4.1	Coordination/continuity of care;

4.12.3.4.2	Chronic care management; 4.12.3.4.3 High volume Conditions; or

4.12.3.4.4	High risk Conditions.
4.12.3.5	The Contractor shall perform the following required non-clinical performance improvement projects:
4.12.3.5.1	One (1) in the area of Member satisfaction; and

4.12.3.5.2	One (1) in the area of Provider satisfaction.
4.12.3.6	The Contractor shall perform one (1) optional non-clinical performance improvement project from the following areas:

4.12.3.6.1	Cultural competence;

4.12.3.6.2	Appeals/Grievance/Provider Complaints;

4.12.3.6.3	Access/service capacity; or

4.12.3.6.4	Appointment availability.
4.12.3.7	The Contractor shall submit its Proposed Performance Improvement Projects to DCH for review and prior approval within ninety (90) Calendar Days of Contract Award.
4.12.3.8	The Contractor shall meet the established goals and objectives, as determined by DCH, for its performance improvement projects. The Contractor shall submit to DCH any and all data necessary to enable DCH to measure the Contractor’s performance under this Section.
4.12.4	Practice Guidelines
4.12.4.1	The Contractor shall adopt a minimum of three (3) evidence-based clinical practice guidelines, one of which shall be for chronic kidney disease. Such guidelines shall:
4.12.4.1.1	Be based on the health needs and opportunities for improvement identified as part of the QAPI program;
4.12.4.1.2	Be based on valid and reliable clinical evidence or a consensus of Health Care Professionals in the particular field;

4.12.4.1.3	Consider the needs of the Members;

4.12.4.1.4	Be adopted in consultation with network Providers; and

4.12.4.1.5	Be reviewed and updated periodically as appropriate.
4.12.4.2	The Contractor shall submit the Practice Guidelines, which shall include a methodology for measuring and assessing compliance, to DCH for review and prior approval as part of the QAPI program plan within ninety (90) Calendar Days of Contract Award.
4.12.4.3	The Contractor shall disseminate the guidelines to all affected Providers and, upon request, to Members.
4.12.4.4	The Contractor shall ensure that decisions for Utilization Management, Member education, coverage of services, and other areas to which the guidelines apply are consistent with the guidelines.

4.12.4.5	In order to ensure consistent application of the guidelines the Contractor shall encourage Providers to utilize the guidelines, and shall measure compliance with the guidelines, until ninety percent (90%) or more of the Providers are consistently in compliance. The Contractor may use Provider incentive strategies to improve Provider compliance with guidelines.
4.12.5	Focused Studies
4.12.5.1	The Contractor shall also perform a minimum of two (2) focused studies each year, commencing with the second (2nd) year of operations. One (1) study shall focus on preventive care services.
4.12.5.2	The Contractor shall submit to DCH for approval the areas in which it will conduct focused studies on the first (1st) day of the fourth (4th) quarter of the first (1st) year of operations.
4.12.6	Patient Safety Plan
4.12.6.1	The Contractor shall have a structured Patient Safety Plan to address concerns or complaints regarding clinical care. This plan must include written policies and procedures for processing of Member complaints regarding the care they received. Such policies and procedures shall include:
4.12.6.1.1	A system of classifying complaints according to severity;
4.12.6.1.2	A review by the Medical Director and a mechanism for determining which incidents will be forwarded to Peer Review and Credentials Committees; and
4.12.6.1.3	A summary of incident(s), including the final disposition, included in the Provider profile.
4.12.6.2	The Contractor shall submit the Patient Safety Plan to DCH for review and approval within ninety (90) Calendar Days of the Contract Award.
4.12.7	Performance Incentives
4.12.7.1	The Contractor may be eligible for performance Incentives as described in Section 7.0. All Incentives must comply with the federal managed care Incentive Arrangement requirements pursuant to 42 CFR 438.6 and the State Medicaid Manual 2089.3.
4.12.8	External Quality Review
4.12.8.1	DCH will contract with an External Quality Review Organization (EQRO) to conduct annual, external, independent reviews of the Quality outcomes,

timeliness of, and access to, the services covered in this Contract. The Contractor shall collaborate with DCH’s EQRO to develop studies, surveys and other analytic activities to assess the Quality of care and services provided to Members and to identify opportunities for CMO plan improvement. To facilitate this process the Contractor shall supply data, including but not limited to Claims data and Medical Records, to the EQRO.
4.12.9	Reporting Requirements
4.12.9.1	The Contractor’s Quality Oversight Committee shall submit Quality Oversight Committee Reports to DCH as described in Section 4.18.4.6.
4.12.9.2	The Contractor shall submit Performance Improvement Project Reports as described in Section 4.18.5.1
4.12.9.3	The Contractor shall submit annual Focused Studies Reports to DCH as described in Section 4.18.5.2.
4.12.9.4	The Contractor shall submit annual Patient Safety Plan Reports to DCH as described in Section 4.18.5.3.
4.13	FRAUD AND ABUSE
4.13.1	Program Integrity
4.13.1.1	The Contractor shall have a written Program Integrity Program, including a mandatory compliance plan, designed to guard against Fraud and Abuse. This Program Integrity Program shall include policies, procedures, and standards of conduct for the prevention, detection, reporting, and corrective action for suspected cases of Fraud and Abuse in the administration and delivery of services under this Contract.
4.13.1.2	The Contractor shall submit its Program Integrity Policies and Procedures, which include the compliance plan and pharmacy lock-in program described below, to DCH for approval within sixty (60) Calendar Days of Contract Award.

4.13.2	Compliance Plan
4.13.2.1	The Contractor’s compliance plan shall include, at a minimum, the following:
4.13.2.1.1	The designation of a Compliance Officer who is accountable to the Contractor’s senior management and is responsible for ensuring that policies to establish effective lines of communication between the Compliance Officer and the Contractor’s staff, and between the Compliance Officer and DCH staff, are followed;
4.13.2.1.2	Provision for internal monitoring and auditing of reported Fraud and Abuse violations, including specific methodologies for such monitoring and auditing;
4.13.2.1.3	Policies to ensure that all officers, directors, managers and employees know and understand the provisions of the Contractor’s Fraud and Abuse compliance plan;
4.13.2.1.4	Policies to establish a compliance committee that periodically meets and reviews Fraud and Abuse compliance issues;
4.13.2.1.5	Policies to ensure that any individual who Reports CMO plan violations or suspected Fraud and Abuse will not be retaliated against;
4.13.2.1.6	Polices of enforcement of standards through well-publicized disciplinary standards;
4.13.2.1.7	Provision of a data system, resources and staff to perform the Fraud and Abuse and other compliance responsibilities;
4.13.2.1.8	Procedures for the detection of Fraud and Abuse that includes, at a minimum, the following:
i.	Claims edits;

ii.	Post-processing review of Claims;

iii.	Provider profiling and Credentialing;

iv.	Quality Control; and

v.	Utilization Management.
4.13.2.1.9	Written standards for organizational conduct;

4.13.2.1.10	Effective training and education for the Compliance Officer and the organization’s employees, management, board Members, and Subcontractors;
4.13.2.1.11	Inclusion of information about Fraud and Abuse identification and reporting in Provider and Member materials;
4.13.2.1.12	Provisions for the investigation, corrective action and follow-up of any suspected Fraud and Abuse reports; and
4.13.2.1.13	Procedures for reporting suspected Fraud and Abuse cases to the State Program Integrity Unit, including timelines and use of State approved forms.
4.13.2.2	As part of the Program Integrity Program the Contractor may implement a pharmacy lock-in program. The policies, procedures and criteria for establishing a lock-in program shall be submitted to DCH for review and approval as part of the Program Integrity Policies and Procedures discussed in Section 4.13.1.2. The pharmacy lock-in program shall:
4.13.2.2.1	Allow Members to change pharmacies for good cause, as determined by the Contractor after discussion with the Provider(s) and the pharmacist. Valid reasons for change should include recipient relocation or the pharmacy does not provide the prescribed drug;
4.13.2.2.2	Provide Case management and education reinforcement of appropriate medication use;
4.13.2.2.3	Annually assess the need for lock-in for each Member; and
4.13.2.2.4	Require that the Contractor’s Compliance Officer report on the program on a quarterly basis to DCH.
4.13.3	Coordination with DCH and Other Agencies
4.13.3.1	The Contractor shall cooperate and assist any State or federal agency charged with the duty of identifying, investigating, or prosecuting suspected Fraud and Abuse cases, including permitting access to the Contractor’s place of business during normal business hours, providing requested information, permitting access to personnel, financial and Medical Records, and providing internal reports of investigative, corrective and legal actions taken relative to the suspected case of Fraud and Abuse.
4.13.3.2	The Contractor’s Compliance Officer shall work closely, including attending quarterly meetings, with DCH’s program integrity staff to ensure that the activities of one entity do not interfere with an ongoing investigation being conducted by the other entity.
4.13.3.3	The Contractor shall inform DCH immediately about known or suspected cases and it shall not investigate or resolve the suspicion without making DCH aware of, and if appropriate involved in, the investigation, as determined by DCH.
4.13.4	Reporting Requirements
4.13.4.1	The Contractor shall submit a Fraud and Abuse Report, as described in Section 4.18.4.7 to DCH on a quarterly basis. This Report shall include information on the pharmacy lock-in program described in Section 4.13.2.2.
4.14	INTERNAL GRIEVANCE SYSTEM
4.14.1	General Requirements
4.14.1.1	The Contractor’s Grievance System shall include a Grievance process, an Appeal process and access to the State’s Administrative Law Hearing (State Fair Hearing) system. The Contractor’s Grievance System is an internal process that shall be exhausted by the Member prior to access to an Administrative Law Hearing.

4.14.1.2	The Contractor shall develop written Grievance System Policies and Procedures that detail the operation of the Grievance System. The Contractor’s policies and procedures shall be available in the Member’s primary language. The Grievance System Policies and Procedures shall be submitted to DCH for review and approval within sixty (60) Calendar Days of Contract Award.

4.14.1.3	The Contractor shall process each Grievance and Appeal using applicable State and federal statutory, regulatory, and GHF Contractual provisions, and the Contractor’s written policies and procedures. Pertinent facts from all parties must be collected during the investigation.

4.14.1.4	The Contractor shall give Members any reasonable assistance in completing forms and taking other procedural steps for both Grievances and Appeals. This includes, but is not limited to, providing interpreter services and toll-free numbers that have adequate TTD and interpreter capability.

4.14.1.5	The Contractor shall acknowledge receipt of each filed Grievance and Appeal in writing within ten (10) Business Days of receipt. The Contractor shall have procedures in place to notify all Members in their primary language of Grievance and Appeal resolutions.

4.14.1.6	The Contractor shall ensure that the individuals who make decisions on Grievances and Appeals were not involved in any previous level of review or decision-making; and are Health Care Professionals who have the appropriate clinical expertise, as determined by DCH, in treating the Member’s Condition or disease if deciding any of the following:
4.14.1.6.1	An Appeal of a denial that is based on lack of Medical Necessity;

4.14.1.6.2	A Grievance regarding denial of expedited resolutions of Appeal; and

4.14.1.6.3	Any Grievance, or Appeal that involves clinical issues.
4.14.1.7	The Contractor shall establish and maintain an expedited review process for Appeals when the Contractor determines (based on a request from the Member) or the Provider indicates (in making the request on the Member’s behalf) that taking the time for a standard resolution could seriously jeopardize the Member’s life or health or ability to attain, maintain, or regain maximum function. The Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, may file an expedited Appeal either orally or in writing. The Contractor shall ensure that punitive action is not taken against either a Provider who requests an expedited resolution, or a Provider that supports a Member’s Appeal.
4.14.2	Grievance Process
4.14.2.1	A Member or Member’s Authorized Representative may file a Grievance to the Contractor either orally or in writing. A Grievance may be filed about any matter other than a Proposed Action. A Provider cannot file a Grievance on behalf of a Member.

4.14.2.2	The Contractor shall ensure that the individuals who make decisions on Grievances that involve clinical issues or denial of an expedited review of an Appeal are Health Care Professionals who have the appropriate clinical expertise, as determined by DCH, in treating the Member’s Condition or disease and who were not involved in any previous level of review or decision-making.

4.14.2.3	The Contractor shall provide written notice of the disposition of the Grievance as expeditiously as the Member’s health Condition requires but shall not exceed ninety (90) Calendar Days of the filing date.

4.14.2.4	The Contractor may extend the timeframe for disposition of a Grievance for up to fourteen (14) Calendar Days if the Member requests the extension or the Contractor demonstrates (to the satisfaction of DCH, upon its request) that there is a need for additional information and how the delay is in the

Member’s interest. If the Contractor extends the timeframe, it must, for any extension not requested by the Member, give the Member written notice of the reason for the delay.
4.14.3	Proposed Action
4.14.3.1	All Proposed Actions shall be made by a physician, or other peer review consultant, who has appropriate clinical expertise in treating the Member’s Condition or disease.

4.14.3.2	In the event of a Proposed Action, the Contractor shall notify the Member in writing. The Contractor shall also provide written notice of a Proposed Action to the Provider. This notice must meet the language and format requirements in accordance with Section 4.3.2 of this Contract and be sent in accordance with the timeframes described in Section 4.14.3.4.

4.14.3.3	The notice of Proposed Action must contain the following:
4.14.3.3.1	The Action the Contractor has taken or intends to take.

4.14.3.3.2	The reasons for the Action.

4.14.3.3.3	The Member’s right to file an Appeal through the Contractor’s internal Grievance System as described in Section 4.14.

4.14.3.3.4	The Provider’s right to file a Provider Complaint as described in Section 4.9.7;

4.14.3.3.5	The requirement that a Member exhaust the Contractor’s internal Grievance System and a Provider exhaust the Provider Complaint process prior to requesting a State Administrative Law Hearing;

4.14.3.3.6	The circumstances under which expedited review is available and how to request it; and

4.14.3.3.7	The Member’s right to have Benefits continue pending resolution of the Appeal with the Contractor or with the State Administrative Law Hearing, how to request that Benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services.
4.14.3.4	The Contractor shall mail the Notice of Proposed Action within the following timeframes:
4.14.3.4.1	For termination, suspension, or reduction of previously authorized Covered Services at least ten (10) Calendar Days before the date of

Proposed Action or not later than the date of Proposed Action in the event of one of the following exceptions:
i.	The Contractor has factual information confirming the death of a Member.

ii.	The Contractor receives a clear written statement signed by the Member that he or she no longer wishes services or gives information that requires termination or reduction of services and indicates that he or she understands that this must be the result of supplying that information.

iii.	The Member’s whereabouts are unknown and the post office returns Contractor mail directed to the Member indicating no forwarding address (refer to 42 CFR 431.231(d) for procedures if the Member’s whereabouts become known).

iv.	The Member’s Provider prescribes a change in the level of medical care.

v.	The date of action will occur in less than ten (10) Calendar Days in accordance with 42 CFR 483.12(a)(5)(ii).

vi.	The Contractor may shorten the period of advance notice to five (5) Calendar Days before date of action if the Contractor has facts indicating that action should be taken because of probable Member Fraud and the facts have been verified, if possible, through secondary sources.
4.14.3.4.2	For denial of payment, at the time of any Proposed Action affecting the Claim.

4.14.3.4.3	For standard Service Authorization decisions that deny or limit services, within the timeframes required in Section 4.11.2.5.

4.14.3.4.4	If the Contractor extends the timeframe for the decision and issuance of notice of Proposed Action according to Section 4.11.2.5, the Contractor shall give the Member written notice of the reasons for the decision to extend Grievance if he or she disagrees with that decision. The Contractor shall issue and carry out its determination as expeditiously as the Member’s health requires and no later than the date the extension expires.

4.14.3.4.5	For authorization decisions not reached within the timeframes required in Section 4.11.2.5 for either standard or expedited Service Authorizations, Notice of Proposed Action shall be mailed on the date the timeframe expires, as this constitutes a denial and is thus a Proposed Action.
4.14.4	Appeal Process
4.14.4.1	An Appeal is the request for review of a “Proposed Action”. The Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, may file an Appeal either orally or in writing. Unless the Member or Provider requests expedited review, the Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, must follow an oral filing with a written, signed, request for Appeal.

4.14.4.2	The Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, may file an Appeal to the Contractor within thirty (30) Calendar Days from the date of the notice of Proposed Action.

4.14.4.3	Appeals shall be filed directly with the Contractor, or its delegated representatives. The Contractor may delegate this authority to an Appeal committee, but the delegation must be in writing.

4.14.4.4	The Contractor shall ensure that the individuals who make decisions on Appeals are individuals who were not involved in any previous level of review or decision-making; and who are Health Care Professionals who have the appropriate clinical expertise in treating the Member’s Condition or disease if deciding any of the following:
4.14.4.4.1	An Appeal of a denial that is based on lack of Medical Necessity.

4.14.4.4.2	An Appeal that involves clinical issues.
4.14.4.5	The Appeals process shall provide the Member, the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, a reasonable opportunity to present evidence and allegations of fact or law, in person, as well as in writing. The Contractor shall inform the Member of the limited time available to provide this in case of expedited review.

4.14.4.6	The Appeals process must provide the Member and the Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, opportunity, before and during the Appeals process, to examine the Member’s case file, including Medical Records, and any other documents and records considered during the Appeals process.

4.14.4.7	The Appeals process must include as parties to the Appeal the Member, the Member’s Authorized Representative, the Provider acting on behalf of the Member with the Member’s written consent, or the legal representative of a deceased Member’s estate.

4.14.4.8	The Contractor shall resolve each Appeal and provide written notice of the Appeal resolution, as expeditiously as the Member’s health Condition requires but shall not exceed forty-five (45) Calendar Days from the date the Contractor receives the Appeal. For expedited reviews of an Appeal and notice to affected parties, the Contractor has no longer than seventy-two (72) hours or as expeditiously as the Member’s physical or mental health requires. If the Contractor denies a Member’s request for expedited review, it must transfer the Appeal to the timeframe for standard resolution specified herein and must make reasonable efforts to give the Member prompt oral notice of the denial, and follow up within two (2) Calendar Days with a written notice. The Contractor shall also make reasonable efforts to provide oral notice for resolution of an expedited review of an Appeal.

4.14.4.9	The Contractor may extend the timeframe for standard or expedited resolution of the Appeal by up to fourteen (14) Calendar Days if the Member, Member’s Authorized Representative, or the Provider acting on behalf of the Member with the Member’s written consent, requests the extension or the Contractor demonstrates (to the satisfaction of DCH, upon its request) that there is need for additional information and how the delay is in the Member’s interest. If the Contractor extends the timeframe, it must, for any extension not requested by the Member, give the Member written notice of the reason for the delay.
4.14.5	Notice of Adverse Action
4.14.5.1	If the Contractor upholds the Proposed Action in response to a Grievance or Appeal filed by the Member, the Contractor shall issue a Notice of Adverse Action within the timeframes as described in Section 4.14.4.8 and 4.14.4.9.

4.14.5.2	The Notice of Adverse Action shall meet the language and format requirements as specified in 4.3 and include the following:
4.14.5.2.1	The results and date of the adverse Action;

4.14.5.2.2	The right to request a State Administrative Law Hearing within thirty (30) Calendar Days and how to do so;

4.14.5.2.3	The right to continue to receive Benefits pending a State Administrative Law Hearing;

4.14.5.2.4	How to request the continuation of Benefits;

4.14.5.2.5	Information explaining that the Member may be liable for the cost of any continued Benefits if the Contractor’s action is upheld in a State Administrative Law Hearing.

4.14.5.2.6	The action the Contractor has taken on intends to take;

4.14.5.2.7	The reasons for the action;

4.14.5.2.8	The Member’s or the Provider’s right to file an appeal;

4.14.5.2.9	The Member’s right to request a State fair hearing;

4.14.5.2.10	Procedures for exercising the Member’s rights to appeal or grieve;

4.14.5.2.11	Circumstances under which expedited resolution is available and how to request it; and

4.14.5.2.12	The Member’s rights to have benefits continue pending the resolution of the appeal, how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services.
4.14.6	Administrative Law Hearing
4.14.6.1	The State will maintain an independent Administrative Law Hearing process as defined in the Georgia Administrative Procedure Act (O.C.G.A Title 50, Chapter 13) and as required by federal law, 42 CFR 431.200. The Administrative Law Hearing process shall provide Members an opportunity for a hearing before an impartial Administrative Law Judge. The Contractor shall comply with decisions reached as a result of the Administrative Law Hearing process.

4.14.6.2	A Member or Member’s Authorized Representative may request in writing an Administrative Law Hearing within thirty (30) Calendar Days of the date the Notice of Adverse Action is mailed by the Contractor. The parties to the Administrative Law Hearing shall include the Contractor as well as the Member, Member’s Authorized Representative, or representative of a deceased Member’s estate. A Provider cannot request an Administrative Law Hearing on behalf of a Member.

4.14.6.3	A Member may request a Continuation of Benefits as described in Section 4.14.7 while an Administrative Law Hearing is pending.

4.14.6.4	The Contractor shall make available any records and any witnesses at its own expense in conjunction with a request pursuant to an Administrative Law Hearing.

4.14.7	Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are pending
4.14.7.1	As used in this Section, “timely” filing means filing on or before the later of the following:
4.14.7.1.1	Within ten (10) Calendar Days of the Contractor mailing the Notice of Adverse Action.

4.14.7.1.2	The intended effective date of the Contractor’s Proposed Action.
4.14.7.2	The Contractor shall continue the Member’s Benefits if the Member or the Member’s Authorized Representative files the Appeal timely; the Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; the services were ordered by an authorized Provider; the original period covered by the original authorization has not expired; and the Member requests extension of the Benefits.

4.14.7.3	If, at the Member’s request, the Contractor continues or reinstates the Member’s benefit while the Appeal or Administrative Law Hearing is pending, the Benefits must be continued until one of the following occurs:
4.14.7.3.1	The Member withdraws the Appeal or request for the Administrative Law Hearing.

4.14.7.3.2	Ten (10) Calendar Day pass after the Contractor mails the Notice of Adverse Action, unless the Member, within the ten (10) Calendar Day timeframe, has requested an Administrative Law Hearing with continuation of Benefits until an Administrative Law Hearing decision is reached.

4.14.7.3.3	An Administrative Law Judge issues a hearing decision adverse to the Member.

4.14.7.3.4	The time period or service limits of a previously authorized service has been met.
4.14.7.4	If the final resolution of Appeal is adverse to the Member, that is, upholds the Contractor action, the Contractor may recover from the Member the cost of the services furnished to the Member while the Appeal is pending, to the extent that they were furnished solely because of the requirements of this Section.

4.14.7.5	If the Contractor or the Administrative Law Judge reverses a decision to deny, limit, or delay services that were not furnished while the Appeal was pending,

the Contractor shall authorize or provide this disputed services promptly, and as expeditiously as the Member’s health Condition requires.
4.14.7.6	If the Contractor or the Administrative Law Judge reverses a decision to deny authorization of services, and the Member received the disputed services while the Appeal was pending, the Contractor shall pay for those services.
4.14.8	Reporting Requirements
4.14.8.1	The Contractor shall log and track all Grievances, Proposed Actions, Appeals and Administrative Law Hearing requests, as described in Section 4.18.4.8.

4.14.8.2	The Contractor shall maintain records of Grievances, whether received verbally or in writing, that include a short, dated summary of the problems, name of the grievant, date of the Grievance, date of the decision, and the disposition.

4.14.8.3	The Contractor shall maintain records of Appeals, whether received verbally or in writing, that include a short, date summary of the issues, name of the appellant, date of Appeal, date of decision, and the resolution.

4.14.8.4	DCH may publicly disclose summary information regarding the nature of Grievances and Appeals and related dispositions or resolutions in consumer information materials.

4.14.8.5	The Contractor shall submit quarterly Grievance System Reports to DCH as described in Section 4.18.4.7.
4.15	ADMINISTRATION AND MANAGEMENT

4.15.1	General Provisions
4.15.1.1	The Contractor shall be responsible for the administration and management of all requirements of this Contract. All costs related to the administration and management of this Contract shall be the responsibility of the Contractor.
4.15.2	Place of Business and Hours of Operation
4.15.2.1	The Contractor shall maintain a central business office within the Service Region in which it is operating. If the Contractor is operating in more than one (1) Service Region, there must be one (1) central business office and an additional office in each Service Region. If a Contractor is operating in two (2) or more contiguous Service Regions, the Contractor may establish one (1) central business office for all Service Regions. This business office must be centrally located within the contiguous Service Regions and in a location accessible for foot and vehicle traffic. The Contractor may establish more than one (1) business office within a Service Region, but must designate one (1) of the offices as the central business office.
4.15.2.2	All documentation must reflect the address of the location identified as the legal, duly licensed, central business office. This business office must be open at least between the hours of 8:30 a.m. and 5:30 p.m. EST, Monday through Friday. The Contractor shall ensure that the office(s) are adequately staffed to ensure that Members and Providers receive prompt and accurate responses to inquiries.

4.15.2.3	The Contractor shall ensure that all business offices, and all staff that perform functions and duties, related to this Contract are located within the United States.

4.15.2.4	The Contractor shall provide live access, through its telephone hot-line as described in Section 4.3.7 and Section 4.9.5. The Contractor shall provide access twenty-four (24) hours a day, seven (7) days per week to its Web site.
4.15.3	Training
4.15.3.1	The Contractor shall conduct on-going training for all of its staff, in all departments, to ensure appropriate functioning in all areas and to ensure that staff is aware of all programmatic changes.

4.15.3.2	The Contractor shall submit a staff training plan to DCH for review and approval within ninety (90) days of Contract Award.
4.15.4	Data Certification
4.15.4.1	The Contractor shall certify all data pursuant to 42 CFR 438.606. The data that must be certified include, but are not limited to, Enrollment information, Encounter Data, and other information required by the State and contained in Contracts, proposals and related documents. The data must be certified by one of the following: the Contractor’s Chief Executive Officer, the Contractor’s Chief Financial Officer, or an individual who has delegated authority to sign for, and who Reports directly to the Contractor’s Chief Executive Officer or Chief Financial Officer. The certification must attest, based on best knowledge, information, and belief, as follows:
4.15.4.1.1	To the accuracy, completeness and truthfulness of the data.

4.15.4.1.2	To the accuracy, completeness and truthfulness of the documents specified by the State.
4.15.4.2	The Contractor shall submit the certification concurrently with the certified data.

4.15.5	Implementation Plan
4.15.5.1	The Contractor shall develop an Implementation Plan that details the procedures and activities that will be accomplished during the period between the awarding of this Contract and the start date of GHF. This Implementation Plan shall have established deadlines and timeframes for the implementation activities and shall include coordination and cooperation with DCH and its representatives during all phases.

4.15.5.2	The Contractor shall submit its Implementation Plan to DCH for DCH’s review and approval within thirty (30) Calendar Days of Contract Award. Implementation of the Contract shall not commence prior to DCH approval.

4.15.5.3	The Contractor will not receive any additional payment to cover start up or implementation costs.
4.16	CLAIMS MANAGEMENT

4.16.1	General Provisions
4.16.1.1	The Contractor shall administer an effective, accurate and efficient Claims processing function that adjudicates and settles Provider Claims for Covered Services that are filed within the time frames specified by this Section and in compliance with all applicable State and federal laws, rules and regulations.

4.16.1.2	The Contractor shall maintain a Claims management system that can identify date of receipt (the date the Contractor receives the Claim as indicated by the date-stamp), real-time-accurate history of actions taken on each Provider Claim (i.e. paid, denied, suspended, Appealed, etc.), and date of payment (the date of the check or other form of payment).

4.16.1.3	At a minimum, the Contractor shall run one (1) Provider payment cycle per week, on the same day each week, as determined by the Contractor. The Contractor shall develop a payment schedule to be submitted to DCH for review and upon approval within sixty (60) days of Contract Award.

4.16.1.4	The Contractor shall support an Automated Clearinghouse (ACH) mechanism that allows Providers to request and receive electronic funds transfer (EFT) of Claims payments.

4.16.1.5	The Contractor shall encourage that its Providers, as an alternative to the filing of paper-based Claims, submit and receive Claims information through electronic data interchange (EDI), i.e. electronic Claims. Electronic Claims must be processed in adherence to information exchange and data management requirements specified in Section 4.17. As part of this

Electronic Claims Management (ECM) function, the Contractor shall also provide on-line and phone-based capabilities to obtain Claims processing status information.

4.16.1.6	The Contractor shall generate Explanation of Benefits and Remittance Advices in accordance with State standards for formatting, content and timeliness.

4.16.1.7	The Contractor shall not pay any Claim submitted by a Provider who is excluded or suspended from the Medicare, Medicaid or SCHIP programs for Fraud, abuse or waste or otherwise included on the Department of Health and Human Services Office of Inspector General exclusions list, or employs someone on this list. The Contractor shall not pay any Claim submitted by a Provider that is on payment hold under the authority of DCH or its Agent(s).

4.16.1.8	Not later than the fifteenth (15th) business day after the receipt of a Provider Claim that does not meet Clean Claim requirements, the Contractor shall suspend the Claim and request in writing (notification via e-mail, the CMO plan Web Site/Provider Portal or an interim Explanation of Benefits satisfies this requirement) all outstanding information such that the Claim can be deemed clean. Upon receipt of all the requested information from the Provider, the CMO plan shall complete processing of the Claim within fifteen (15) Business Days.

4.16.1.9	Claims suspended for additional information must be closed (paid or denied) by the thirtieth (30th) Calendar Day following the date the Claim is suspended if all requested information is not received prior to the expiration of the 30-day period. The Contractor shall send Providers written notice (notification via e-mail, the CMO plan Web site/Provider Portal or an Explanation of Benefits satisfies this requirement) for each Claim that is denied, including the reason(s) for the denial, the date Contractor received the Claim, and a reiteration of the outstanding information required from the Provider to adjudicate the Claim.

4.16.1.10	The Contractor plan must process, and finalize, all appealed Claims to a paid or denied status within (30) Business Days of receipt of the Appealed Claim.

4.16.1.11	The Contractor shall finalize all Claims, including appealed Claims, within twenty-four (24) months of the date of service.

4.16.1.12	The Contractor may deny a Claim for failure to file timely if a Provider does not submit Claims to them within one hundred and twenty (120) Calendar Days of the date of service but must deny any Claim not initially submitted to the Contractor by the one hundred and eighty-first (181st) Calendar Day from the date of service, unless the Contractor or its vendors created the error. If a Provider files erroneously with another CMO plan or with the State, but produces documentation verifying that the initial filing of the Claim occurred within the one hundred and twenty (120) Calendar Day period, the Contractor shall process the Provider’s Claim without denying for failure to timely file.

4.16.1.13	The Contractor shall inform all network Providers about the information required to submit a Clean Claim at least forty-five (45) Calendar Days prior to the Operational Start Date and as a provision within the Contractor/Provider Contract. The Contractor shall make available to network Providers Claims coding and processing guidelines for the applicable Provider type. The Contractor shall notify Providers ninety (90) Calendar Days before implementing changes to Claims coding and processing guidelines.

4.16.1.14	The Contractor shall assume all costs associated with Claim processing, including the cost of reprocessing/resubmission, due to processing errors caused by the Contractor or to the design of systems within the Contractor’s span of control.

4.16.1.15	In addition to the specific Web site requirements outlined above, the Contractor’s Web site shall be functionally equivalent to the Web site maintained by the State’s Medicaid fiscal agent.
4.16.2	Other Considerations
An adjustment to a paid Claim shall not be counted as a Claim for the purposes of reporting.
Electronic Claims shall be treated as identical to paper-based Claims for the purposes of reporting.
4.16.3	Reporting Requirements
4.16.3.1	The Contractor shall submit Claims Processing Reports to DCH as described in section 4.18.3.3.
4.17	INFORMATION MANAGEMENT AND SYSTEMS

4.17.1	General Provisions
4.17.1.1	The Contractor shall have Information management processes and Information Systems (hereafter referred to as Systems) that enable it to meet GHF requirements, State and federal reporting requirements, all other Contract requirements and any other applicable State and federal laws, rules and regulations including HIPAA.

4.17.1.2	The Contractor’s Systems shall possess capacity sufficient to handle the workload projected for the start of the program and will be scaleable and flexible so they can be adapted as needed, within negotiated timeframes, in response to program or Enrollment changes.

4.17.1.3	The Contractor shall provide a Web-accessible system hereafter referred to as the DCH Portal that designated DCH and other state agency resources can use to access Quality and performance management information as well as other system functions and information as described throughout this Contract. Access to the DCH Portal shall be managed as described in section 4.17.5.

4.17.1.4	The Contractor shall participate in DCH’s Systems Work Group. The Systems Work Group will meet on a designated schedule as agreed to by DCH, its agents and every Contractor.

4.17.1.5	The Contractor shall provide a continuously available electronic mail communication link (E-mail system) with the State. This system shall be:
4.17.1.5.1	Available from the workstations of the designated Contractor contacts; and

4.17.1.5.2	Capable of attaching and sending documents created using software products other than Contractor systems, including the State’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.
4.17.1.6	By no later than the 30th of April of each year, the Contractor will provide DCH with a systems refresh plan for the upcoming State fiscal year. The plan will outline how Systems within the Contractor’s Span of Control will be systematically assessed to determine the need to modify, upgrade and/or replace application software, operating hardware and software, telecommunications capabilities, information management policies and procedures, and/or systems management policies and procedures in response to changes in business requirements, technology obsolescence, staff turnover and other relevant factors. The systems refresh plan will also indicate how the Contractor will insure that the version and/or release level of all of its System components (application software, operating hardware, operating software) are always formally supported by the original equipment manufacturer (OEM), software development firm (SDF) or a third party authorized by the OEM and/or SDF to support the System component.
4.17.2	Global System Architecture and Design Requirements
4.17.2.1	The Contractor shall comply with federal and State policies, standards and regulations in the design, development and/or modification of the Systems it will employ to meet the aforementioned requirements and in the management of Information contained in those Systems. Additionally, the Contractor shall adhere to DCH and State-specific system and data architecture preferences as indicated in this Contract.

4.17.2.2	The Contractor’s Systems shall:
4.17.2.2.1	Employ a relational data model in the architecture of its databases and relational database management system (RDBMS) to operate and maintain them;

4.17.2.2.2	Be SQL and ODBC compliant;

4.17.2.2.3	Adhere to Internet Engineering Task Force/Internet Engineering Standards Group standards for data communications, including TCP and IP for data transport;

4.17.2.2.4	Conform to standard code sets detailed in Attachment L;

4.17.2.2.5	Conform to HIPAA standards for data and document management that are currently under development within one hundred twenty (120) Calendar Days of the standard’s effective date or, if earlier, the date stipulated by CMS;

4.17.2.2.6	Contain controls to maintain information integrity. These controls shall be in place at all appropriate points of processing. The controls shall be tested in periodic and spot audits following a methodology to be developed jointly by and mutually agreed upon by the Contractor and DCH; and

4.17.2.2.7	Partner with the State in the development of future standard code sets not specific to HIPAA or other federal effort and will conform to such standards as stipulated in the plan to implement the standards.
4.17.2.3	Where Web services are used in the engineering of applications, the Contractor’s Systems shall conform to World Wide Web Consortium (W3C) standards such as XML, UDDI, WSDL and SOAP so as to facilitate integration of these Systems with DCH and other State systems that adhere to a service-oriented architecture.

4.17.2.4	Audit trails shall be incorporated into all Systems to allow information on source data files and documents to be traced through the processing stages to the point where the Information is finally recorded. The audit trails shall:
4.17.2.4.1	Contain a unique log-on or terminal ID, the date, and time of any create/modify/delete action and, if applicable, the ID of the system job that effected the action;

4.17.2.4.2	Have the date and identification “stamp” displayed on any on-line inquiry;

4.17.2.4.3	Have the ability to trace data from the final place of recording back to its source data file and/or document shall also exist;

4.17.2.4.4	Be supported by listings, transaction Reports, update Reports, transaction logs, or error logs;

4.17.2.4.5	Facilitate auditing of individual Claim records as well as batch audits; and

4.17.2.4.6	Be maintained for seven (7) years in either live and/or archival systems. The duration of the retention period may be extended at the discretion of and as indicated to the Contractor by the State as needed for ongoing audits or other purposes.
4.17.2.5	The Contractor shall house indexed images of documents used by Members and Providers to transact with the Contractor in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data. The Contractor shall follow all applicable requirements for the management of data in the management of documents.

4.17.2.6	The Contractor shall institute processes to insure the validity and completeness of the data it submits to DCH. At its discretion, DCH will conduct general data validity and completeness audits using industry-accepted statistical sampling methods. Data elements that will be audited include but are not limited to: Member ID, date of service, Provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of Claim processing, and date of Claim payment.

4.17.2.7	Where a System is herein required to, or otherwise supports, the applicable batch or on-line transaction type, the system shall comply with HIPAA-standard transaction code sets as specified in Attachment L.

4.17.2.8	The Contractor System(s) shall conform to HIPAA standards for information exchange that are currently under development within one hundred twenty (120) Calendar Days of the standard’s effective date or, if earlier, the date stipulated by CMS.

4.17.2.9	The layout and other applicable characteristics of the pages of Contractor Web sites shall be compliant with Federal “section 508 standards” and Web Content Accessibility Guidelines developed and published by the Web Accessibility Initiative.

4.17.2.10	Contractor Systems shall conform to any applicable Application, Information and Data, Middleware and Integration, Computing Environment and Platform, Network and Transport, and Security and Privacy policy and standard issued by GTA as stipulated in the appropriate policy/standard. These policies and standards can be accessed at: http://gta.georgia.gov/00/channel_modifieddate/0,2096,1070969_6947051,00.html
4.17.3	Data and Document Management Requirements by Major Information Type
4.17.3.1	In order to meet programmatic, reporting and management requirements, the Contractor’s systems shall serve as either the Authoritative Host of key data and documents or the host of valid, replicated data and documents from other systems. Attachment L lays out the requirements for managing (capturing, storing and maintaining) data and documents for the major information types and subtypes associated with the aforementioned programmatic, reporting and management requirements.
4.17.4	System and Data Integration Requirements
4.17.4.1	All of the Contractor’s applications, operating software, middleware, and networking hardware and software shall be able to interface with the State’s systems and will conform to standards and specifications set by the Georgia Technology Authority and the agency that owns the system. These standards and specifications are detailed in Attachment L.

4.17.4.2	The Contractor’s System(s) shall be able to transmit and receive transaction data to and from the MMIS as required for the appropriate processing of Claims and any other transaction that may be performed by either System.

4.17.4.3	Each month the Contractor shall generate encounter data files from its claims management system(s) and/or other sources. The files will contain settled Claims and Claim adjustments and encounters from Providers with whom the Contractor has a capitation arrangement for the most recent month for which all such transactions were completed. The Contractor will provide these files electronically to DCH and/or its designated agent in adherence to the procedure and format indicated in Attachment L.

4.17.4.4	The Contractor’s System(s) shall be capable of generating files in the prescribed formats for upload into state Systems used specifically for program integrity and compliance purposes.

4.17.4.5	The Contractor’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.
4.17.5	System Access Management and Information Accessibility Requirements

4.17.5.1	The Contractor’s System shall employ an access management function that restricts access to varying hierarchical levels of system functionality and Information. The access management function shall:
4.17.5.1.1	Restrict access to Information on a “need to know” basis, e.g. users permitted inquiry privileges only will not be permitted to modify information;

4.17.5.1.2	Restrict access to specific system functions and information based on an individual user profile, including inquiry only capabilities; global access to all functions will be restricted to specified staff jointly agreed to by DCH and the Contractor; and

4.17.5.1.3	Restrict attempts to access system functions to three (3), with a system function that automatically prevents further access attempts and records these occurrences.
4.17.5.2	The Contractor shall make System Information available to duly Authorized Representatives of DCH and other State and federal agencies to evaluate, through inspections or other means, the Quality, appropriateness and timeliness of services performed.

4.17.5.3	The Contractor shall have procedures to provide for prompt transfer of System Information upon request to other In-Network or Out-of-Network Providers for the medical management of the Member in adherence to HIPAA and other applicable requirements.

4.17.5.4	All Information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract are owned by DCH. The Contractor is expressly prohibited from sharing or publishing DCH information and reports without the prior written consent of DCH. In the event of a dispute regarding the sharing or publishing of information and reports, DCH’s decision on this matter shall be final and not subject to change.
4.17.6	Systems Availability and Performance Requirements
4.17.6.1	The Contractor will ensure that Member and Provider portal and/or phone-based functions and information, such as confirmation of CMO Enrollment (CCE) and electronic claims management (ECM), Member services and Provider services, are available to the applicable System users twenty-four (24) hours a day, seven (7) Days a week, except during periods of scheduled System Unavailability agreed upon by DCH and the Contractor. Unavailability caused by events outside of a Contractor’s span of control is outside of the scope of this requirement.

4.17.6.2	The Contractor shall ensure that at a minimum all other System functions and Information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m. Monday through Friday.

4.17.6.3	The Contractor shall ensure that the average response time that is controllable by the Contractor is no greater than the requirements set forth below, at least ninety percent (90%) of the available production time between 7:00 am and 7:00 pm, Monday through Friday for all applicable system functions except a) during periods of scheduled downtime, as scheduled, b) during periods of unscheduled unavailability caused by systems and telecommunications technology outside of the Contractor’s span of control or c) for Member and Provider portal and phone-based functions such as CCE and ECM that are expected to be available twenty-four (24) hours a day, seven (7) days a week:
4.17.6.3.1	Record Search Time – The response time shall be within five (5) seconds for ninety-five percent (95%) of the record searches as measured from a representative sample of DCH System Access Devices;

4.17.6.3.2	Record Retrieval Time – The response time will be within five (5) seconds for ninety-five percent (95%) of the records retrieved as measured from a representative sample of DCH System Access Devices;

4.17.6.3.3	Screen Edit Time – The response time will be within three (3) seconds for ninety-five percent (95%) of the time as measured from a representative sample of DCH System Access Devices.

4.17.6.3.4	New Screen/Page Time – The response time will be within three (3) seconds for ninety-five percent (95%) of the time as measured from a representative sample of DCH System Access Devices;

4.17.6.3.5	Confirmation of CMO Enrollment Response Time – The response time will be within five (5) seconds for ninety-five percent (95%) of the time as measured from a representative sample of user System Access Devices; and

4.17.6.3.6	On-line Adjudication Response Time – The response time will be within five (5) seconds ninety-nine percent (99%) of the time as measured from a representative sample of user System Access Devices.
4.17.6.4	The Contractor shall develop an automated method of monitoring the CCE and ECM functions on at least a thirty (30) minute basis twenty-four (24) hours a day, seven (7) Days per week. The monitoring method shall separately monitor for availability and performance/response time each component of the CCE and ECM systems, such as the voice response system, the PC software response, direct line use, the swipe box method and ECM on-line pharmacy system.

4.17.6.5	Upon discovery of any problem within its Span of Control that may jeopardize System availability and performance as defined in this Section of the Contract, the Contractor shall notify the applicable DCH staff in person, via phone, electronic mail and/or surface mail.

4.17.6.6	The Contractor shall deliver notification as soon as possible but no later than 7:00 pm if the problem occurs during the business day and no later than 9:00 am the following business day if the problem occurs after 7:00 pm.

4.17.6.7	Where the operational problem results in delays in report distribution or problems in on-line access during the business day, the Contractor shall notify the applicable DCH staff within fifteen (15) minutes of discovery of the problem, in order for the applicable work activities to be rescheduled or be handled based on System Unavailability protocols.

4.17.6.8	The Contractor shall provide to appropriate DCH staff information on System Unavailability events, as well as status updates on problem resolution. These up-dates shall be provided on an hourly basis and made available via electronic mail, telephone and the Contractor’s Web Site/DCH Portal.

4.17.6.9	Unscheduled System Unavailability of CCE and ECM functions, caused by the failure of systems and telecommunications technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within thirty (30) minutes of the official declaration of System Unavailability. Unscheduled System Unavailability to all other Contractor System functions caused by systems and telecommunications technologies within the Contractor’s Span of Control shall be resolved, and the restoration of services implemented, within four (4) hours of the official declaration of System Unavailability.

4.17.6.10	Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s span of control shall not exceed one (1) hour during any continuous five (5) Day period.

4.17.6.11	The Contractor shall not be responsible for the availability and performance of systems and telecommunications technologies outside of the Contractor’s Span of Control.

4.17.6.12	Full written documentation that includes a Corrective Action Plan, that describes how the problem will be prevented from occurring again, shall be delivered within five (5) Business Days of the problem’s occurrence.

4.17.6.13	Regardless of the architecture of its Systems, the Contractor shall develop and be continually ready to invoke a business continuity and disaster recovery (BC-DR) plan that at a minimum addresses the following scenarios: (a) the central computer installation and resident software are destroyed or damaged, (b) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (c) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, (d) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e. causes unscheduled System Unavailability.

4.17.6.14	The Contractor shall periodically, but no less than annually, test its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to the State that it can restore System functions per the standards outlined elsewhere in this Section of the Contract.

4.17.6.15	In the event that the Contractor fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Contractor shall be required to submit to the State a Corrective Action Plan that describes how the failure will be resolved. The Corrective Action Plan will be delivered within five (5) Business Days of the conclusion of the test.
4.17.7	System User and Technical Support Requirements
4.17.7.1	Beginning sixty (60) Calendar Days prior to the scheduled start of operations, the Contractor shall provide Systems Help Desk (SHD) services to all DCH staff and the other agencies that may have direct access to Contractor systems.

4.17.7.2	The SHD shall be available via local and toll free telephone service and via e-mail from 7 a.m. to 7 p.m. EST Monday through Friday, with the exception of State holidays. Upon State request, the Contractor shall staff the SHD on a State holiday, Saturday, or Sunday.

4.17.7.3	SHD staff shall answer user questions regarding Contractor System functions and capabilities; report recurring programmatic and operational problems to appropriate Contractor or DCH staff for follow-up; redirect problems or queries that are not supported by the SHD, as appropriate, via a telephone transfer or other agreed upon methodology; and redirect problems or queries specific to data access authorization to the appropriate State login account administrator.

4.17.7.4	The Contractor shall submit to DCH for review and approval its SHD Standards. At a minimum, these standards shall require that between the hours of 7 a.m. and 7 p.m. EST ninety percent (90%) of calls are answered by the fourth (4th) ring, the call abandonment rate is five percent (5%) or less, the average hold time is two (2) minutes or less, and the blocked call rate does not exceed one percent (1%).

4.17.7.5	Individuals who place calls to the SHD between the hours of 7 p.m. and 7 a.m. EST shall be able to leave a message. The Contractor’s SHD shall respond to messages by noon the following Business Day.

4.17.7.6	Recurring problems not specific to System Unavailability identified by the SHD shall be documented and reported to Contractor management within one (1) Business Day of recognition so that deficiencies are promptly corrected.

4.17.7.7	Additionally, the Contractor shall have an IT service management system that provides an automated method to record, track, and report on all questions and/or problems reported to the SHD. The service management system shall:
4.17.7.7.1	Assign a unique number to each recorded incident;

4.17.7.7.2	Create State defined extract files that contain summary information on all problems/issues received during a specified time frame;

4.17.7.7.3	Escalate problems based on their priority and the length of time they have been outstanding;

4.17.7.7.4	Perform key word searches that are not limited to certain fields and allow for searches on all fields in the database;

4.17.7.7.5	Notify support personnel when a problem is assigned to them and re-notify support personnel when an assigned problem has escalated to a higher priority;

4.17.7.7.6	List all problems assigned to a support person or group;

4.17.7.7.7	Perform searches for duplicate problems when a new problem is entered;

4.17.7.7.8	Allow for entry of at least five hundred (500) characters of free form text to describe problems and resolutions; and

4.17.7.7.9	Generate Reports that identify categories of problems encountered, length of time for resolution, and any other State-defined criteria.

4.17.7.8	The Contractor’s call center systems shall have the capability to track call management metrics identified in Attachment L.
4.17.8	System Change Management Requirements
4.17.8.1	The Contractor shall absorb the cost of routine maintenance, inclusive of defect correction, System changes required to effect changes in State and federal statute and regulations, and production control activities, of all Systems within its Span of control.

4.17.8.2	The Contractor shall provide to DCH prior written notice of non-routine System changes excluding changes prompted by events described in Section 4.17.6 and including proposed corrections to known system defects, within ten (10) Calendar Days of the projected date of the change. As directed by the state, the Contractor shall discuss the proposed change in the Systems Work Group.

4.17.8.3	The Contractor shall respond to State reports of System problems not resulting in System Unavailability according to the following timeframes:
4.17.8.3.1	Within five (5) Calendar Days of receipt the Contractor shall respond in writing to notices of system problems.

4.17.8.3.2	Within fifteen (15) Calendar Days, the correction will be made or a Requirements Analysis and Specifications document will be due.

4.17.8.3.3	The Contractor will correct the deficiency by an effective date to be determined by DCH.

4.17.8.3.4	Contractor systems will have a system-inherent mechanism for recording any change to a software module or subsystem.
4.17.8.4	The Contractor shall put in place procedures and measures for safeguarding the State from unauthorized modifications to Contractor Systems.

4.17.8.5	Unless otherwise agreed to in advance by DCH as part of the activities described in Section 4.17.8.3, scheduled System Unavailability to perform System maintenance, repair and/or upgrade activities shall take place between 11 p.m. on a Saturday and 6 a.m on the following Sunday.
4.17.9	System Security and Information Confidentiality and Privacy Requirements
4.17.9.1	The Contractor shall provide for the physical safeguarding of its data processing facilities and the systems and information housed therein. The Contractor shall provide DCH with access to data facilities upon DCH request. The physical security provisions shall be in effect for the life of this Contract.
4.17.9.2	The Contractor shall restrict perimeter access to equipment sites, processing areas, and storage areas through a card key or other comparable system, as well as provide accountability control to record access attempts, including attempts of unauthorized access.

4.17.9.3	The Contractor shall include physical security features designed to safeguard processor site(s) through required provision of fire retardant capabilities, as well as smoke and electrical alarms, monitored by security personnel.

4.17.9.4	The Contractor shall ensure that the operation of all of its systems is performed in accordance with State and federal regulations and guidelines related to security and confidentiality and meet all privacy and security requirements of HIPAA regulations. Relevant publications are included in Attachment L.

4.17.9.5	The Contractor will put in place procedures, measures and technical security to prohibit unauthorized access to the regions of the data communications network inside of a Contractor’s Span of Control.

4.17.9.6	The Contractor shall ensure compliance with:
4.17.9.6.1	42 CFR Part 431 Subpart F (confidentiality of information concerning applicants and Members of public medical assistance programs);

4.17.9.6.2	42 CFR Part 2 (confidentiality of alcohol and drug abuse records); and

4.17.9.6.3	Special confidentiality provisions related to people with HIV/AIDS and mental illness.
4.17.9.7	The Contractor shall provide its Members with a privacy notice as required by HIPAA. The Contractor shall provide the State with a copy of its Privacy Notice for its filing.
4.17.10	Information Management Process and Information Systems Documentation Requirements
4.17.10.1	The Contractor shall ensure that written System Process and Procedure Manuals document and describe all manual and automated system procedures for its information management processes and information systems.

4.17.10.2	The Contractor shall develop, prepare, print, maintain, produce, and distribute distinct System Design and Management Manuals, User Manuals and

Quick/Reference Guides, and any updates thereafter, for DCH and other agency staff that use the DCH Portal.

4.17.10.3	The System User Manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

4.17.10.4	When a System change is subject to State sign off, the Contractor shall draft revisions to the appropriate manuals prior to State sign off of the change.

4.17.10.5	All of the aforementioned manuals and reference guides shall be available in printed form and on-line via the DCH Portal. The manuals will be published in accordance to the applicable DCH and/or GTA standard.

4.17.10.6	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) Business Days of the update taking effect.
4.17.11	Reporting Requirements
4.17.11.1	The Contractor shall submit a monthly Systems Availability and Performance Report to DCH as described in Section 4.18.3.4.
4.18	REPORTING REQUIREMENTS

4.18.1	General Procedures
4.18.1.1	The Contractor shall comply with all the reporting requirements established by this Contract. The Contractor shall create Reports using the formats, including electronic formats, instructions, and timetables as specified by DCH, at no cost to DCH. Changes to the format must be approved by DCH prior to implementation. The Contractor shall transmit and receive all transactions and code sets required by the HIPAA regulations in accordance with Section 21.2. The Contractor’s failure to submit the Reports as specified may result in the assessment of liquidated damages as described in Section 23.0.
4.18.1.1.1	The Contractor shall submit the Deliverables and Reports for DCH review and approval according to the following timelines, unless otherwise indicated.
i.	Annual Reports shall be submitted within thirty (30) Calendar Days following the twelfth (12th) month Members are enrolled in the CMO plan;

ii.	Quarterly Reports shall be submitted by April 30, July 30, October 30, and January 30, for the quarter immediately preceeding the due date;

iii.	Monthly Reports shall be submitted within fifteen (15) Calendar Days of the end of each month; and

iv.	Weekly Reports shall be submitted on the same day of each week, as determined by DCH.
4.18.1.2	These reports shall be submitted to DOI according to their requirements, including required timeframes. The Contractor shall submit to DOI any and all reports required by DOI. While some of these reports have been specified in this Contract, this is not intended to be an exhaustive list of reports due to DOI; rather certain financial reports have been highlighted in this Contract. For reports required by DOI and DCH, the Contractor shall submit such reports according to the DOI schedule of due dates. While such schedule may be duplicated in this Contract, should the DOI schedule of due dates be amended at a future date, the due dates in this Contract shall automatically change to the new DOI due dates.

4.18.1.3	The Contractor shall, upon request of DCH, generate any additional data or reports at no additional costs to DCH within a time period described by DCH. The Contractor’s responsibility shall be limited to data in its possession.
4.18.2	Weekly Reporting
4.18.2.1	Member Information Report
4.18.2.1.1	Pursuant to Section 4.1.4.1 the Contractor shall submit a Member Information Report. The report shall include information on the Members that change addresses or move outside the Service Region. The Contractor shall also report any information that may affect the Member’s eligibility for GHF including, but not limited to, changes in income or employment, family size, or incarceration. The minimum data elements that will be required for this report are described in Attachment L.
4.18.2.2	Telephone and Internet Activity Report
4.18.2.2.1	Pursuant to Sections 4.3.11.1 and 4.9.8.1 the Contractor shall submit a Member Telephone and Internet Activity Report and a Provider Telephone and Internet Activity Report. Each Telephone and Internet Activity Report shall include the following information:
i.	Call volume;

ii.	E-mail volume;

iii.	Average call length;

iv.	Average hold time;

v.	Abandoned call rate;

vi.	Accuracy rate based on CMO’s Call Center Quality Criteria and Protocols;

vii.	Content of call or e-mail and resolution; and

viii.	Blocked call rate
4.18.2.2.2 The above information may be submitted as a summary report, in a format to be determined by DCH. The Contractor shall maintain, and make available at the request of DCH, any and all supporting documentation.
4.18.3	Monthly Reporting
4.18.3.1	Eligibility and Enrollment Reconciliation Report
4.18.3.1.1	Pursuant to Section 4.1.4.2 the Contractor shall submit an Eligibility and Enrollment Reconciliation Report that reconciles eligibility data to the Contractor’s Enrollment records. The written report shall verify that the Contractor has an Enrollment record for all Members that are eligible for Enrollment in the CMO plan.
4.18.3.2	Prior Authorization and Pre-Certification Report
4.18.3.2.1	Pursuant to Section 4.11.10.2 the Contractor shall submit Prior Authorization and Pre-Certification Reports that summarize all requests in the preceding month for Prior Authorization and Pre-Certification. The Report shall include, at a minimum, the following information:
i.	Total number of requests for Prior Authorization and Pre-Certification requested by type of service;

ii.	Total number of requests for Prior Authorization and Pre-Certification processed within fourteen (14) Calendar Days for standard Service Authorizations;

iii.	Total number of requests for extension of the fourteen (14) Calendar Days for standard Service Authorizations;

iv.	Total number of requests for Prior Authorization and Pre-Certification processed within twenty-four (24) hours for expedited Service Authorizations;

v.	Total number of requests for the extension of the twenty-four (24) hours for expedited Service Authorizations;

vi.	Total number of requests for authorization processed within thirty (30) Calendar Days for determination for services that have been delivered;

vii.	Total number of requests approved by type of service; and

viii.	Total number of requests denied by type of service.
4.18.3.3	Claims Processing Report
4.18.3.3.1	Pursuant to Section 4.16.3.1 the Contractor shall submit a Claims Processing Report that at a minimum contains the following:
i.	Number and dollar value of Claims processed by Provider type and processing status (adjudicated and paid, adjudicated and not paid, suspended, appealed, denied);

ii.	Aging of Claims: number, dollar value and status of Claims filed in most recent and prior months (defined as six (6) months previous) by Provider type and processing status; and

iii.	Cumulative percentage for the current fiscal year of Clean Claim s processed and paid within thirty (30) calendar and ninety (90) Calendar Days of receipt.
4.18.3.4	System Availability and Performance Report
4.18.3.4.1	Pursuant to Section 4.16.3.1 the Contractor shall submit a System Availability and Performance Report that shall report the following information:
i.	Record Search Time

ii.	Record Retrieval Time

iii.	Screen Edit Time

iv.	New Screen/Page Time

v.	Print Initiation Time

vi.	Confirmation of CMO Enrollment Response Time

vii.	Online Claims Adjudication Response Time
4.18.4	Quarterly Reporting
4.18.4.1	EPSDT Report
4.18.4.1.1	Pursuant to Section 4.7.6.1 the Contractor shall submit an EPSDT Report for Medicaid Members and PeachCare for Kids Members that identifies at a minimum the following:
i.	Number of Health Check eligible Members;

ii.	Number of live births;

iii.	Number of initial newborn visits within twenty-four (24) hours of birth;

iv.	Number of Members who received all scheduled EPSDT screenings in accordance with the periodicity schedule;

v.	Number of Members who received dental examinations services by an oral health professional;

vi.	Number of Members that received an initial health visit and screening within ninety (90) Calendar Days of Enrollment;

vii.	Number of diagnostic and treatment services, including Referrals; and

viii.	Number and rate of blood lead screening.
4.18.4.1.2	Reports shall capture Medicaid Members and PeachCare for Kids Members separately.

4.18.4.1.3	DCH, at its sole discretion, may add additional data to the EPSDT Report if DCH determines that it is necessary for monitoring purposes.
4.18.4.2	Timely Access Report

4.18.4.2.1	Pursuant to Section 4.8.19.2 the Contractor shall submit Timely Access Reports that monitor the time lapsed between a Member’s initial request for an office appointment and the date of the appointment. These data for the Timely Access Reports may be collected using statistical sampling methods (including periodic Member and/or Provider surveys). The report shall include:
i.	Total number of appointment requests;

ii.	Total number of requests that meet the waiting time standards;

iii.	Total number of requests that exceed the waiting time standards; and

iv.	Average waiting time for those requests that exceed the waiting time standards. Information for items iii and iv shall be provided for each provider type/class.
4.18.4.3	Provider Complaints Report
4.18.4.3.1	Pursuant to Section 4.9.8.2 the Contractor shall submit a Provider Complaints Report that includes, at a minimum, the following:
i.	Number of complaints by type;

ii.	Type of assistance provided; and

iii.	Administrative disposition of the case.
4.18.4.4	FQHC Report
4.18.4.4.1	Pursuant to 4.10.5.1 the Contractor shall submit FQHC Payment Reports that that identify Contractor payments made to each FQHC and RHC for each Covered Services provided to Members.
4.18.4.5	Utilization Management Report
4.18.4.5.1	Pursuant to Section 4.11.10.1 the Contractor shall submit a Utilization Management Report on Utilization patterns and aggregate trend analysis. The Contractor shall also submit individual physician profiles to DCH. These Reports should provide to DCH analysis and interpretation of Utilization patterns, including but not limited to, high volume services, high risk services, services driving cost increases, including prescription drug utilization; Fraud and Abuse trends; and Quality and disease management. The Contractor shall provide ad hoc Reports pursuant to the requests of DCH. The Contractor shall submit its proposed reporting mechanism, including focus of study, data sources, etc. to DCH for approval.
4.18.4.5.2	Utilization Management Reports shall include an analysis of data and identification of opportunities for improvement and follow up of the effectiveness of the intervention. The reports shall include, at a minimum, the following data:
i.	Number of UM cases handled, by type;

ii.	Number of denials (medical/dental/behavioral health/pharmaceutical);

iii.	Number of appeals;

iv.	Monitoring of at least four (4) types of utilization data for over-utilization and under-utilization. This should be measured against an established threshold (length of stay, unplanned readmissions, procedure rates, member complaints, etc.)
4.18.4.5.3	The Contractor shall select three (3) of the following elements to monitor in its physician profiles. Each element should be measured against an established threshold.
i.	Member access (encounters per member per year, new patient visit within 6 months, ER use per member per year, etc.)

ii.	Preventive care (EPSDT rates, breast cancer screening rates, immunizations, etc.)

iii.	Disease management (asthma ER/IP encounters, HBA1C rates, etc.)

iv.	Pharmacy utilization (generics, asthma medications, etc.)
4.18.4.6	Quality Oversight Committee Report
4.18.4.6.1	Pursuant to Section 4.12.9.1 the Contractor shall submit a Quality Oversight Committee Report that shall include a summary of results, conclusions, recommendations and implemented system changes for the QAPI program.
4.18.4.7	Fraud and Abuse Report
4.18.4.7.1	Pursuant to Section 4.13.4.1 the Contractor shall submit a Fraud and Abuse Report which shall include, at a minimum, the following:

i.	Source of complaint;

ii.	Alleged persons or entities involved;

iii.	Nature of complaint;

iv.	Approximate dollars involved;

v.	Date of the complaint;

vi.	Disciplinary action imposed;

vii.	Administrative disposition of the case;

viii.	Investigative activities, corrective actions, prevention efforts, and results; and

ix.	Trending and analysis as it applies to: Utilization Management; Claims management; post-processing review of Claims; and Provider profiling.
4.18.4.8	Grievance System Report
4.18.4.8.1	Pursuant to Section 4.14.8.1 the Contractor shall submit a summary of Grievance, Appeals and Administrative Law Hearing requests. The report shall, at a minimum, include the following:
i.	Number of complaints by type;

ii.	Type of assistance provided; and

iii.	Administrative disposition of the case.
4.18.4.9	Cost Avoidance Report
4.18.4.9.1	Pursuant to Section 8.6.1 the Contractor shall submit a Cost Avoidance Report that identifies all cost avoided claims for Members with third party coverage from private insurance carriers and other responsible third parties.
4.18.4.10	Medical Loss Ratio Report
4.18.4.10.1	Pursuant to Section 8.6.2, the Contractor shall submit monthly, a Medical Loss Ratio report that captures medical expenses relative to capitation payments received on a cumulative year to date basis. The Medical Loss Ratio report shall include:
i.	Capitation payments received;

ii.	Medical expenses by provider grouping including, but not limited to:
a)	Direct payments to Providers for covered medical services;

b)	Capitated payments to providers; and

c)	Payments to subcontractors for covered benefits and services.
iii.	An Estimate of incurred but not reported IBNR expenses;

iv.	Actuarial certification that the report, including the estimate of IBNR, has been reviewed for accuracy; and

v.	Supporting claims lag tables by claim type.
4.18.4.11	Independent Audit and Income Statement
4.18.4.11.1	The Contractor shall submit to DOI:
i.	A quarterly report on the form prescribed by the National Association of Insurance Commissioners for Health Maintenance Organizations pursuant to Section 8.6.6; and

ii.	A quarterly income statement on the form prescribed by the NAIC for HMOs pursuant to Section 8.6.6.
4.18.5	Annual Reports
4.18.5.1	Performance Improvement Projects Reports
4.18.5.1.1	Pursuant to Section 4.12.9.2 the Contractor shall submit a Performance Improvement Projects Report that includes the study design, analysis, status and results on performance improvement projects. Status Reports on Performance Improvement Projects may be requested more frequently by DCH.
4.18.5.2	Focused Studies Report

4.18.5.2.1	Pursuant to Section 4.12.9.3 the Contractor shall, on the first (1st) day of the fourth (4th) quarter of the first (1st) year of operations submit a Focus Studies Report that includes the study design, analysis and results for each of the two required focused studies. The Contractor shall submit annual Reports on the focused studies thereafter.
4.18.5.3	Patient Safety Reports
4.18.5.3.1	Pursuant to Section 4.12.9.4 the Contractor shall submit a Patient Safety Report that includes, at a minimum, the following:
i.	A system of classifying complaints according to severity;

ii.	Review by Medical Director and mechanism for determining which incidents will be forwarded to Peer Review and Credentials Committees; and

iii.	Summary of incident(s) included in Provider Profile.
4.18.5.4	Systems Refresh Plan
4.18.5.4.1	Pursuant to Section 4.17.1.6 the Contractor shall submit to DCH a Systems Refresh Plan no later than the 30th of April each year.
4.18.5.5	Independent Audit and Income Statement
4.18.5.5.1	The Contractor shall submit to DOI:
i.	An annual report on the form prescribed by the National Association of Insurance Commissioners (NAIC) for Health Maintenance Organizations pursuant to Section 8.6.6;

ii.	An annual income statement pursuant to Section 8.6.6; and

iii.	An annual audit of its business transactions pursuant to Section 8.6.6.
4.18.5.6	“SAS 70” Report
4.18.5.6.1	Pursuant to Section 8.6.4, the Contractor shall submit to DCH an annual SAS 70 Report conducted by an independent auditing firm. The first SAS 70 Report will be due in 2006 from Contractors operating in the Atlanta and Central Service Regions and in 2007 from Contractors operating in East, North, Southeast, and Southwest Service Regions.

4.18.5.7	Disclosure of Information on Annual Business Transactions
4.18.5.7.1	Pursuant to Section 8.6.5, the Contractor shall submit to DCH, in a format specified by DCH, an annual Disclosure of Information on Annual Business Transactions.
4.18.6	Ad Hoc Reports
4.18.6.1	State Quality Monitoring Reports
4.18.6.1.1	Pursuant to section 2.8.1 the Contractor shall report, upon request by DCH, information to support the State’s Quality Monitoring Functions in accordance with 42 CFR 438.204. These Reports shall include information on:
i.	The availability of services;

ii.	The adequacy of the Contractor’s capacity and services;

iii.	The Contractor’s coordination and continuity of care for Members;

iv.	The coverage and authorization of services;

v.	The Contractor’s policies and procedures for selection and retention of Providers;

vi.	The Contractor’s compliance with Member information requirements in accordance with 42CFR 438.10;

vii.	The Contractor’s compliance with 45 CFR relative to Member’s confidentiality;

viii.	The Contractor’s compliance with Member Enrollment and Disenrollment requirements and limitations;

ix.	The Contractor’s Grievance System;

x.	The Contractor’s oversight of all subcontractual relationships and delegations therein;

xi.	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and Provider’s application of them;

xii.	The Contractor’s quality assessment and performance improvement program; and

xiii.	The Contractor’s health information systems.
4.18.6.2	Provider Network Adequacy and Capacity Report
4.18.6.2.1	Pursuant to Section 4.8.19.1 the Contractor shall submit a Provider Network Adequacy and Capacity Report that demonstrates that the Contractor offers an appropriate range of preventive, Primary Care and specialty services that is adequate for the anticipated number of Members for the service area and that its network of Providers is sufficient in number, mix and geographic distribution to meet the needs of the anticipated number of Members in the service area.

4.18.6.2.2	This Provider Network Adequacy and Capacity Report shall list all Providers enrolled in the Contractor’s Provider network, including but not limited to, physicians, hospitals, FQHC/RHCs, home health agencies, pharmacies, Durable Medical Equipment vendors, behavioral health specialists, ambulance vendors, and dentists. Each Provider shall be identified by a unique identifying Provider number as specified in Section 4.8.1.4. This unique identifier shall appear on all Encounter Data transmittals. In addition to the listing, the Provider Network Adequacy and Capacity Report shall identify:
i.	Provider additions and deletions from the preceding month;

ii.	All OB/GYN Providers participating in the Contractor’s network, and those with open panels; and

iii.	List of Primary Care Providers with open panels.
4.18.6.2.3	The Reports shall be submitted to DCH at the following times:
i.	Sixty (60) Calendar Days after Contract Award and quarterly thereafter;

ii.	Upon DCH request;

iii.	Upon Enrollment of a new population in the Contractor’s plan; and

iv.	Any time there has been a significant change in the Contractor’s operations that would affect adequate capacity and services. A significant change is defined as any of the following:

—	A decrease in the total number of PCPs by more than five percent (5%);

—	A loss of Providers in a specific specialty where another Provider in that specialty is not available within sixty (60) miles; or

—	A loss of a hospital in an area where another CMO plan hospital of equal service ability is not available within twenty-five (25) miles; or

—	Other adverse changes to the composition of the network which impair or deny the Members’ adequate access to CMO plan Providers.
4.18.6.3	Third Party Liability and Coordination of Benefits Report
4.18.6.3.1	Pursuant to Section 8.6.3 the Contractor shall submit a Third Party Liability and Coordination of Benefits Report that includes any Third Party Resources available to a Member discovered by the Contractor, in addition to those provided to the Contractor by DCH pursuant to Section 2.11.1, within ten (10) Business Days of verification of such information. The Contractor shall report any known changes to such resources in the same manner.
5.0	DELIVERABLES

5.1	CONFIDENTIALITY

5.1.1	The Contractor shall ensure that any Deliverables that contain information about individuals that is protected by confidentiality and privacy laws shall be prominently marked as “CONFIDENTIAL” and submitted to DCH in a manner that ensures that unauthorized individuals do not have access to the information. The Contractor shall not make public such reports. Failure to ensure confidentiality may result in sanctions and liquidated damages as described in Section 23.

5.2	NOTICE OF DISAPPROVAL

5.2.1	DCH will provide written notice of disapproval of a Deliverable to the Contractor within fourteen (14) Calendar Days of submission if it is disapproved.

5.2.2	The notice of disapproval shall state the reasons for disapproval as specifically as is reasonably necessary and the nature and extent of the corrections required for meeting the Contract requirements.

5.3	RESUBMISSION WITH CORRECTIONS

5.3.1	Within fourteen (14) Calendar Days of receipt of a notice of disapproval, the Contractor shall make the corrections and resubmit the Deliverable.

5.4	NOTICE OF APPROVAL/DISAPPROVAL OF RESUBMISSION

5.4.1	Within thirty (30) Calendar Days following resubmission of any disapproved Deliverable, DCH will give written notice to the Contractor of approval, Conditional approval or disapproval.

5.5	DCH FAILS TO RESPOND

5.5.1	In the event that DCH fails to respond to a Contractor’s resubmission within the applicable time period, the Contractor may either:
5.5.1.1	Notify DCH in writing that it intends to proceed with subsequent work unless DCH provides written notice of disapproval within fourteen (14) Calendar Days from the date DCH receives the Contractor’s notice.

5.5.1.2	Notify DCH that it intends to delay subsequent work until DCH responds in writing to the resubmission.
5.6	REPRESENTATIONS

5.6.1	By submitting a Deliverable or report, the Contractor represents that to the best of its knowledge, it has performed the associated tasks in a manner that will, in concert with other tasks, meet the objectives stated or referred to in the Contract.

5.6.2	By approving a Deliverable or report, DCH represents only that it has reviewed the Deliverable or report and detected no errors or omissions of sufficient gravity to defeat or substantially threaten the attainment of those objectives and to warrant the Withholding or denial of payment for the work completed. DCH’S acceptance of a Deliverable or report does not discharge any of the Contractor’s Contractual obligations with respect to that Deliverable or report.

5.7	CONTRACT DELIVERABLES
TABLE 1

	Contract
Deliverable	Section	Due Date
PCP Auto-assignment Policies	4.1.2.3	Within 60 Calendar Days of
		Contract Award

Member Handbook	4.3.3.5	Within 60 Calendar Days of
		Contract Award

Provider Directory	4.3.5.3	Within 60 Calendar Days of
		Contract Award

	Contract
Deliverable	Section	Due Date
Sample Member ID card	4.3.6.4	Within 60 Calendar Days of
		Contract Award

Telephone Hotline Policies and	4.3.7.3	Within 60 Calendar Days of
Procedures (Member and Provider)	4.9.6	Contract Award

Call Center Quality Criteria and	4.3.7.9	Within 60 Calendar Days of
Protocols	4.9.5.8	Contract Award

Web site Screenshots	4.3.8.5	60 Calendar Days prior to
	4.9.6	implementation of GHF

Cultural Competency Plan	4.3.9.3	Within 60 Calendar Days of
		Contract Award

Marketing Plan and Materials	4.4.3.1	Within 60 Calendar Days of
		Contract Award

Provider Marketing Materials	4.4.4.1	Within 60 Calendar Days of
		Contract Award

MH/SA Policies and Procedures	4.6.10	Within 60 Calendar Days of
		Contract Award

EPSDT policies and procedures	4.7.1.3	Within 60 Calendar Days of
		Contract Award

Provider Selection and Retention	4.8.1.5	Within 60 Calendar Days of
Policies and Procedures		Contract Award

Provider Network Listing	4.8.1.7	Within 60 Calendar Days of
spreadsheet for all requested		Contract Award
Provider types and Provider Letters of Intent or executed Signature Pages of Provider Contracts not previously submitted as part of the RFP response

Final Provider Network Listing	4.8.1.8	90 Calendar Days prior to
spreadsheet for all requested		implementation of GHF
Provider types, Signature Pages for all Providers, and written acknowledgements from all Providers part of a PPO, IPO, or other network stating they know they are in the Contractor’s network, know they are accepting Medicaid patients, and are accepting the terms and conditions of the Provider Contract.

PCP Selection Policies and	4.8.2.2	Within 60 Calendar Days of
Procedures		Contract Award

Credentialing and Re-Credentialing	4.8.13.4	Within 60 Calendar Days of
Policies and Procedures		Contract Award

	Contract
Deliverable	Section	Due Date
Provider Handbook	4.9.2.4	Within 60 Calendar Days of
		Contract Award

Provider Training Manuals	4.9.3.2	Within 60 Calendar Days of
		Contract Award

Provider Complaint System Policies	4.9.7.2	Within 60 Calendar Days of
and Procedures		Contract Award

Utilization Management Policies	4.11.1.2	Within 60 Calendar Days of
and Procedures		Contract Award

Care Coordination and Case	4.11.8.3	Within 60 Calendar Days of
Management Policies and		Contract Award
Procedures

Quality Assessment and	4.12.2.3	Within 90 Calendar Days of
Performance Improvement Plan		Contract Award

Proposed Performance	4.12.3.7	Within 90 Calendar Days of
Improvement Projects		Contract Award

Practice Guidelines	4.12.4.2	Within 90 Calendar Days of
		Contract Award

Focused Studies	4.12.5.2	1st day of the
		4th Quarter of
		the 1st
		year

Patient Safety Plan	4.12.6.2	Within 90 Calendar Days of
		Contract Award

Program Integrity Policies and	4.13.1.2	Within 60 Calendar Days of
Procedures		Contract Award

Grievance System Policies and	4.14.1.2	Within 60 Calendar Days of
Procedures		Contract Award

Staff Training Plan	4.15.3.2	Within 90 Calendar Days of
		Contract Award

Implementation Plan	4.15.5.2	Within 60 Calendar Days of
		Contract Award

Payment Schedule	4.16.1.4	Within 60 Calendar Days of
		Contract Award

Business Continuity Plan	4.17	Within 60 Calendar Days of
		Contract Award

System Users Manuals and Guides	4.17	Within 60 Calendar Days of
		Contract Award

Information Management Policies		Within 60 Calendar Days of
and Procedures	4.17	Contract Award

5.8	CONTRACT REPORTS

Report	Contract Section	Due Date
Member Information Report	4.18.2.1	Weekly

Telephone and Internet Activity Report	4.18.2.2	Weekly

Eligibility and Enrollment Reconciliation Report	4.18.3.1	Monthly

Prior Authorization and Pre- Certification Report	4.18.3.2	Monthly

Claims Processing Report	4.18.3.4	Monthly

System Availability and Performance Report	4.18.3.4	Monthly

EPSDT Report	4.18.4.1	Quarterly

Timely Access Report	4.18.4.2	Quarterly

Provider Complaints Report	4.18.4.3	Quarterly

FQHC Report	4.18.4.4	Quarterly

Utilization Management Report	4.18.4.5	Quarterly

Quality Oversight Committee	4.18.4.6	Quarterly
Report

Fraud and Abuse Report	4.18.4.7	Quarterly

Grievance System Report	4.18.4.8	Quarterly

Cost Avoidance and Post	4.18.4.9	Quarterly
Payment Recovery Report

Medical Loss Ratio Report	4.18.4.10	Quarterly

Independent Audit and Income	4.18.4.10	Quarterly
Statement

Performance Improvement Projects Report	4.18.5.1	Annually

Focused Studies Report	4.18.5.2	Annually

Patient Safety Report	4.18.5.3	Annually

Independent Audit and Income	4.18.5.4	Annually
Statement

“SAS 70” Report	4.18.5.5	Annually

Disclosure of Information on	4.18.5.6	Annually
Annual Business Transactions

State Quality Monitoring Report	4.18.6.1	Upon request by DCH

Provider Network Adequacy and	4.18.6.2	Sixty Days after Contract
Capacity Report		Award; Quarterly; and
		Any time there is a
		significant change.

Third Party Liability and	4.18.6.1.3	Within 10 Days of
Coordination of Benefits Report		verification
6.0	TERM OF CONTRACT
6.1	This Contract shall begin on July 1, 2005 and shall continue until the close of the then current State fiscal year unless renewed as hereinafter provided. DCH is hereby granted six (6) options to renew this Contract for an additional term of up to one (1) State fiscal year, which shall begin on July 1, and end at midnight on June 30, of the following year, each upon the same terms, Conditions and Contractor’s price in effect at the time of the renewal. The option shall be exercisable solely and exclusively by DCH. As to each term, the Contract shall be terminated absolutely at the close of the then current State fiscal year without further obligation by DCH.

7.0	PAYMENT FOR SERVICES

7.1	DCH will compensate the Contractor a prepaid, per member per month capitation rate for each GHF Member enrolled in the Contractor’s plan. The number of enrolled Members in each rate cell category will be determined by the records maintained in the Medicaid Member Information System (MMIS) maintained by DCH’s fiscal agent. The monthly compensation will be the final negotiated rate for each rate cell multiplied by the number of enrolled Members in each rate cell category. The Contractor must provide to DCH, and keep current, its tax identification number, billing address, and other contact information. Pursuant to the terms of this Contract, should DCH assess liquidated damages or other remedies or actions for noncompliance or deficiency with the terms of this Contract, such amount shall be withheld from the prepaid, monthly compensation for the following month, and for continuous consecutive months thereafter until such noncompliance or deficiency is corrected.

7.2	The relevant Deliverables shall be mailed to the Project Leader named in the Notice provision of this Contract.

7.3	The total of all payments made by DCH to Contractor under this Contract shall not exceed the per Member per month Capitation payments agreed to under Attachment M, which has been provided for through the use of State or federal grants or other funds. With the exception of payments provided to the Contractor in accordance with Section 7.4 on Performance Incentives, DCH will have no responsibility for payment beyond that amount. Also as specified in Section 7.4.2 the total of all payments to the Contract will not exceed one hundred and five percent (105%) of the Capitation payment pursuant to 42 CFR 438.6 (hereinafter the “Maximum Funds”). It is expressly understood that the total amount of payment to the Contractor will not exceed the Maximum Funds provided above, unless Contractor has obtained prior written approval, in the form of a Contract amendment, authorizing an increase in the total payment. Additionally, the Contractor agrees that the Department will not pay or otherwise compensate the Contractor for any work that it performs in excess of the Maximum Funds.

7.4	Performance Incentives

7.4.1	The Contractor may be eligible for financial performance incentives. In order to be eligible for the financial performance incentives described below the Contractor must be fully compliant in all areas of the Contract. All incentives must comply with the federal managed care Incentive Arrangement requirements pursuant to 42 CFR 438.6 and the State Medicaid Manual 2089.3.

7.4.2	The total of all payments paid to the Contractor under this Contract shall not exceed one hundred and five percent (105%) of the Capitation payment pursuant to 42 CFR 438.6.

7.4.3	The amount of financial performance incentive and allocation methodology will be developed solely by DCH.
7.4.3.1	Health Check Screening Initiative
7.4.3.1.1	The Contractor may be eligible for a performance incentive payment if the Contractor’s performance exceeds the minimum compliance standard for Health Check visits.

7.4.3.1.2	The payment to the Contractor, if any, shall depend upon the percentage of Health Check well-child visits and screens achieved by the Contractor in excess of the minimum required compliance standard of eighty percent (80%). Payment shall be based on information obtained from Encounter Data.
7.4.3.2	Blood Lead Screening Test Incentive
7.4.3.2.1	Pursuant to the requirements outlined in Section 4.7.3.2, the Contractor may be eligible for a performance incentive payment if the Contractor’s performance exceeds the minimum compliance standard for blood lead screening tests provided to children age nine (9) months to thirty (30) months of age.

7.4.3.2.2	The payment to the Contractor, if any, shall depend upon the percentage of lead screening blood tests performed per unduplicated child during the Contract period, in excess of the minimum required compliance standard of eighty percent (80%) blood lead screening for children age nine (9) months to thirty (30) months of age. Payment shall be based on information obtained from Encounter Data.
7.4.3.3	Dental Visits Incentive
7.4.3.3.1	The Contractor may be eligible for financial performance incentives if the Contractor’s performance exceeds the minimum compliance standard for the provision of children’s dental services, as specified in Section 4.7.3.7, and as reported in Encounter Data. Dental services mean any dental service that is reported using a dental HCPC code or an ADA dental Claim form.

7.4.3.3.2	The payment to the Contractor, if any, shall be based on the percentage or number of visits achieved by the Contractor in excess of the minimum compliance standard of an eighty percent (80%) rate of Health Check eligible children receiving visits.
7.4.3.4	Newborn Enrollment Notification Incentive
7.4.3.4.1	Pursuant to the requirements outlined in Section 4.1.3 the Contractor may be eligible for financial incentive payments based on the Contractor’s compliance with newborn Enrollment notification to DCH. Minimum Contractor compliance with newborn Enrollment notification is notification to DCH within twenty-four (24) hours of the birth of each newborn.

7.4.3.4.2	The payment to the Contractor, if any, shall depend upon the number of newborn Enrollment notifications received by DCH within the first twelve (12) hours of the birth of the newborn.
7.4.3.5	EPSDT Tracking and Notices for Missed Appointments and Referrals
7.4.3.5.1	Pursuant to the requirements outlined in Section 4.7 the Contractor may be eligible for incentive payments based on the Contractor’s follow-up, in the form of a telephone call or second (2nd) notice, to Health Check eligible Members who have received an initial notice of missed screens.
8.0	FINANCIAL MANAGEMENT

8.1	GENERAL PROVISIONS

8.1.1	The Contractor shall be responsible for the sound financial management of the CMO plan.

8.2	SOLVENCY AND RESERVES STANDARDS

8.2.1	The Contractor shall establish and maintain such net worth, working capital and financial reserves as required pursuant to O.C.G.A. § 33-21.

8.2.2	The Contractor shall provide assurances to the State that its provision against the risk of insolvency is adequate such that its Members shall not be liable for its debts in the event of insolvency.

8.2.3	As part of its accounting and budgeting function, the Contractor shall establish an actuarially sound process for estimating and tracking incurred but not reported costs. As part of its reserving process the Contractor shall conduct annual reviews to assess its reserving methodology and make adjustments as necessary.

8.3	REINSURANCE

8.3.1	DCH will not administer a Reinsurance program funded from capitation payment Withholding.

8.3.2	In addition to basic financial measures required by State law and discussed in section 8.2.1 and section 26, the Contractor shall meet financial viability standards. The Contractor shall maintain net equity (assets minus liability) equal to at least one (1) month’s capitation payments under this Contract. In addition, the Contractor shall maintain a current ratio (current assets/current liabilities) of greater than or equal to 1.0.

8.3.3	In the event the Contractor does not meet the minimum financial viability standards outlined in 8.3.2, the Contractor shall obtain Reinsurance that meets all DOI requirements. While commercial Reinsurance is not required, DCH recommends that Contractors obtain commercial Reinsurance rather than self-insuring.

8.4	THIRD PARTY LIABILITY AND COORDINATION OF BENEFITS

8.4.1	Third party liability refers to any other health insurance plan or carrier (e.g., individual, group, employer-related, self-insured or self-funded, or commercial carrier, automobile insurance and worker’s compensation) or program, that is, or may be, liable to pay all or part of the Health Care expenses of the Member.
8.4.1.1	Pursuant to Section 1902(a)(25) of the Social Security Act and 42 CFR 433 Subpart D, DCH hereby authorizes the Contractor as its agent to identify and cost avoid Claims for all CMO plan Members, including PeachCare for Kids Members.

8.4.1.2	The Contractor shall make reasonable efforts to determine the legal liability of third parties to pay for services furnished to CMO plan Members. To the extent permitted by State and federal law, the Contractor shall use Cost Avoidance processes to ensure that primary payments from the liable third party are identified, as specified below.

8.4.1.3	If the Contractor is unsuccessful in obtaining necessary cooperation from a Member to identify potential Third Party Resources after sixty (60) Calendar Days of such efforts, the Contractor may inform DCH, in a format to be determined by DCH, that efforts have been unsuccessful.
8.4.2	Cost Avoidance
8.4.2.1	The Contractor shall cost avoid all Claims or services that are subject to payment from a third party health insurance carrier, and may deny a service to a Member if the Contractor is assured that the third party health insurance carrier will provide the service, with the exception of those situations described below. However, if a third party health insurance carrier requires the Member to pay any cost-sharing amounts (e.g., copayment, coinsurance, deductible), the Contractor shall pay the cost sharing amounts. The Contractor’s liability for such cost sharing amounts shall not exceed the amount the Contractor would have paid under the Contractor’s payment schedule for the service.

8.4.2.2	Further, the Contractor shall not withhold payment for services provided to a Member if third party liability, or the amount of third party liability, cannot be determined, or if payment will not be available within sixty (60) Calendar Days.

8.4.2.3	The requirement of Cost Avoidance applies to all Covered Services except Claims for labor and delivery, including inpatient hospital care and postpartum care, prenatal services, preventive pediatric services, and services provided to a dependent covered by health insurance pursuant to a court order. For these services the Contractor shall ensure that services are provided without regard to insurance payment issues and must provide the service first. The Contractor shall then coordinate with DCH or it agent to enable DCH to recover payment from the potentially liable third party.

8.4.2.4	If the Contractor determines that third party liability exists for part or all of the services rendered, the Contractor shall:
8.4.2.4.1	Notify Providers and supply third party liability data to a Provider whose Claim is denied for payment due to third party liability; and

8.4.2.4.2	Pay the Provider only the amount, if any, by which the Provider’s allowable Claim exceeds the amount of third party liability.
8.4.3	Compliance
8.4.3.1	DCH may determine whether the Contractor is in compliance with this Section by inspecting source documents for timeliness of billing and accounting for third party payments.
8.5	PHYSICIAN INCENTIVE PLAN

8.5.1	The Contractor may establish physician incentive plans pursuant to federal and State regulations, including 42 CFR 422.208 and 422.210, and 42 CFR 438.6.

8.5.2	The Contractor shall disclose any and all such arrangements to DCH, and upon request, to Members. Such disclosure shall include:

8.5.2.1	Whether services not furnished by the physician or group are covered by the incentive plan;

8.5.2.2	The type of Incentive Arrangement;

8.5.2.3	The percent of Withhold or bonus; and,

8.5.2.4	The panel size and if patients are pooled, the method used.
8.5.3	Upon request, the Contractor shall report adequate information specified by the regulations to DCH in order that DCH will adequately monitor the CMO plan.

8.5.4	If the Contractor’s physician incentive plan includes services not furnished by the physician/group, the Contractor shall: (1) ensure adequate stop loss protection to individual physicians, and must provide to DCH proof of such stop loss coverage, including the amount and type of stop loss; and (2) conduct annual Member surveys, with results disclosed to DCH, and to Members, upon request.

8.5.5	Such physician incentive plans may not provide for payment, either directly or indirectly, to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

8.6	REPORTING REQUIREMENTS

8.6.1	The Contractor shall submit to DCH quarterly Cost Avoidance Reports as described in Section 4.18.4.9.

8.6.2	The Contractor shall submit to DCH quarterly Medical Loss Ratio Reports that detail direct medical expenditures for Members and premiums paid by the Contractor, as described in Section 4.18.4.10.

8.6.3	The Contractor shall submit to DCH Third Party Liability and Coordination of Benefits Reports within ten (10) Business Days of verification of available Third Party Resources to a Member, as described in Section 4.18.6.3. The Contractor shall report any known changes to such resources in the same manner.

8.6.4	The Contractor, at its sole expense, shall submit by May 15 (or a later date if approved by DCH) of each year a “Report on Controls Placed in Operation and Tests of Operating Effectiveness”, meeting all standards and requirements of the AICPA’s SAS 70, for the Contractor’s operations performed for DCH under the GHF Contract.
8.6.4.1	The audit shall be conducted by an independent auditing firm, which has prior SAS 70 audit experience. The auditor must meet all AICPA standards for independence. The selection of, and contract with the independent auditor shall be subject to the approval of DCH and the State Auditor. Since such audits are not intended to fully satisfy all auditing requirements of DCH, the

State Auditor reserves the right to fully and completely audit at their discretion the Contractor’s operation, including all aspects which will have effect upon the DCH account, either on an interim audit basis or at the end of the State’s fiscal year. DCH also reserves the right to designate other auditors or reviewers to examine the Contractor’s operations and records for monitoring and/or stewardship purposes.

8.6.4.2	For a vendor with an operations start date of January 1, 2006, the 1st SAS 70 report is due for the period October 1, 2005, through March 31, 2006. This report will be due May 15, 2006. For a vendor with an operations start date of July 1, 2006, the first SAS 70 is due for the period April 1, 2006, through March 31, 2007. This report will be due May 15, 2007. For a vendor with an operations start date of December 1, 2006, the 1st SAS 70 report is due for the period September 1, 2006, through March 31, 2007. This report will be due May 15, 2007. It should be noted that some of the time periods for the SAS 70 report might apply prior to GHF activation. Subsequent years reports shall be due May 15 of each year and apply to the preceding twelve (12) month period April through March.

8.6.4.3	The independent auditing firm shall simultaneously deliver identical reports of its findings and recommendations to the Contractor and DCH within forty-five (45) Calendar Days after the close of each review period. The audit shall be conducted and the report shall be prepared in accordance with generally accepted auditing standards for such audits as defined in the publications of the AICPA, entitled “Statements on Auditing Standards” (SAS). In particular, both the “Statements on Auditing Standards Number 70-Reports on the Processing of Transactions by Service Organizations” and the AICPA Audit Guide, “Audit Guide of Service-Center-Produced Records” are to be used.

8.6.4.4	The Contractor shall respond to the audit findings and recommendations within thirty (30) Calendar Days of receipt of the audit and shall submit an acceptable proposed corrective action to DCH. The Contractor shall implement the corrective action plan within forty (40) Calendar Days of its approval by DCH.
8.6.5	The Contractor shall submit to DCH a “Disclosure of Information on Annual Business Transactions. This report must include:
8.6.5.1	Definition of A Party in Interest – As defined in section 1318(b) of the Public Health Service Act, a party in interest is:
8.6.5.1.1	Any director, officer, partner, or employee responsible for management or administration of an HMO and HIO; any person who is directly or indirectly the beneficial owner of more than 5% of the equity of the HMO; any person who is the beneficial owner of a mortgage, deed of trust, note, or other interest secured by, and valuing more than 5% of the HMO; or, in the case of an HMO organized as a nonprofit corporation, an incorporator or Member of such corporation under applicable State corporation law;

8.6.5.1.2	Any organization in which a person described in section 8.6.5.1.1 is director, officer or partner; has directly or indirectly a beneficial interest of more than 5% of the equity of the HMO; or has a mortgage, deed of trust, note, or other interest valuing more than 5% of the assets of the HMO;

8.6.5.1.3	Any person directly or indirectly controlling, controlled by, or under common control with a HMO; or

8.6.5.1.4	Any spouse, child, or parent of an individual described in sections 8.6.651.1, Section 8.6.5.1.2, or Section 8.6.5.1.3.
8.6.5.2	Types of Transactions Which Must Be Disclosed – Business transactions which must be disclosed include:
8.6.5.2.1	Any sale, exchange or lease of any property between the HMO and a party in interest;

8.6.5.2.2	Any lending of money or other extension of credit between the HMO and a party in interest; and

8.6.5.2.3	Any furnishing for consideration of goods, services (including management services) or facilities between the HMO and the party in interest. This does not include salaries paid to employees for services provided in the normal course of their employment;
8.6.5.3	The information which must be disclosed in the transactions listed in Section 8.6.5.2 between an HMO and a party of interest includes:
8.6.5.3.1	The name of the party in interest for each transaction;

8.6.5.3.2	A description of each transaction and the quantity or units involved;

8.6.5.3.3	The accrued dollar value of each transaction during the fiscal year; and

8.6.5.3.4	Justification of the reasonableness of each transaction.
8.6.6	The Contractor shall submit all necessary reports, documentation, to DOI as required by State law, which may include, but is not limited to the following:

8.6.6.1	Pursuant to State law and regulations, an annual report on the form prescribed by the National Association of Insurance Commissioners (NAIC) for Health Maintenance Organizations, on or before March 1 of each calendar year.

8.6.6.2	An annual income statement detailing the Contractor’s fourth quarter and year to date earned revenue and incurred expenses as a result of this Contract on or before March 1 of each year. This annual income statement shall be accompanied by a Medical Loss Ratio report for the corresponding period and a reconciliation of the Medical Loss Ratio report to the annual NAIC filing on an accrual basis.

8.6.6.3	Pursuant to state law and regulations, a quarterly report on the form prescribed by the NAIC for health maintenance organizations filed on or before: May 15th for the first quarter of the year, August 15th for the second quarter of the year, and November 15th, for the third quarter of the year.

8.6.6.4	A quarterly income statement detailing the Contractor’s quarterly and year to date earned revenue and incurred expenses as a result of this contract filed on or before: May 15th, for the first quarter of the year, August 15th, for the second quarter of the year, and November 15th, for the third quarter of the year. Each quarterly income statement shall be accompanied by a Medical Loss Ratio report for the corresponding period and reconciliation of the Medical Loss Ratio report to the quarterly NAIC filing on an accrual basis.

8.6.6.5	An annual independent audit of its business transactions to be performed by a licensed and certified public accountant, in accordance with National Association of Insurance Commissioners Annual Statement Instructions regarding the Annual Audited Financial Report, including but not limited to the financial transactions made under this contract.
9.0	PAYMENT OF TAXES

9.1	Contractor will forthwith pay all taxes lawfully imposed upon it with respect to this Contract or any product delivered in accordance herewith. DCH makes no representation whatsoever as to the liability or exemption from liability of Contractor to any tax imposed by any governmental entity.

9.2	The Contractor shall remit the Quality Assessment fee, as provided for in O.C.G.A. § 31-8-170 et seq., in the manner prescribed by DCH.

10.0	RELATIONSHIP OF PARTIES

10.1	Neither Party is an agent, employee, or servant of the other. It is expressly agreed that the Contractor and any Subcontractors and agent, officers, and employees of the Contractor or any Subcontractor in the performance of this Contract shall act as independent contractors and not as officers or employees of DCH. The parties acknowledge, and agree, that the Contractor, its agent, employees, and servants shall in no way hold themselves out as agent, employees, or servants of DCH. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any Subcontractor and DCH.

11.0	INSPECTION OF WORK

11.1	DCH, the State Contractor, the Department of Health and Human Services, the General Accounting Office, the Comptroller General of the United States, if applicable, or their Authorized Representatives, shall have the right to enter into the premises of the Contractor and/or all Subcontractors, or such other places where duties under this Contract are being performed for DCH, to inspect, monitor or otherwise evaluate the services or any work performed pursuant to this Contract. All inspections and evaluations of work being performed shall be conducted with prior notice and during normal business hours. All inspections and evaluations shall be performed in such a manner as will not unduly delay work.

12.0	STATE PROPERTY

12.1	The Contractor agrees that any papers, materials and other documents that are produced or that result, directly or indirectly, from or in connection with the Contractor’s provision of the services under this Contract shall be the property of DCH upon creation of such documents, for whatever use that DCH deems appropriate, and the Contractor further agrees to execute any and all documents, or to take any additional actions that may be necessary in the future to effectuate this provision fully. In particular, if the work product or services include the taking of photographs or videotapes of individuals, the Contractor shall obtain the consent from such individuals authorizing the use by DCH of such photographs, videotapes, and names in conjunction with such use. Contractor shall also obtain necessary releases from such individuals, releasing DCH from any and all Claims or demands arising from such use.

12.2	The Contractor shall be responsible for the proper custody and care of any State-owned property furnished for the Contractor’s use in connection with the performance of this Contract. The Contractor will also reimburse DCH for its loss or damage, normal wear and tear excepted, while such property is in the Contractor’s custody or use.

13.0	OWNERSHIP AND USE OF DATA/ UPGRADES

13.1	OWNERSHIP AND USE OF DATA

13.1.1	All data created from information, documents, messages (verbal or electronic), Reports, or meetings involving or arising out of this Contract is owned by DCH, hereafter referred to as DCH Data. The Contractor shall make all data available to DCH, who will also provide it to CMS upon request. The Contractor is expressly prohibited from sharing or publishing DCH Data or any information relating to Medicaid data without the prior written consent of DCH. In the event of a dispute regarding what is or is not DCH Data, DCH’s decision on this matter shall be final and not subject to Appeal.

13.2	SOFTWARE AND OTHER UPGRADES

13.2.1	The Parties also understand and agree that any upgrades or enhancements to software programs, hardware, or other equipment, whether electronic or physical, shall be made at the Contractor’s expense only, unless the upgrade or enhancement is made at DCH’s request and solely for DCH’s use. Any upgrades or enhancements requested by and made for DCH’s sole use shall become DCH’s property without exception or limitation. The Contractor agrees that it will facilitate DCH’s use of such upgrade or enhancement and cooperate in the transfer of ownership, installation, and operation by DCH.

14.0	CONTRACTOR STAFFING

14.1	STAFFING ASSIGNMENTS AND CREDENTIALS

14.1.1	The Contractor warrants and represents that all persons, including independent Contractors and consultants assigned by it to perform this Contract, shall be employees or formal agents of the Contractor and shall have the credentials necessary (i.e., licensed, and bonded, as required) to perform the work required herein. The Contractor shall include a similar provision in any contract with any Subcontractor selected to perform work hereunder. The Contractor also agrees that DCH may approve or disapprove the Contractor’s Subcontractors or its staff assigned to this Contract prior to the proposed staff assignment. DCH’s decision on this matter shall not be subject to Appeal.

14.1.2	In addition, the Contractor warrants that all persons assigned by it to perform work under this Contract shall be employees or authorized Subcontractors of the Contractor and shall be fully qualified, as required in the RFP and specified in the Contractor’s proposal and in this Contract, to perform the services required herein. Personnel commitments made in the Contractor’s proposal shall not be changed unless approved by DCH in writing. Staffing will include the named individuals at the levels of effort proposed.

14.1.3	The Contractor shall provide and maintain sufficient qualified personnel and staffing to enable the Deliverables to be provided in accordance with the RFP, the Contractor’s proposal and this Contract. The Contractor shall submit to DCH, within ninety (90) days of Contract award, a detailed staffing plan, including the employees and management for all CMO functions.

14.1.4	At a minimum, the Contractor shall provide the following staff:
14.1.4.1	An Executive Administrator who is a full-time administrator with clear authority over the general administration and implementation of the requirements detailed in this Contract.

14.1.4.2	A Medical Director who is a licensed physician in the State of Georgia. The Medical Director shall be actively involved in all major clinical program components of the CMO plan, shall be responsible for the sufficiency and supervision of the Provider network, and shall ensure compliance with federal, State and local reporting laws on communicable diseases, child abuse, neglect, etc.

14.1.4.3	A Quality Improvement/Utilization Director.

14.1.4.4	A Chief Financial Officer who oversees all budget and accounting systems.

14.1.4.5	An Information Management and Systems Director and a complement of technical analysts and business analysts as needed to maintain the operations of Contractor Systems and to address System issues in accordance with the terms of this contract.

14.1.4.6	A Pharmacist who is licensed in the State of Georgia;

14.1.4.7	A Dental Consultant who is a licensed dentist in the State of Georgia.

14.1.4.8	A Mental Health Coordinator who is a licensed mental health professional in the State of Georgia.

14.1.4.9	A Member Services Director.

14.1.4.10	A Provider Services Director.

14.1.4.11	A Provider Relations Liaison.

14.1.4.12	A Grievance/Complaint Coordinator.

14.1.4.13	Compliance Officer.

14.1.4.14	A Prior Authorization/Pre-Certification Coordinator who is a physician, registered nurse, or physician’s assistant licensed in the State of Georgia.

14.1.4.15	Sufficient staff in all departments, including but not limited to, Member services, Provider services, and prior authorization and concurrent review services to ensure appropriate functioning in all areas.
14.1.5	The Contractor shall conduct on-going training of staff in all departments to ensure appropriate functioning in all areas.

14.1.6	The Contractor shall comply with all staffing/personnel obligations set out in the RFP and this Contract, including but not limited to those pertaining to security, health, and safety issues.

14.2	STAFFING CHANGES

14.2.1	The Contractor shall notify DCH in the event of any changes to key staff, including the Executive Administrator, Medical Director, Quality Improvement/Utilization Director, Management Information Systems Director, and Chief Financial Officer. The Contractor shall replace any of the key staff with a person of equivalent experience, knowledge and talent.

14.2.2	DCH also may require the removal or reassignment of any Contractor employee or Subcontractor employee that DCH deems to be unacceptable. DCH’s decision on this matter shall not be subject to Appeal. Notwithstanding the above provisions, the Parties acknowledge and agree that the Contractor may terminate any of its employees designated to perform work or services under this Contract, as permitted by applicable law. In the event of Contractor termination of any key staff identified in 14.1.4, the Contractor shall provide DCH with immediate notice of the termination, the reason(s) for the termination, and an action plan for replacing the discharged employee.

14.3	CONTRACTOR’S FAILURE TO COMPLY

14.3.1	Should the Contractor at any time: 1) refuse or neglect to supply adequate and competent supervision; 2) refuse or fail to provide sufficient and properly skilled personnel, equipment, or materials of the proper quality or quantity; 3) fail to provide the services in accordance with the timeframes, schedule or dates set forth in this Contract; or 4) fail in the performance of any term or condition contained in this Contract, DCH may (in addition to any other contractual, legal or equitable remedies) proceed to take any one or more of the following actions after five (5) Calendar Days written notice to the Contractor:
14.3.1.1	Withhold any monies then or next due to the Contractor;

14.3.1.2	Obtain the services or their equivalent from a third party, pay the third party for same, and Withhold the amount so paid to third party from any money then or thereafter due to the Contractor; or

14.3.1.3	Withhold monies in the amount of any damage caused by any deficiency or delay in the services.
15.0	CRIMINAL BACKGROUND CHECKS

15.1	The Contractor shall, upon request, provide DCH with a resume or satisfactory criminal background check or both of any Members of its staff or a Subcontractor’s staff assigned to or proposed to be assigned to any aspect of the performance of this Contract.

16.0	SUBCONTRACTS

16.1	USE OF SUBCONTRACTORS

16.1.1	The Contractor will not subcontract or permit anyone other than Contractor personnel to perform any of the work, services, or other performances required of the Contractor under this Contract, or assign any of its rights or obligations hereunder, without the prior written consent of DCH. Prior to hiring or entering into an agreement with any Subcontractor, any and all Subcontractors shall be approved by DCH. DCH reserves the right to inspect all subcontract agreements at any time during the Contract period. Upon request from DCH the Contractor shall provide in writing the names of all proposed or actual Subcontractors. The Contractor is solely accountable for all functions and responsibilities contemplated and required by this Contract, whether the Contractor performs the work directly or through a Subcontractor.

16.1.2	All contracts between the Contractor and Subcontractors must be in writing and must specify the activities and responsibilities delegated to the Subcontractor. The contracts must also include provisions for revoking delegation or imposing other sanctions if the Subcontractor’s performance is inadequate.

16.1.3	All contracts must ensure that the Contractor evaluates the prospective Subcontractor’s ability to perform the activities to be delegated; monitors the Subcontractor’s performance on an ongoing basis and subjects it to formal review according to a periodic schedule established by DCH and consistent with industry standards or State laws and regulations; and identifies deficiencies or areas for improvement and that corrective action is taken.

16.1.4	The Contractor shall give DCH immediate notice in writing by registered mail or certified mail of any action or suit filed by any Subcontractor and prompt notice of any Claim made against the Contractor by any Subcontractor or vendor that, in the opinion of Contractor, may result in litigation related in any way to this Contract.

16.1.5	All Subcontractors must fulfill the requirements of 42 CFR 438.6 as appropriate.

16.1.6	All Provider contracts shall be in compliance with the requirements and provisions as set forth in Section 4.10 of this Contract.

16.2	COST OR PRICING BY SUBCONTRACTORS

16.2.1	The Contractor shall submit, or shall require any Subcontractors hereunder to submit, cost or pricing data for any subcontract to this Contract prior to award. The Contractor shall also certify that the information submitted by the Subcontractor is, to the best of their knowledge and belief, accurate, complete and current as of the date of agreement, or the date of the negotiated price of the subcontract to the Contract or amendment to the Contract. The Contractor shall insert the substance of this Section in each subcontract hereunder.

16.2.2	If DCH determines that any price, including profit or fee negotiated in connection with this Contract, or any cost reimbursable under this Contract was increased by any significant sum because of the inaccurate cost or pricing data, then such price and cost shall be reduced accordingly and this Contract and the subcontract shall be modified in writing to reflect such reduction.

17.0	LICENSE, CERTIFICATE, PERMIT REQUIREMENT

17.1	The Contractor warrants that it is qualified to do business in the State and is not prohibited by its articles of incorporation, bylaws or the law of the State under which it is incorporated from performing the services under this Contract. The Contractor shall have and maintain a Certificate of Authority pursuant to O.C.G.A. §33-21, and shall obtain and maintain in good standing any Georgia-licenses, certificates and permits, whether State or federal, that are required prior to and during the performance of work under this Contract. Loss of the licenses certificates and permits, and Certificate of Authority for health maintenance organizations shall be cause for termination of the Contract pursuant to Section 22 of this Contract. In the event the Certificate of Authority, or any other license or permit is canceled, revoked, suspended or expires during the term of this Contract, the Contractor shall inform the State immediately and cease all activities under this Contract, until further instruction from DCH. The Contractor agrees to provide DCH with certified copies of all licenses, certificates and permits necessary upon request.

17.2	The Contractor shall be accredited by the National Committee for Quality Assurance (NCQA) for MCO, URAC (Health Plan accreditation), Accreditation Association for Ambulatory Health Care (AAAHC) for MCO, or Joint Commission on Accreditation of Healthcare Organizations (JCAHO) for MCO, or shall be actively seeking and working towards such accreditation. The Contractor shall provide to DCH upon request any and all documents related to achieving such accreditation and DCH shall monitor the Contractor’s progress towards accreditation. DCH may require that the Contractor achieve such accreditation by year three of this Contract.

18.0	RISK OR LOSS AND REPRESENTATIONS

18.1	DCH takes no title to any of the Contractor’s goods used in providing the services and/or Deliverables hereunder and the Contractor shall bear all risk of loss for any goods used in performing work pursuant to this Contract.

18.2	The Parties agree that DCH may reasonably rely upon the representations and certifications made by the Contractor, including those made by the Contractor in the Contractor’s response to the RFP and this Contract, without first making an independent investigation or verification.

18.3	The Parties also agree that DCH may reasonably rely upon any audit report, summary, analysis, certification, review, or work product that the Contractor produces in accordance with its duties under this Contract, without first making an independent investigation or verification.

19.0	PROHIBITION OF GRATUITIES AND LOBBYIST DISCLOSURES

19.1	The Contractor, in the performance of this Contract, shall not offer or give, directly or indirectly, to any employee or agent of the State, any gift, money or anything of value, or any promise, obligation, or contract for future reward or compensation at any time during the term of this Contract, and shall comply with the disclosure requirements set forth in O.C.G.A. § 45-1-6.

19.2	The Contractor also states and warrants that it has complied with all disclosure and registration requirements for vendor lobbyists as set forth in O.C.G.A. § 21-5-1, et. seq. and all other applicable law, including but not limited to registering with the State Ethics Commission. In addition, the Contractor states and warrants that no federal money has been used for any lobbying of State officials, as required under applicable federal law. For the purposes of this Contract, vendor lobbyists are those who lobby State officials on behalf of businesses that seek a contract to sell goods or services to the State or oppose such contract.

20.0	RECORDS REQUIREMENTS

20.1	GENERAL PROVISIONS

20.1.1	The Contractor agrees to maintain books, records, documents, and other evidence pertaining to the costs and expenses of this Contract to the extent and in such detail as will properly reflect all costs for which payment is made under the provisions of this Contract and/or any document that is a part of this Contract by reference or inclusion. The Contractor’s accounting procedures and practices shall conform to generally accepted accounting principles, and the costs properly applicable to the Contract shall be readily ascertainable.

20.2	RECORDS RETENTION REQUIREMENTS

20.2.1	The Contractor shall preserve and make available all of its records pertaining to the performance under this Contract for a period of seven (7) years from the date of final payment under this Contract, and for such period, if any, as is required by applicable statute or by any other section of this Contract. If the Contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for period of seven (7) years from the date of termination or of any resulting final settlement. Records that relate to Appeals, litigation, or the settlements of Claims arising out of the performance of this Contract, or costs and expenses of any such agreements as to which exception has been taken by the State Contractor or any of his duly Authorized Representatives, shall be retained by Contractor until such Appeals, litigation, Claims or exceptions have been disposed of.

20.3	ACCESS TO RECORDS

20.3.1	The State and federal standards for audits of DCH agents, contractors, and programs are applicable to this section and are incorporated by reference into this Contract as though fully set out herein.

20.3.2	Pursuant to the requirements of 42 CFR 434.6(a)(5) and 42 CFR 434.38, the Contractor shall make all of its books, documents, papers, Provider records, Medical Records, financial records, data, surveys and computer databases available for examination and audit by DCH, the State Attorney General, the State Health Care Fraud Control Unit, the State Department of Audits, or authorized State or federal personnel. Any records requested hereunder shall be produced immediately for on-site review or sent to the requesting authority by mail within fourteen (14) Calendar Days following a request. All records shall be provided at the sole cost and expense of the Contractor. DCH shall have unlimited rights to use, disclose, and duplicate all information and data in any way relating to this Contract in accordance with applicable State and federal laws and regulations.

20.4	MEDICAL RECORD REQUESTS

20.4.1	The Contractor shall ensure a copy of the Member’s Medical Record is made available, without charge, upon the written request of the Member or Authorized Representative within fourteen (14) Calendar Days of the receipt of the written request.

20.4.2	The Contractor shall ensure that Medical Records are furnished at no cost to a new PCP, Out-of-Network Provider or other specialist, upon Member’s request, no later than fourteen (14) Calendar Days following the written request.

21.0	CONFIDENTIALITY REQUIREMENTS

21.1	GENERAL CONFIDENTIALITY REQUIREMENTS

21.1.1	The Contractor shall treat all information, including Medical Records and any other health and Enrollment information that identifies a particular Member or that is obtained or viewed by it or through its staff and Subcontractors performance under this Contract as confidential information, consistent with the confidentiality requirements of 45 CFR parts 160 and 164. The Contractor shall not use any information so obtained in any manner, except as may be necessary for the proper discharge of its obligations. Employees or authorized Subcontractors of the Contractor who have a reasonable need to know such information for purposes of performing their duties under this Contract shall use personal or patient information, provided such employees and/or Subcontractors have first signed an appropriate non-disclosure agreement that has been approved and maintained by DCH. The Contractor shall remove any person from performance of services hereunder upon notice that DCH reasonably believes that such person has failed to comply with the confidentiality obligations of this Contract. The Contractor shall replace such removed personnel in accordance with the staffing requirements of this Contract. DCH, the Georgia Attorney General, federal officials as authorized by federal law or regulations, or the Authorized Representatives of these parties shall have access to all confidential information in accordance with the requirements of State and federal laws and regulations.

21.2	HIPAA COMPLIANCE

21.2.1	The Contractor shall assist DCH in its efforts to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its amendments, rules, procedures, and regulations. To that end, the Contractor shall cooperate and abide by any requirements mandated by HIPAA or any other applicable laws. The Contractor acknowledges that HIPAA may require the Contractor and DCH to sign a business associate agreement or other documents for compliance purposes, including but not limited to a business associate agreement. The Contractor shall cooperate with DCH on these matters and sign whatever documents may be required for HIPAA compliance and bide by their terms and conditions.

22.0	TERMINATION OF CONTRACT

22.1	GENERAL PROCEDURES

22.1.1	This Contract may terminate, or may be terminated, by DCH for any or all of the following reasons:

22.1.1.1	Default by the Contractor, upon thirty (30) Calendar Days notice;

22.1.1.2	Convenience of DCH, upon thirty (30) Calendar Days notice;

22.1.1.3	Immediately, in the event of insolvency, Contract breach, or declaration of bankruptcy by the Contractor; or

22.1.1.4	Immediately, when sufficient appropriated funds no longer exist for the payment of DCH’s obligation under this Contract.
22.2	TERMINATION BY DEFAULT

22.2.1	In the event DCH determines that the Contractor has defaulted by failing to carry out the substantive terms of this Contract or failing to meet the applicable requirements in 1932 and 1903(m) of the Social Security Act, DCH may terminate the Contract in addition to or in lieu of any other remedies set out in this Contract or available by law.

22.2.2	Prior to the termination of this Contract, DCH will:
22.2.2.1	Provide written notice of the intent to terminate at least thirty (30) Calendar Days prior to the termination date, the reason for the termination, and the time and place of a hearing to give the Contractor an opportunity to Appeal the determination and/or cure the default;

22.2.2.2	Provide written notice of the decision affirming or reversing the proposed termination of the Contract, and for an affirming decision, the effective date of the termination; and

22.2.2.3	For an affirming decision, give Members or the Contractor notice of the termination and information consistent with 42 CFR 438.10 on their options for receiving Medicaid services following the effective date of termination.
22.3	TERMINATION FOR CONVENIENCE

22.3.1	DCH may terminate this Contract for convenience and without cause upon thirty (30) Calendar Days written notice. Termination for convenience shall not be a breach of the Contract by DCH. The Contractor shall be entitled to receive, and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date Availability of funds shall be determined solely by DCH.

22.4	TERMINATION FOR INSOLVENCY OR BANKRUPTCY

22.4.1	The Contractor’s insolvency, or the Contractor’s filing of a petition in bankruptcy, shall constitute grounds for termination for cause. In the event of the filing of a petition in bankruptcy the Contractor shall immediately advise DCH. If DCH reasonably determines that the Contractor’s financial condition is not sufficient to

22.4.1	The Contractor’s insolvency, or the Contractor’s filing of a petition in bankruptcy, shall constitute grounds for termination for cause. In the event of the filing of a petition in bankruptcy the Contractor shall immediately advise DCH. If DCH reasonably determines that the Contractor’s financial condition is not sufficient to allow the Contractor to provide the services as described herein in the manner required by DCH, DCH may terminate this Contract in whole or in part, immediately or in stages. The Contractor’s financial condition shall be presumed not sufficient to allow the Contractor to provide the services described herein, in the manner required by DCH if the Contractor can not demonstrate to DCH’s satisfaction that the Contractor has risk reserves and a minimum net worth sufficient to meet the statutory standards for licensed health care plans. The Contractor shall cover continuation of services to Members for the duration of period for which payment has been made, as well as for inpatient admissions up to discharge.
22.5	TERMINATION FOR INSUFFICIENT FUNDING
22.5.1	In the event that federal and/or State funds to finance this Contract become unavailable, DCH may terminate the Contract in writing with thirty (30) Calendar Days notice to the Contractor. The Contractor shall be entitled to receive, and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date. Availability of funds shall be determined solely by DCH.
22.6	TERMINATION PROCEDURES
22.6.1	DCH will issue a written notice of termination to the Contractor by certified mail, return receipt requested, or in person with proof of delivery. The notice of termination shall cite the provision of this Contract giving the right to terminate, the circumstances giving rise to termination, and the date on which such termination shall become effective. Termination shall be effective at 11:59 p.m. EST on the termination date.
22.6.2	Upon receipt of notice of termination or on the date specified in the notice of termination and as directed by DCH, the Contractor shall:
22.6.2.1	Stop work under the Contract on the date and to the extent specified in the notice of termination;
22.6.2.2	Place no further orders or Subcontract for materials, services, or facilities, except as may be necessary for completion of such portion of the work under the Contract as is not terminated
22.6.2.3	Terminate all orders and Subcontracts to the extent that they relate to the performance of work terminated by the notice of termination;
22.6.2.4	Assign to DCH, in the manner and to the extent directed by the Contract Administrator, all of the right, title, and interest of Contractor under the orders or subcontracts so terminated, in which case DCH will have the right, at its discretion, to settle or pay any or all Claims arising out of the termination of such orders and Subcontracts;
22.6.2.5	With the approval of the Contract Administrator, settle all outstanding liabilities and all Claims arising out of such termination or orders and subcontracts, the cost of which would be reimbursable in whole or in part, in accordance with the provisions of the Contract;
22.6.2.6	Complete the performance of such part of the work as shall not have been terminated by the notice of termination;
22.6.2.7	Take such action as may be necessary, or as the Contract Administrator may direct, for the protection and preservation of any and all property or information related to the Contract that is in the possession of Contractor and in which DCH has or may acquire an interest;
22.6.2.8	Promptly make available to DCH, or another CMO plan acting on behalf of DCH, any and all records, whether medical or financial, related to the Contractor’s activities undertaken pursuant to this Contractor. Such records shall be provided at no expense to DCH;
22.6.2.9	Promptly supply all information necessary to DCH, or another CMO plan acting on behalf of DCH, for reimbursement of any outstanding Claims at the time of termination;
22.6.2.10	Submit a termination plan to DCH for review and approval that includes the following terms:
22.6.2.10.1	Maintain Claims processing functions as necessary for ten (10) consecutive months in order to complete adjudication of all Claims;
22.6.2.10.2	Comply with all duties and/or obligations incurred prior to the actual termination date of the Contract, including but not limited to, the Appeal process as described in Section 4.14;
22.6.2.10.3	File all Reports concerning the Contractor’s operations during the term of the Contract in the manner described in this Contract;
22.6.2.10.4	Ensure the efficient and orderly transition of Members from coverage under this Contract to coverage under any new arrangement developed by DCH in accordance with procedures set forth in Section 4.11.4;
22.6.2.10.5	Maintain the financial requirements, and insurance set forth in this Contract until DCH provides the Contractor written notice that all continuing obligations of this Contract have been fulfilled; and

22.6.2.10.6	Submit Reports to DCH every thirty (30) Calendar Days detailing the Contractor’s progress in completing its continuing obligations under this Contract until completion.
22.6.3	Upon completion of these continuing obligations, the Contractor shall submit a final report to DCH describing how the Contractor has completed its continuing obligations. DCH will advise, within twenty (20) Calendar Days of receipt of this report, if all of the Contractor’s obligations are discharged. If DCH finds that the final report does not evidence that the Contractor has fulfilled its continuing obligations, then DCH will require the Contractor to submit a revised final report to DCH for approval.
22.7	TERMINATION CLAIMS
22.7.1	After receipt of a notice of termination, the Contractor shall submit to the Contract Administrator any termination claim in the form, and with the certification prescribed by, the Contract Administrator. Such claim shall be submitted promptly but in no event later than ten (10) months from the effective date of termination. Upon failure of the Contractor to submit its termination claim within the time allowed, the Contract Administrator may, subject to any review required by the State procedures in effect as of the date of execution of the Contract, determine, on the basis of information available, the amount, if any, due to the Contractor by reason of the termination and shall thereupon cause to be paid to the Contractor the amount so determined.
22.7.2	Upon receipt of notice of termination, the Contractor shall have no entitlement to receive any amount for lost revenues or anticipated profits or for expenditures associated with this Contract or any other contract. Upon termination the Contractor shall be paid in accordance with the following:
22.7.2.1	At the Contract price(s) for completed Deliverables and/or services delivered to and accepted by DCH; and/or
22.7.2.2	At a price mutually agreed upon by the Contractor and DCH for partially completed Deliverables and/or services.
22.7.3	In the event the Contractor and DCH fail to agree in whole or in part as to the amounts with respect to costs to be paid to the Contractor in connection with the total or partial termination of work pursuant to this article, DCH will determine, on the basis of information available, the amount, if any, due to the Contractor by reason of termination and shall pay to the Contractor the amount so determined.
23.0	LIQUIDATED DAMAGES
23.1	GENERAL PROVISIONS

23.1.1	In the event the Contractor fails to meet the terms, conditions, or requirements of this Contract and financial damages are difficult or impossible to ascertain exactly, the Contractor agrees that DCH may assess liquidated damages, not penalties, against the Contractor for the deficiencies. The Parties further acknowledge and agree that the specified liquidated damages are reasonable and the result of a good faith effort by the Parties to estimate the actual harm caused by the Contractor’s breach. The Contractor’s failure to meet the requirements in this Contract will be divided into four (4) categories of events.
23.1.2	Notwithstanding any sanction or liquidated damages imposed upon the Contractor other than Contract termination, the Contractor shall continue to provide all Covered Services and care management.
23.2	CATEGORY 1
23.2.1	Liquidated Damages up to $100,000 per violation may be imposed for Category 1 events. For Category 1 events, the Contractor shall submit a written corrective action plan to DCH for review and approval prior to implementing the corrective action. Category 1 events will be monitored by DCH to determine compliance and shall include and constitute the following:
23.2.1.1	Acts that discriminate among Members on the basis of their health status or need for health care services; and
23.2.1.2	Misrepresentation of actions or falsification of information furnished to CMS or the State.
23.2.1.3	Failure to implement requirements stated in the Contractor’s proposal, the RFP, this Contract, or other material failures in the Contractor’s duties.
23.3	CATEGORY 2
23.3.1	Liquidated Damages up to $25,000 per violation may be imposed for the Category 2 events. For Category 2 events, the Contractor shall submit a written corrective action plan to DCH for review and approval prior to implementing the corrective action. Category 2 events will be monitored by DCH to determine compliance and include the following:
23.3.1.1	Substantial failure to provide medically necessary services that the Contractor is required to provide under law, or under this Contract, to a Member covered under this Contract;
23.3.1.2	Misrepresentation or falsification of information furnished to a Member, Potential Member, or health care Provider;

23.3.1.3	Failure to comply with the requirements for physician incentive plans, as set forth in 42 CFR 422.208 and 422.210;
23.3.1.4	Distribution directly, or indirectly, through any Agent or independent contractor, marketing materials that have not been approved by the State or that contain false or materially misleading information;
23.3.1.5	Violation of any other applicable requirements of section 1903(m) or 1932 of the Social Security Act and any implementing regulations;
23.3.1.6	Failure of the Contractor to assume full operation of its duties under this Contract in accordance with the transition timeframes specified herein;
23.3.1.7	Imposition of premiums or charges on Members that are in excess of the premiums or charges permitted under the Medicaid program (the State will deduct the amount of the overcharge and return it to the affected Member).
23.3.1.8	Failure to resolve Member Appeals and Grievances within the timeframes specified in this Contract;
23.3.1.9	Failure to ensure client confidentiality in accordance with 45 CFR 160 and 164; and
23.3.1.10	Violation of a subcontracting requirement in the Contract.
23.4	CATEGORY 3
23.4.1	Liquidated Damages up to $5,000.00 per day may be imposed for Category 3 events. For Category 3 events, a written corrective action plan may be required and corrective action must be taken. In the case of Category 3 events, if corrective action is taken within four (4) Business Days, then liquidated damages may be waived at the discretion of DCH. Category 3 events will be monitored by DCH to determine compliance and shall include the following:
23.4.1.1	Failure to submit required Reports and Deliverables in the timeframes prescribed in Section 4.18 and Section 5.7;
23.4.1.2	Submission of incorrect or deficient Deliverables or Reports as determined by DCH;
23.4.1.3	Failure to comply with the Claims processing standards as follows:
23.4.1.3.1	Failure to process and finalize to a paid or denied status ninety-seven percent (97%) of all Clean Claims within fifteen (15) Business Days during a fiscal year;

23.4.1.3.2	Failure to process and finalize to a paid or denied status ninety-nine percent (99%) of all Clean Claims within thirty (30) Business Days of receipt during a fiscal year; and
23.4.1.3.3	Failure to pay Providers interest at an eighteen percent (18%) annual rate, calculated daily for the full period during which a clean, unduplicated Claim is not adjudicated within the claims processing deadlines.
23.4.1.4	Failure to comply with the EPSDT initial health visit and screening requirements for Health Check eligibles within sixty (60) Calendar Days as described in Section 4.7.
23.4.1.5	Failure to comply with the EPSDT periodicity schedule for eighty percent (80%) of Health Check eligibles as described Section 4.7.
23.4.1.6	Failure to provide an initial visit within fourteen (14) Calendar Days for all newly enrolled women who are pregnant in accordance with Sections 4.6.9.1 and 4.8.13.4.
23.4.1.7	Failure to comply with the Notice of Proposed Action and Notice of Adverse Action requirements as described in Sections 4.14.3 and 4.14.5.
23.4.1.8	Failure to comply with any corrective action plans as required by DCH.
23.4.1.9	Failure to seek, collect and/or report third party information as described in Section 8.4.
23.4.1.10	Failure to comply with the Contractor staffing requirements as described in Section 14.3.
23.4.1.11	Failure of Contractor to issue written notice to Members upon Provider’s notice of termination in the Contractor’s plan as described in Sections 4.8.17.3 and 4.8.17.4.
23.4.1.12	Failure to comply with federal law regarding sterilizations, hysterectomies, and abortions and as described in Section 4.6.5.
23.5	CATEGORY 4
23.5.1	Liquidated Damages as specified below may be imposed for Category 4 events. Imposition of liquidated damages will not relieve the Contractor from submitting and implementing corrective action plans or corrective action as determined by DCH. Category 4 events will be monitored by DCH to determine compliance and include the following:

23.5.1.1	Failure to implement the business continuity-disaster recovery (BC-DR) plan as follows:
23.5.1.1.1	Implementation of the (BC-DR) plan exceeds the proposed time by two (2) or less Calendar Days: five thousand dollars ($5,000) per day up to day 2;

23.5.1.1.2	Implementation of the (BC-DR) plan exceeds the proposed time by more than (2) and up to five (5) Calendar Days: ten thousand dollars ($10,000) per each day beginning with Day 3 and up to Day 5;

23.5.1.1.3	Implementation of the (BC-DR) plan exceeds the proposed time by more than five (5) and up to ten (10) Calendar Days, twenty-five thousand dollars ($25,000) per day beginning with Day 6 and up to Day 10; and

23.5.1.1.4	Implementation of the (BC-DR) plan exceeds the proposed time by more than ten (10) Calendar Days: fifty thousand dollars ($50,000) per each day beginning with Day 11.
23.5.1.2	Unscheduled System Unavailability (other than CCE and ECM functions described below) occurring during a continuous five (5) Business Day period, may be assessed as follows:
23.5.1.2.1	Greater than or equal to two (2) and less than twelve (12) hours cumulative: up to one hundred twenty-five dollars ($125) for each thirty (30) minutes or portions thereof;

23.5.1.2.2	Greater than or equal to twelve (12) and less than twenty-four (24) hours cumulative: up to two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof; and

23.5.1.2.3	Greater than or equal to twenty-four (24) hours cumulative: up to five hundred dollars ($500) for each thirty (30) minutes or portions thereof up to a maximum of twenty-five thousand dollars ($25,000) per occurrence.
23.5.1.3	Confirmation of CMO Enrollment (CCE) or Electronic Claims Management (ECM) system downtime. In any calendar week, penalties may be assessed as follows for downtime outside the State’s control of any component of the CCE and ECM systems, such as the voice response system and PC software response system:
23.5.1.3.1	Less than twelve (12) hours cumulative: up to two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof;

23.5.1.3.2	Greater than or equal to twelve (12) and less than twenty-four (24) hours cumulative: up to five hundred ($500) for each thirty (30) minutes or portions thereof; and
23.5.1.3.3	Greater than or equal to twenty-four (24) hours cumulative: up to one thousand dollars ($1,000) for each thirty (30) minutes or portions thereof up to a maximum of fifty thousand dollars ($50,000) per occurrence.
23.5.1.4	Failure to make available to the state and/or its agent readable, valid extracts of Encounter Information for a specific month within fifteen (15) Calendar Days of the close of the month: five hundred dollars ($500) per day. After fifteen (15) Calendar Days of the close of the month: two thousand dollars ($2000) per day.
23.5.1.5	Failure to correct a system problem not resulting in System Unavailability within the allowed timeframe, where failure to complete was not due to the action or inaction on the part of DCH as documented in writing by the Contractor:
23.5.1.5.1	One (1) to fifteen (15) Calendar Days late: two hundred and fifty dollars ($250) per Calendar Day for Days 1 through 15;

23.5.1.5.2	Sixteen (16) to thirty (30) Calendar Days late: five hundred dollars ($500) per Calendar Day for Days 16 through 30; and

23.5.1.5.3	More than thirty (30) Calendar Days late: one thousand dollars ($1,000) per Calendar Day for Days 31 and beyond.
23.5.1.6	Failure to meet the Telephone Hotline Requirements as follows:
23.5.1.6.1	$1,000.00 for each percentage point that is below the target answer rate of eighty percent (80%) in sixty (30) seconds;

23.5.1.6.2	$1,000.00 for each percentage point that is above the target of a one percent (1%) Blocked Call rate; and

23.5.1.6.3	$1,000.00 for each percentage point that is above the target of a five percent (5%) Abandoned Call rate.
23.6	OTHER REMEDIES
23.6.1	In addition other liquidated damages described above for Category 1-4 events, DCH may impose the following other remedies:

23.6.1.1	Appointment of temporary management of the Contractor as provided in 42 CFR 438.706, if DCH finds that the Contractor has repeatedly failed to meet substantive requirements in section 1903 (m) or section 1932 of the Social Security Act;

23.6.1.2	Granting Members the right to terminate Enrollment without cause and notifying the affected Members of their right to disenroll;

23.6.1.3	Suspension of all new Enrollment, including default Enrollment, after the effective date of remedies;

23.6.1.4	Suspension of payment to the Contractor for Members enrolled after the effective date of the remedies and until CMS or DCH is satisfied that the reason for imposition of the remedies no longer exists and is not likely to occur;

23.6.1.5	Termination of the Contract if the Contractor fails to carry out the substantive terms of the Contract or fails to meet the applicable requirements in 1932 and 1903(m) of the Social Security Act;

23.6.1.6	Civil Monetary Fines in accordance with 42 CFR 438.704; and

23.6.1.7	Additional remedies allowed under State statute or State regulation that address areas of non-compliance specified in 42 CFR 438.700.
23.7	NOTICE OF REMEDIES
23.7.1	Prior to the imposition of either liquidated damages or other remedies, DCH will issue a written notice of remedies that will include the following:
23.7.1.1	A citation to the law, regulation or Contract provision that has been violated;

23.7.1.2	The remedies to be applied and the date the remedies will be imposed;

23.7.1.3	The basis for DCH’s determination that the remedies should be imposed;

23.7.1.4	Request for a corrective action plan, if applicable; and

23.7.1.5	The time frame and procedure for the Contractor to dispute DCH’s determination. A Contractor’s dispute of a liquidated damage or remedies shall not stay the effective date of the proposed liquidated damage or remedies.
24.0	INDEMNIFICATION

24.1	The Contractor hereby releases and agrees to indemnify and hold harmless DCH, the State of Georgia and its departments, agencies and instrumentalities (including the State Tort Claims Trust Fund, the State Authority Liability Trust Fund, The State Employee Broad Form Liability Funds, the State Insurance and Hazard Reserve Fund, and other self-insured funds, all such funds hereinafter collectively referred to as the “Funds”) from and against any and all claims, demands, liabilities, losses, costs or expenses, and attorneys’ fees, caused by, growing out of, or arising from this Contract, due to any act or omission on the part of the Contractor, its agents, employees, customers, invitees, licensees or others working at the direction of the Contractor or on its behalf, or due to any breach of this Contract by the Contractor, or due to the application or violation of any pertinent federal, State or local law, rule or regulation. This indemnification extends to the successors and assigns of the Contractor, and this indemnification survives the termination of the Contract and the dissolution or, to the extent allowed by the law, the bankruptcy of the Contractor.
25.0	INSURANCE
25.1	INSURANCE OF CONTRACTOR
25.1.1	The Contractor shall, at a minimum, prior to the commencement of work, procure the insurance policies identified below at the Contractor’s own cost and expense and shall furnish DCH with proof of coverage at least in the amounts indicated. It shall be the responsibility of the Contractor to require any Subcontractor to secure the same insurance coverage as prescribed herein for the Contractor, and to obtain a certificate evidencing that such insurance is in effect. In the event that any such insurance is proposed to be reduced, terminated or cancelled for any reason, the Contractor shall Provider to DCH at least thirty (30) Calendar Days written notice. Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall secure replacement coverage upon the same terms and provisions to ensure no lapse in coverage, and shall furnish, at the request of DCH, a certificate of insurance indicating the required coverages. The Contractor shall maintain insurance coverage sufficient to insure against claims arising at any time during the term of the Contract. The provisions of this Section shall survive the expiration or termination of this Contract for any reason. In addition, the Contractor shall indemnify and hold harmless DCH and the State from any liability arising out of the Contractor’s or its Subcontractor’s untimely failure in securing adequate insurance coverage as prescribed herein:
25.1.1.1	Workers’ Compensation Insurance, the policy (ies) to insure the statutory limits established by the General Assembly of the State of Georgia. The Workers’ Compensation Policy must include Coverage B – Employer’s Liability Limits of:
25.1.1.1	Bodily injury by accident: five hundred thousand dollars ($500,000) each accident;

25.1.1.2	Bodily Injury by Disease: five hundred thousand dollars ($ 500,000) each employee; and
25.1.1.3	One million dollars ($ 1,000,000) policy limits.
25.1.1.2	The Contractor shall require all Subcontractors performing work under this Contract to obtain an insurance certificate showing proof of Worker’s Compensation Coverage.
25.1.1.3	The Contractor shall have commercial general liability policy (ies) as follows:
25.1.1.3.1	Combined single limits of one million dollars ($1,000,000) per person and three million dollars ($3,000,000) per occurrence;

25.1.1.3.2	On an “occurrence” basis; and

25.1.1.3.3	Liability for property damage in the amount of three million dollars ($3,000,000) including contents coverage for all records maintained pursuant to this Contract.
26.0	PAYMENT BOND & IRREVOCABLE LETTER OF CREDIT
26.1	Within five (5) Business Days of Contract Execution, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount of $15,000,000.00. On or before January 2, 2006, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount representing one half of one month’s total Capitation Payment associated with the actual GHF lives in the Atlanta and Central Service Regions enrolled in Contractor’s plan. On or before July 1, 2006, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount representing one half of one month’s total Capitation Payment associated with the actual GHF lives in the Atlanta, Central, East, and North Service Regions enrolled in Contractor’s plan. On or before January 2, 2007, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in the amount representing one half of one month’s total Capitation Payment associated with the actual GHF lives in all Service Regions enrolled in Contractor’s plan. Thereafter, on or before January 2 of each succeeding year, Contractor shall obtain and maintain in force and effect an irrevocable letter of credit in an amount prescribed by DCH in its sole discretion, based upon the actual GHF lives in all Service Regions enrolled in Contractor’s plan. In lieu of the irrevocable letter of credit, Contractor may furnish a guarantee, in a form and amount which is acceptable to DCH in its sole discretion.
26.2	The irrevocable letter of credit shall be redeemed by DCH if the Contractor is (1) unable to perform the terms and conditions of the Contract, or if (2) the Contractor is terminated by default or bankruptcy, or under both conditions described at one (1) and two (2).
26.3	During the Contract period, Contractor shall obtain and maintain a payment bond or guarantee from an entity licensed to do business in the State of Georgia and acceptable to DCH with sufficient financial strength and creditworthiness to assume the payment obligations of Contractor in the event of a default in payment arising from bankruptcy, insolvency, or other cause. Said bond or guarantee shall be delivered to DCH within five (5) Business Days of Contract Execution and shall be in the amount of $5,000,000.00. On or before January 2, 2006, Contractor shall deliver to DCH a bond or guarantee in the amount of one month’s total Capitation Payment, based upon the actual GHF lives enrolled in Contractor’s plan. Said bond or guarantee shall be adjusted annually to reflect the actual GHF lives enrolled in Contractor’s plan as of January 1 of each year.
27.0	COMPLIANCE WITH ALL LAWS
27.1	NON-DISCRIMINATION
27.1.1	The Contractor agrees to comply with applicable federal and State laws, rules and regulations, and the State’s policy relative to nondiscrimination in employment practices because of political affiliation, religion, race, color, sex, physical handicap, age, or national origin including, but not limited to, Title VI of the Civil Rights Act of 1964, as amended; Title IX of the Education Amendments of 1972 as amended; the Age Discrimination Act of 1975, as amended; Equal Employment Opportunity (45 CFR 74 Appendix A (1), Executive Order 11246 and 11375) and the Americans with Disability Act of 1993 (including but not limited to 28 C.F.R. § 35.100 et seq.). Nondiscrimination in employment practices is applicable to employees for employment, promotions, dismissal and other elements affecting employment.
27.2	DELIVERY OF SERVICE AND OTHER FEDERAL LAWS
27.2.1	The Contractor agrees that all work done as part of this Contract will comply fully with applicable administrative and other requirements established by applicable federal and State laws and regulations and guidelines, including but not limited to section 1902(a)(7) of the Social Security Act and DCH Medicaid and PeachCare for Kids Policies and Procedures manuals, and assumes responsibility for full compliance with all such applicable laws, regulations, and guidelines, and agrees to fully reimburse DCH for any loss of funds or resources or overpayment resulting from non-compliance by Contractor, its staff, agents or Subcontractors, as revealed in subsequent audits. The provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. § 201 et seq.) and the rules and regulations as promulgated by the United States Department of Labor in Title XXIX of the Code of Federal Regulations are applicable to this Contract. Contractor shall agree to conform with such federal laws as affect the delivery of services under this Contract including but not limited to the Titles VI, VII, XIX, XXI of the Social Security Act, the Federal Rehabilitation Act of

1973, the Davis Bacon Act (40 U.S.C. § 276a et seq.), the Copeland Anti-Kickback Act (40 U.S.C. § 276c), the Clean Air Act (42 U.S.C. 7401 et seq.) and the Federal Water Pollution Control Act as Amended (33 U.S.C. 1251 et seq.); the Byrd Anti-Lobbying Amendment (31 U.S.C. 1352); and Debarment and Suspension (45 CFR 74 Appendix A (8) and Executive Order 12549 and 12689); the Contractor shall agree to conform to such requirements or regulations as the United States Department of Health and Human Services may issue from time to time. Authority to implement federal requirements or regulations will be given to the Contractor by DCH in the form of a Contract amendment.
27.2.2	The Contractor shall include notice of grantor agency requirements and regulations pertaining to reporting and patient rights under any contracts involving research, developmental, experimental or demonstration work with respect to any discovery or invention which arises or is developed in the course of or under such contract, and of grantor agency requirements and regulations pertaining to copyrights and rights in data.
27.2.3	The Contractor shall recognize mandatory standards and policies relating to energy efficiency which are contained in the State energy conservation plan issues in compliance with the Energy Policy and Conservation Act (Pub. L. 94-165).
27.3	COST OF COMPLIANCE WITH APPLICABLE LAWS
27.3.1	The Contractor agrees that it will bear any and all costs (including but not limited to attorneys’ fees, accounting fees, research costs, or consultant costs) related to, arising from, or caused by compliance with any and all laws, such as but not limited to federal and State statutes, case law, precedent, regulations, policies, and procedures. In the event of a disagreement on this matter, DCH’s determination on this matter shall be conclusive and not subject to Appeal.
27.4	GENERAL COMPLIANCE
27.4.1	Additionally, the Contractor agrees to comply and abide by all laws, rules, regulations, statutes, policies, or procedures that may govern the Contract, the Deliverables in the Contract, or either party’s responsibilities. To the extent that applicable laws, rules, regulations, statutes, policies, or procedures require the Contractor to take action or inaction, any costs, expenses, or fees associated with that action or inaction shall be borne and paid by the Contractor solely.
28.0	CONFLICT RESOLUTION
28.1	Any dispute concerning a question of fact or obligation related to or arising from this Contract that is not disposed of by mutual agreement shall be decided by the Contract Administrator who shall reduce his or her decision to writing and mail or otherwise furnish a copy to the Contractor. The written decision of the Contract Administrator shall be final and conclusive, unless the Contractor mails or otherwise furnishes a written Appeal to the Commissioner of DCH within ten (10) Calendar Days from the date of receipt of such decision. The decision of the Commissioner or his duly Authorized Representative for the determination of such Appeal shall be final and conclusive. In connection with any Appeal proceeding under this provision, the Contractor shall be afforded an opportunity to be heard and to offer evidence in support of its Appeal. Pending a final decision of a dispute hereunder, the Contractor shall proceed diligently with the performance of the Contract.
29.0	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE
29.1	No official or employee of the State of Georgia or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking or carrying out of the GHF program shall, prior to the completion of the project, voluntarily acquire any personal interest, direct or indirect, in this Contract or the proposed Contract.
29.2	The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, that would conflict in any material manner or degree with, or have a material adverse effect on the performance of its services hereunder. The Contractor further covenants that in the performance of the Contract no person having any such interest shall be employed.
29.3	All of the parties hereby certify that the provisions of O.C.G.A. §45-10-20 through §45-10-28, which prohibit and regulate certain transactions between State officials and employees and the State of Georgia, have not been violated and will not be violated in any respect throughout the term.
29.4	In addition, it shall be the responsibility of the Contractor to maintain independence and to establish necessary policies and procedures to assist the Contractor in determining if the actual Contractors performing work under this Contract have any impairments to their independence. To that end, the Contractor shall submit a written plan to DCH within five (5) Business Days of Contract Award in which it outlines its Impartiality and Independence Policies and Procedures relating to how it monitors and enforces Contractor and Subcontractor impartiality and independence. The Contractor further agrees to take all necessary actions to eliminate threats to impartiality and independence, including but not limited to reassigning, removing, or terminating Contractors or Subcontractors.
30.0	NOTICE
30.1	All notices under this Contract shall be deemed duly given upon delivery, if delivered by hand, or three (3) Calendar Days after posting, if sent by registered or certified mail, return receipt requested, to a party hereto at the addresses set forth below or to such other address as a party may designate by notice pursuant hereto.
For DCH:
Contract Administration:
_________________________________
Georgia Department of Community Health
2 Peachtree Street, NW — 35th Floor
Atlanta, GA 30303-3159
(404) 657-7793 – Phone
(404) 656-5537 – Fax
e-mail address:
Project Leader:
Kathy Driggers
Georgia Department of Community Health
2 Peachtree Street, NW – 37th Floor
Atlanta, GA 30303-3159
(404) 657-7793 – Phone
(404) 656-5537 – Fax
e-mail address:
For Contractor:
_________________________________
_________________________________
(404)
(404) — Fax
e-mail address
30.2	It shall be the responsibility of the Contractor to inform the Contract Administrator of any change in address in writing no later than five (5) Business Days after the change.
31.0	MISCELLANEOUS
31.1	CHOICE OF LAW OR VENUE
31.1.1	This Contract shall be governed in all respects by the laws of the State of Georgia. Any lawsuit or other action brought against DCH or the State based upon or arising from this Contract shall be brought in a court or other forum of competent jurisdiction in Fulton County in the State of Georgia.
31.2	ATTORNEY’S FEES
31.2.1	In the event that either party deems it necessary to take legal action to enforce any provision of this Contract, and in the event DCH prevails, the Contractor agrees to pay all expenses of such action including reasonable attorney’s fees and costs at all stages of litigation as awarded by the court, a lawful tribunal, hearing officer or administrative law judge. If the Contractor prevails in any such action, the court or hearing officer, at its discretion, may award costs and reasonable attorney’s fees to the Contractor. The term legal action shall be deemed to include administrative proceedings of all kinds, as well as all actions at law or equity.
31.3	SURVIVABILITY
31.3.1	The terms, provisions, representations and warranties contained in this Contract shall survive the delivery or provision of all services or Deliverables hereunder.
31.4	DRUG-FREE WORKPLACE
31.4.1	The Contractor shall certify to DCH that a drug-free workplace shall be provided for the Contractor’s employees during the performance of this Contract as required by the “Drug-Free Workplace Act”, O.C.G.A. § 50-24-1, et seq. and applicable federal law. The Contractor will secure from any Subcontractor hired to work in a drug-free workplace such similar certification. Any false certification by the Contractor or violation of such certification, or failure to carry out the requirements set forth in the code, may result in the Contractor being suspended, terminated or debarred from the performance of this Contract.
31.5	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT AND OTHER MATTERS
31.5.1	The Contractor certifies that it is not presently debarred, suspended, proposed for debarment or declared ineligible for award of contracts by any federal or State agency.
31.6	WAIVER
31.6.1	The waiver by DCH of any breach of any provision contained in this Contract shall not be deemed to be a waiver of such provision on any subsequent breach of the same or any other provision contained in this Contract and shall not establish a course of performance between the parties contradictory to the terms hereof.
31.7	FORCE MAJEURE

31.7.1	Neither party to this Contract shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include, but not be limited to, acts of God, strikes, riots, lockouts, acts of war, epidemics, fire, earthquakes, or other disasters.
31.8	BINDING
31.8.1	This Contract and all of its terms, conditions, requirements, and amendments shall be binding on DCH and the Contractor and their respective successors and permitted assigns.
31.9	TIME IS OF THE ESSENCE
31.9.1	Time is of the essence in this Contract. Any reference to “Days” shall be deemed Calendar Days unless otherwise specifically stated.
31.10	AUTHORITY
31.10.1	DCH has full power and authority to enter into this Contract, and the person acting on behalf of and signing for the Contractor has full authority to enter into this Contract, and the person signing on behalf of the Contractor has been properly authorized and empowered to enter into this Contract on behalf of the Contractor and to bind the Contractor to the terms of this Contract. Each party further acknowledges that it has had the opportunity to consult with and/or retain legal counsel of its choice, read this Contract, understands this Contract, and agrees to be bound by it.
31.11	ETHICS IN PUBLIC CONTRACTING
31.11.1	The Contractor understands, states, and certifies that it made its proposal to the RFP without collusion or fraud and that it did not offer or receive any kickbacks or other inducements from any other Contractor, supplier, manufacturer, or Subcontractor in connection with its proposal to the RFP.
31.12	CONTRACT LANGUAGE INTERPRETATION
31.12.1	The Contractor and DCH agree that in the event of a disagreement regarding, arising out of, or related to, Contract language interpretation, DCH’s interpretation of the Contract language in dispute shall control and govern. DCH’s interpretation of the Contract language in dispute shall not be subject to Appeal under any circumstance.
31.13	ASSESSMENT OF FEES
31.13.1	The Contractor and DCH agree that DCH may elect to deduct any assessed fees from payments due or owing to the Contractor or direct the Contractor to make payment directly to DCH for any and all assessed fees. The choice is solely and strictly DCH’s choice.

31.14	COOPERATION WITH OTHER CONTRACTORS
31.14.1	In the event that DCH has entered into, or enters into, agreements with other contractors for additional work related to the services rendered hereunder, the Contractor agrees to cooperate fully with such other contractors. The Contractor shall not commit any act that will interfere with the performance of work by any other contractor.
31.14.2	Additionally, if DCH eventually awards this Contract to another contractor, the Contractor agrees that it will not engage in any behavior or inaction that prevents or hinders the work related to the services contracted for in this Contract. In fact, the Contractor agrees to submit a written turn-over plan and/or transition plan to DCH within thirty (30) Days of receiving the Department’s intent to terminate letter. The Parties agree that the Contractor has not successfully met this obligation until the Department accepts its turn-over plan and/or transition plan.
31.14.3	The Contractor’s failure to cooperate and comply with this provision, shall be sufficient grounds for DCH to halt all payments due or owing to the Contractor until it becomes compliant with this or any other contract provision. DCH’s determination on the matter shall be conclusive and not subject to Appeal.
31.15	SECTION TITLES NOT CONTROLLING
31.15.1	The Section titles used in this Contract are for reference purposes only and shall not be deemed a part of this Contract.
31.16	LIMITATION OF LIABILITY/EXCEPTIONS
31.16.1	Nothing in this Contract shall limit the Contractor’s indemnification liability or civil liability arising from, based on, or related to claims brought by DCH or any third party or any claims brought against DCH or the State by a third party or the Contractor.
31.17	COOPERATION WITH AUDITS
31.17.1	The Contractor agrees to assist and cooperate with the Department in any and all matters and activities related to or arising out of any audit or review, whether federal, private, or internal in nature, at no cost to the Department.
31.17.2	The parties also agree that the Contractor shall be solely responsible for any costs it incurs for any audit related inquiries or matters. Moreover, the Contractor may not charge or collect any fees or compensation from DCH for any matter, activity, or inquiry related to, arising out of, or based on an audit or review.

31.18	HOMELAND SECURITY CONSIDERATIONS
31.18.1	The Contractor shall perform the services to be provided under this Contract entirely within the boundaries of the United States. Also, the Contractor will not hire any individual to perform any services under this Contract if that individual is required to have a work visa approved by the U.S. Department of Homeland Security and such individual has not met this requirement.
31.18.2	If the Contractor performs services, or uses services, in violation of the foregoing paragraph, the Contractor shall be in material breach of this Contract and shall be liable to the Department for any costs, fees, damages, claims, or expenses it may incur. Additionally, the Contractor shall be required to hold harmless and indemnify DCH pursuant to the indemnification provisions of this Contract.
31.18.3	The prohibitions in this Section shall also apply to any and all agents and Subcontractors used by the Contractor to perform any services under this Contract.
31.19	PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED
31.19.1	The Contractor shall not knowingly have a relationship with an individual, or an affiliate of an individual, who is debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under regulations issued under Executive Order No. 12549 or under guidelines implementing Executive Order No. 12549. For the purposes of this Section, a “relationship” is described as follows:
31.19.1.1	A director, officer or partner of the Contractor;
31.19.1.2	A person with beneficial ownership of five percent (5%) or more of the Contractor entity; and
31.19.1.3	A person with an employment, consulting or other arrangement with the Contractor’s obligations under its Contract with the State.
31.20	OWNERSHIP AND FINANCIAL DISCLOSURE
31.20.1	The Contractor shall disclose financial statements for each person or corporation with an ownership or control interest of five percent (5%) or more in the Contractor’s entity for the prior twelve (12) month period. For the purposes of this Section, a person or corporation with an ownership or control interest shall mean a person or corporation:
31.20.1.1	That owns directly or indirectly five percent (5%) or more of the Contractor’s capital or stock or received five percent (5%) or more of its profits;

31.20.1.2	That has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the Contractor or by its property or assets, and that interest is equal to or exceeds five percent (5%) of the total property and assets of the Contractor; and
31.20.1.3	That is an officer or director of the Contractor (if it is organized as a corporation) or is a partner in the Contractor’s organization (if it is organized as a partnership).
32.0	AMENDMENT IN WRITING
32.1	No amendment, waiver, termination or discharge of this Contract, or any of the terms or provisions hereof, shall be binding upon either party unless confirmed in writing. None of the Solicitation Documents may be modified or amended, except by writing executed by both parties. Additionally, CMS approval may be required before any such amendment is effective. DCH will determine, in its sole discretion, when such CMS approval is required. Any agreement of the parties to amend, modify, eliminate or otherwise change any part of this Contract shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.
33.0	CONTRACT ASSIGNMENT
33.1	Contractor shall not assign this Contract, in whole or in part, without the prior written consent of DCH, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.
34.0	SEVERABILITY
34.1	Any section, subsection, paragraph, term, condition, provision, or other part of this Contract that is judged, held, found or declared to be voidable, void, invalid, illegal or otherwise not fully enforceable shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.
35.0	COMPLIANCE WITH AUDITING AND REPORTING REQUIREMENTS FOR NONPROFIT ORGANIZATIONS (O.C.G.A. § 50-20-1 ET SEQ.)

35.1	The Contractor agrees to comply at all times with the provisions of the Federal Single Audit Act (hereinafter called the Act) as amended from time to time, all applicable implementing regulations, including but not limited to any disclosure requirements imposed upon non-profit organizations by the Georgia Department of Audits as a result of the Act, and to make complete restitution to DCH of any payments found to be improper under the provisions of the Act by the Georgia Department of Audits, the Georgia Attorney General’s Office or any of their respective employees, agents, or assigns.
36.0	ENTIRE AGREEMENT
36.1	This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or contracts. No written or oral agreements, representatives, statements, negotiations, understandings, or discussions that are not set out, referenced, or specifically incorporated in this Contract shall in any way be binding or of effect between the parties.
(Signatures on following page)

SIGNATURE PAGE
     IN WITNESS WHEREOF, the parties state and affirm that they are duly authorized to bind the respected entities designated below as of the day and year indicated.
GEORGIA DEPARTMENT OF COMMUNITY HEALTH

/s/ Tim Burgess	7/18/05

Tim Burgess, Commissioner	Date

DOAS STATE PURCHASING REPRESENTATIVE

/s/ Anne Maize	7-18-05

Anne Maize	Date

WellCare of Georgia, Inc.

CONTRACTOR NAME

BY:	/s/ Todd S. Farha	July 15, 2005

	Signature	Date

Todd S. Farha

Print/Type Name

President and CEO	SEAL

TITLE	AFFIX CORPORATE SEAL HERE
(Corporations without a seal, attach a
Certificate of Corporate Resolution)

ATTEST:	/s/ Thaddeus Bereday

**SIGNATURE

Secretary

TITLE

*	Must be President, Vice President, CEO or other authorized officer

**	Must be Corporate Secretary

ADDENDUM TO CONTRACT No. 0654
Notwithstanding any provision of the Contractor’s proposal to the contrary, the Contractor shall use distance/mileage criteria for Auto-Assignment of members to a PCP.
Notwithstanding any provision of the Contractor’s proposal to the contrary, the Contractor’s Web site shall be established and accessible to DCH, Providers, and Members on or before January 1, 2006.
Notwithstanding any provision of the Contractor’s proposal to the contrary, the Contractor must provide the capability for Electronic Funds Transfer (EFT) for payment of Claims to Providers on or before January 1, 2006.

ATTACHMENT A
DRUG FREE WORKPLACE CERTIFICATE
U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES (HHS)
CERTIFICATION REGARDING DRUG-FREE WORKPLACE REQUIREMENTS
GRANTEES OTHER THAN INDIVIDUALS
By signing and/or submitting this application or grant agreement, the grantee is providing the certification set out below.
This certification is required by regulations implementing the Drug-Free Workplace Act of 1988, 45 CFR Part 76, Subpart F. The regulations, published in the January 31, 1989 Federal Register, require certification by grantees that they will maintain a drug-free workplace. The certification set out below is a material representation of fact upon which reliance will be placed when HHS makes a determination regarding the award of the grant. False certification or violation of the certification shall be grounds for suspension of payments, suspension or termination of grants, or government-wide suspension or debarment.
The grantee certifies that it will provide a drug-free workplace by:
1.	Publishing a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the grantee’s workplace and specifying the actions that will be taken against employees for violation of such prohibition;

2.	Establishing a drug-free awareness program to inform employees about:
a)	The dangers of drug abuse in the workplace;

b)	The grantee’s policy of maintaining a drug-free workplace;

c)	Any available drug counseling, rehabilitation, and employee assistance programs; and

d)	The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;
3.	Making it a requirement that each employee who will be engaged in the performance of the grant be given a copy of the statement required by paragraph 1;
4.	Notifying the employee in the statement required by paragraph 1 that, as a Condition of employment under the grant, the employee will:
a)	Abide by the terms of the statement; and

b)	Notify the employer of any criminal drug statute conviction for a violation occurring in the workplace no later than five Days after such conviction;

5.	Notifying the agency within ten Days after receiving notice under subparagraph 4. b) from an employee or otherwise receiving actual notice of such conviction;
6.	Taking one of the following actions, within 30 Days of receiving notice under subparagraph 4. b), with respect to any employee who is so convicted;
a)	Taking appropriate personnel action against such an employee, up to and including termination; or

b)	Requiring such employee to participate satisfactorily in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, State, or local health, law enforcement, or other appropriate agency;
7.	Making a good faith effort to continue to maintain a drug-free workplace through implementation of paragraphs 1, 2, 3, 4, 5, and 6.

WellCare of Georgia, Inc.

Contractor

/s/ Todd S. Farha	July 15, 2005

Signature	Date

ATTACHMENT B
CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED
DEBARMENT, AND OTHER RESPONSIBILITY MATTERS
Federal Acquisition Regulation 52.209-5, Certification Regarding Debarment,
Suspension, Proposed Debarment, and Other Responsibility Matters (March 1996)
(a) (1) The Contractor certifies, to the best of its knowledge and belief, that—
(i)	The Contractor and/or any of its Principals—
A.	Are ☐ are not☑ presently debarred, suspended, proposed for debarment, or declared ineligible for award of Contracts by any Federal agency;

B.	Have ☐ have not☑ within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of Fraud or criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, State, or local) Contract or subcontract; violation of federal or State antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, evasion, or receiving stolen property; and

C.	Are ☐ are not ☑ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.
(ii)	The Contractor has ☐ has not ☑ within a three-year period preceding this offer, had one or more Contracts terminated for default by any federal agency.

(2)	“Principals,” for purposes of this certification, means officers, directors, owners, partners, and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment; and similar positions).
This certification concerns a matter within the jurisdiction of an Agency of the United States and the making of a false, fictitious, or Fraudulent certification may render the maker subject to prosecution under 18 U.S.C. § 1001.
(b)	The Contractor shall provide immediate written notice to the Contracting Officer if, at any time prior to Contract Award, the Contractor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)	A certification that if any of the items in paragraph (a) of this provision exist will not necessarily result in Withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Contractor’s responsibility. Failure of the Contractor to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Contractor non-responsible.
(d)	Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Contractor is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.
(e)	The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Contractor knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the Contract resulting from this solicitation for default.
Contractor:

By:	Todd S. Farha

	/s/ Todd S. Farha	July 15, 2005

	Signature	Date

Todd S. Farha, President and CEO

Name and Title

ATTACHMENT C
GEORGIA DEPARTMENT OF COMMUNITY HEALTH
NONPROFIT ORGANIZATION DISCLOSURE FORM
Notice to all DCH Contractors: Pursuant to Georgia law, nonprofit organizations that receive funds from a State organization must comply with audit requirements as specified in O.C.G.A. § 50-20-1 et seq. (hereinafter “the Act”) to ensure appropriate use of public funds. “Nonprofit Organization” means any corporation, trust, association, cooperative, or other organization that is operated primarily for scientific, educational, service, charitable, or similar purposes in the public interest; is not organized primarily for profit; and uses its net proceeds to maintain, improve or expand its operations. The term nonprofit organization includes nonprofit institutions of higher education and hospitals. For financial reporting purposes, guidelines issued by the American Institute of Certified Public Accountants should be followed in determining nonprofit status.
The Department of Community Health (DCH) must report Contracts with nonprofit organizations to the Department of Audits and must ensure compliance with the other requirements of the Act. Prior to execution of any Contract, the potential Contractor shall complete this form disclosing its corporate status to DCH. This form must be returned, along with proof of corporate status, to: Elvina Calland, Director, Contract and Procurement Administration, Georgia Department of Community Health, 35th Floor, 2 Peachtree Street, N.W., Atlanta, Georgia 30303-3159.
Acceptable proof of corporate status includes, but is not limited to, the following documentation:
•	Financial statements for the previous year;
•	Employee list;
•	Employee salaries;
•	Employees’ reimbursable expenses; and
•	Corrective action plans.
Entities that meet the definition of nonprofit organization provided above and are subject the requirements of the Act will be contacted by DCH for further information.

COMPANY NAME: WellCare of Georgia, Inc.

ADDRESS: 8725 Henderson Road, Renaissance One
Tampa, Florida 33634

PHONE: (813) 290-6353	FAX: (813) 290-6210

CORPORATE STATUS: (check one)	For Profit ☒	Non-Profit ☐
I, the undersigned duly Authorized Representative of
WellCare of Georgia, Inc. do hereby attest that the above
information is true and correct to the best of my knowledge.

/s/ Todd S. Farha	July 15, 2005

Signature	Date

ATTACHMENT D
STATE OF GEORGIA
THE GEORGIA DEPARTMENT OF COMMUNITY HEALTH
2 PEACHTREE STREET, N.W.
ATLANTA, GEORGIA 30303-3159
CONFIDENTIALITY STATEMENT
FOR SAFEGUARDING INFORMATION
I, the undersigned, understand, and by my signature agree to comply with Federal and State requirements (References: 42 CFR 431.300 – 431.306. Chapter 350-5 of Rules of Georgia Department of Community Health) regarding the safeguarding of Medicaid information in my possession, including but not limited to information which is electronically obtained from the Medicaid Management Information System (MMIS) while performing Contractual services with the Department of Community Health, its Agents or Contractors.

Individual’s Name: (typed or printed): Todd S. Farha

Signature:	/s/ Todd S. Farha	Date: July 15, 2005

Telephone No.:	(813) 290-6353

Company or Agency Name and Address:	WellCare of Georgia, Inc.
8725 Henderson Road, Ren One
Tampa, Florida 33634

ATTACHMENT E
BUSINESS ASSOCIATE AGREEMENT
                    This Business Associate Agreement (hereinafter referred to as “Agreement”), effective this 15th day of July, 2005 is made and entered into by and between the Georgia Department of Community Health (hereinafter referred to as “DCH”) and WellCare of Georgia, Inc. (hereinafter referred to as “Contractor”) as Amendment No.One to Contract No. 0654 between DCH and Contractor dated July 15, 2005 (“Contract”).
                    WHEREAS, DCH is required by the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”), to enter into a Business Associate Agreement with certain entities that provide functions, activities, or services involving the use of Protected Health Information (“PHI”);
                    WHEREAS, Contractor, under Contract No. 0654 (hereinafter referred to as “Contract”), may provide functions, activities, or services involving the use of PHI;
                    NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DCH and Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:
1.	Terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the Privacy Rule, published as the Standards for Privacy of Individually Identifiable Health Information in 45 CFR Parts 160 and 164 (“Privacy Rule”):

2.	Except as limited in this Agreement, Contractor may use or disclose PHI only to extent necessary to meet its responsibilities as set forth in the Contract provided that such use or disclosure would not violate the Privacy Rule if done by DCH.

3.	Unless otherwise required by Law, Contractor agrees:
A.	That it will not request, create, receive, use or disclose PHI other than as permitted or required by this Agreement or as required by law.

B.	To establish, maintain and use appropriate safeguards to prevent use or disclosure of the PHI other than as provided for by this Agreement.

C.	To mitigate, to the extent practicable, any harmful effect that is known to Contractor of a use or disclosure of PHI by Contractor in violation of the requirements of this Agreement.

D.	That its Agents or Subcontractors are subject to the same obligations that apply to Contractor under this Agreement and Contractor agrees to ensure that its Agents or Subcontractors comply with the Conditions, restrictions, prohibitions and other limitations regarding the request for, creation, receipt, use or disclosure of PHI, that are applicable to Contractor under this Agreement.

E.	To report to DCH any use or disclosure of PHI that is not provided for by this Agreement of which it becomes aware. Contractor agrees to make such report to DCH in writing in such form as DCH may require within twenty-four (24) hours after Contractor becomes aware.

F.	To make any amendment(s) to PHI in a Designated Record Set that DCH directs or agrees to pursuant to 45 CFR 164.526 at the request of DCH or an Individual, within five (5) Business Days after request of DCH or of the Individual. Contractor also agrees to provide DCH with written confirmation of the amendment in such format and within such time as DCH may require.

G.	To provide access to PHI in a Designated Record Set, to DCH upon request, within five (5) Business Days after such request, or, as directed by DCH, to an Individual. Contractor also agrees to provide DCH with written confirmation that access has been granted in such format and within such time as DCH may require.

H.	To give DCH, the Secretary of the U.S. Department of Health and Human Services (the “Secretary”) or their designees access to Contractor’s books and records and policies, practices or procedures relating to the use and disclosure of PHI for or on behalf of DCH within five (5) Business Days after DCH, the Secretary or their designees request such access or otherwise as DCH, the Secretary or their designees may require. Contractor also agrees to make such information available for review, inspection and copying by DCH, the Secretary or their designees during normal business hours at the location or locations where such information is maintained or to otherwise provide such information to DCH, the Secretary or their designees in such form, format or manner as DCH, the Secretary or their designees may require.

I.	To document all disclosures of PHI and information related to such disclosures as would be required for DCH to respond to a request by an Individual or by the Secretary for an accounting of disclosures of PHI in accordance with the requirements of the Privacy Rule.

J.	To provide to DCH or to an Individual, information collected in accordance with Section 3. I. of this Agreement, above, to permit DCH to respond to a request by an Individual for an accounting of disclosures of PHI as provided in the Privacy Rule.

4.	Unless otherwise required by Law, DCH agrees:

That it will notify Contractor of any new limitation in DCH’s Notice of Privacy Practices in accordance with the provisions of the Privacy Rule if, and to the extent that, DCH determines in the exercise of its sole discretion that such limitation will affect Contractor’s use or disclosure of PHI.

That it will notify Contractor of any change in, or revocation of, permission by an Individual for DCH to use or disclose PHI to the extent that DCH determines in the exercise of its sole discretion that such change or revocation will affect Contractor’s use or disclosure of PHI.

That it will notify Contractor of any restriction regarding its use or disclosure of PHI that DCH has agreed to in accordance with the Privacy Rule if, and to the extent that, DCH determines in the exercise of its sole discretion that such restriction will affect Contractor’s use or disclosure of PHI.

5.	The Term of this Agreement shall be effective as of July 15, 2005, and shall terminate when all of the PHI provided by DCH to Contractor, or created or received by Contractor on behalf of DCH, is destroyed or returned to DCH, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.
A.	Termination for Cause. Upon DCH’s knowledge of a material breach by Contractor, DCH will either:
(1)	Provide an opportunity for Contractor to cure the breach or end the violation, and terminate this Agreement if Contractor does not cure the breach or end the violation within the time specified by DCH;

(2)	Immediately terminate this Agreement if Contractor has breached a material term of this Agreement and cure is not possible; or

(3)	If neither termination nor cure is feasible, DCH will report the violation to the Secretary.
B.	Effect of Termination.

Except as provided in paragraph (A.) (2) of this Section, upon termination of this Agreement, for any reason, Contractor shall return or destroy all PHI received from DCH, or created or received by Contractor on behalf of DCH. This provision shall apply to PHI that is in the possession of Subcontractors or Agents of Contractor. Neither Contractor nor its Agents nor Subcontractors shall retain copies of the PHI.
(1)	In the event that Contractor determines that returning or destroying the PHI is not feasible, Contractor shall send DCH detailed written notice of the specific reasons why it believes such return or destruction not feasible and the factual basis for such determination, including the existence of any Conditions or circumstances which make such return or disclosure infeasible. If DCH determines, in the exercise of its sole discretion, that the return or destruction of such PHI is not feasible, Contractor agrees that it will limit its further use or disclosure of PHI only to those purposes DCH may, in the exercise of its sole discretion, deem to be in the public interest or necessary for the protection of such PHI, and will take such additional action as DCH may require for the protection of patient privacy or the safeguarding, security and protection of such PHI.
(2)	If neither termination nor cure is feasible, DCH will report the violation to the Secretary.

(3)	Section 5. B. of this Agreement, regarding the effect of termination or expiration, shall survive the termination of this Agreement.
C.	Conflicting Termination Provisions.

In the event of conflicting termination provisions or requirements, with respect to PHI, the termination provisions of Section 5 in this Business Associate Agreement shall control and supercede and control those in the underlying Contract.
6.	Interpretation. Any ambiguity in this Agreement shall be resolved to permit DCH to comply with applicable Medicaid laws, rules and regulations, and the Privacy Rule, and any rules, regulations, requirements, rulings, interpretations, procedures or other actions related thereto that are promulgated, issued or taken by or on behalf of the Secretary; provided that applicable Medicaid laws, rules and regulations and the laws of the State of Georgia shall supercede the Privacy Rule if, and to the extent that, they impose additional requirements, have requirements that are more stringent than or have been interpreted to provide greater protection of patient privacy or the security or safeguarding of PHI than those of HIPAA and its Privacy Rule.

7.	All other terms and Conditions contained in the Contract and any amendment thereto, not amended by this Amendment, shall remain in full force and effect.
Signatures on following page

SIGNATURE PAGE

Individual’s Name: (typed or printed): Todd S. Farha

*Signature:	/s/ Todd S. Farha	Date: July 15, 2005

Title: President and Chief Executive Officer

Telephone No.: (813) 290-6353	Fax No. (813) 290-6210

Company or Agency Name and Address:	WellCare of Georgia, Inc.
8725 Henderson Road, Ren One
Tampa, Florida 33634

*	Must be President, Vice President, CEO or other authorized officer

**	Must be Corporate Secretary

ATTACHMENT F
VENDOR LOBBYLIST DISCLOSURE AND REGISTRATION
CERTIFICATION FORM
Pursuant to Executive Order Number 10.01.03.01 (the “Order”), which was signed by Governor Sonny Perdue on October 1, 2003, Contractors with the State are required to complete this form. The Order requires “Vendor Lobbyists,” defined as those who lobby State officials on behalf of businesses that seek a Contract to sell goods or services to the State or those who oppose such a Contract, to certify that they have registered with the State Ethics Commission and filed the disclosures required by Article 4 of Chapter 5 of Title 21 of the Official Code of Georgia Annotated. Consequently, every vendor desiring to enter into a Contract with the State must complete this certification form. False, incomplete, or untimely registration, disclosure, or certification shall be grounds for termination of the award and Contract and may cause recoupment or refund actions against Contractor.
In order to be in compliance with Executive Order Number 10.01.03.01, please complete this Certification Form by designating only one of the following:
ú	Contractor does not have any lobbyist employed, retained, or affiliated with the Contractor who is seeking or opposing Contracts for it or its clients. Consequently, Contractor has not registered anyone with the State Ethics Commission as required by Executive Order Number 10.01.03.01 and any of its related rules, regulations, policies, or laws.

ú	Contractor does have lobbyist(s) employed, retained, or affiliated with the Contractor who are seeking or opposing Contracts for it or its clients. The lobbyists are:

Hunter Towns

Charles Tanksley

Contractor states, represents, warrants, and certifies that it has registered the above named lobbyists with the State Ethics Commission as required by Executive Order Number 10.01.03.01 and any of its related rules, regulations, policies, or laws.
Signatures on the following page

SIGNATURE PAGE

WellCare of Georgia, Inc.	July 15, 2005

Contractor	Date

/s/ Todd S. Farha	President and CEO
Signature	Title of Signatory

ATTACHMENT G
PAYMENT BOND AND
IRREVOCABLE LETTER OF CREDIT
Signatures on the following page

SIGNATURE PAGE
Signed and sealed this______day of ___________________________ in the presence of:

Seal
	Witness	Contractor

Title

Seal
	Witness	Surety

By:

Title

COUNTERSIGNED

By:

ATTACHMENT H
RESERVED

ATTACHMENT I
NOTICE OF YOUR RIGHT TO A HEARING
You have the right to a hearing about this decision. To have a hearing, you must ask for one in writing. You should send a copy of the attached letter in thirty (30) Days or less from the date that the notice of action is mailed to this address:
Department of Community Health
Legal Services Section
Division of Medical Assistance
Two Peachtree Street, NW-40th Floor
Atlanta, Georgia 30303-3159
If you want to keep your services, you must send a written request for a hearing before the date that your services change.
The Office of State Administrative Hearings will notify you of the time, place and date of your hearing. An Administrative Law Judge will hold the hearing. In the hearing, you may speak for yourself or let a friend or family member speak for you. You also may ask a lawyer to help you. You may be able to get legal help at no cost. If you want a lawyer to help you, you may call one of these numbers:

1.	Georgia Legal Services Program	2.	Georgia Advocacy Office
	1-800-498-9469		1-800-537-2329
	(Statewide legal services, EXCEPT		(Statewide advocacy for persons
	for the counties served by Atlanta		with disabilities or
	Legal Aid)		mental illness)

3.	Atlanta Legal Aid	4.	State Ombudsman Office
	404-377-0701 (Dekalb/Gwinnett Counties)		1-888-454-5826
	770-528-2565 (Cobb County)		(Nursing Home or Personal
	404-524-5811 (Fulton County) 404-669-0233 (So. Fulton/Clayton County)		Care Home)
You may also ask for free mediation services by calling 404-657-2806. Mediation is another way to solve problems without a hearing. If you cannot solve the problem with mediation, you still have the right to a hearing.

ATTACHMENT J
MAP OF SERVICE REGIONS/LIST OF COUNTIES BY SERVICE REGIONS

Atlanta	Central	East	North	SE	SW
Barrow	Baldwin	Burke	Banks	Appling	Atkinson
Bartow	Bibb	Columbia	Catoosa	Bacon	Baker
Butts	Bleckley	Emanuel	Chattooga	Brantley	Ben Hill
Carroll	Chattahoochee	Glascock	Clarke	Bryan	Berrien
Cherokee	Crawford	Greene	Dade	Bulloch	Brooks
Clayton	Crisp	Hancock	Dawson	Camden	Calhoun
Cobb	Dodge	Jefferson	Elbert	Candler	Clay
Coweta	Dooly	Jenkins	Fannin	Charlton	Clinch
DeKalb	Harris	Lincoln	Floyd	Chatham	Coffee
Douglas	Heard	McDuffie	Franklin	Effingham	Colquitt
Fayette	Houston	Putnam	Gilmer	Evans	Cook
Forsyth	Jones	Richmond	Gordon	Glynn	Decatur
Fulton	Lamar	Screven	Habersham	Jeff Davis	Dougherty
Gwinnett	Laurens	Taliaferro	Hall	Liberty	Early
Haralson	Macon	Warren	Hart	Long	Echols
Henry	Marion	Washington	Jackson	McIntosh	Grady
Jasper	Meriwether	Wilkes	Lumpkin	Montgomery	Irwin
Newton	Monroe		Madison	Pierce	Lanier
Paulding	Muscogee		Morgan	Tattnall	Lee
Pickens	Peach		Murray	Toombs	Lowndes
Rockdale	Pike		Oconee	Ware	Miller
Spalding	Pulaski		Oglethorpe	Wayne	Mitchell
Walton	Talbot		Polk		Quitman
	Taylor		Rabun		Randolph
	Telfair		Stephens		Seminole
	Treutlen		Towns		Schley
	Troup		Union		Stewart
	Twiggs		Walker		Sumter
	Upson		White		Terrell
	Wheeler		Whitfield		Thomas
	Wilcox				Tift
	Wilkinson				Turner
	Johnson				Webster
Worth

ATTACHMENT K
APPLICABLE CO-PAYMENTS
Children under age twenty-one (21), pregnant women, nursing facility residents and Hospice care Members are exempted from co-payments.
There are no co-payments for family planning services and for emergency services except as defined below.
Services can not be denied to anyone based on the inability to pay these co-payments.

Service	Additional Exceptions	Co-Pay Amount
Ambulatory Surgical Centers		A $3 co-payment to be deducted from the surgical procedure code billed. In the case of multiple surgical procedures, only one $3 amount will be deducted per date of service.

FQHC/RHCs		A $2 co-payment on all FQHC and RHC.

Outpatient		A $3 member co-payment is required on all non-emergency outpatient hospital visits

Inpatient	Members who are admitted from an emergency department or following the receipt of urgent care or are transferred from a different hospital, from a skilled nursing facility, or from another health facility are exempted from the inpatient co-payment.	A co-payment of $12.50 will be imposed on hospital inpatient services

Emergency Department		A $6 co-payment will be imposed if the Condition is not an Emergency Medical Condition

Oral Maxiofacial Surgery		A $2 Member co-payment will be imposed on all evaluation and management procedure codes (99201 – 99499) billed by oral surgeons.

Prescription Drugs

		Drug Cost:	Co-pay Amount

		<$10.01	$ .50

		$10.01 — $25.00	$1.00

		$25.01 — $50.00	$2.00

		>$50.01	$3.00

ATTACHMENT L
INFORMATION MANAGEMENT AND SYSTEMS
(Published under separate cover)

Attachment L.1 – L.4	Part 1 of 3

Attachment L.5 – L.6 (excluding L.5.8 & L.5.9)	Part 2 of 3

Attachment L.5.8 – L.5.9	Part 3 of 3